As filed with the U.S. Securities and Exchange Commission on June 29, 2023.

Registration No.  333-269684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.3 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEBUS INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

25/F, UK Center, EFC, Yuhang District

Hangzhou, China 311121

Tel: + 86(571) 58000026

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fang Liu, Esq.	Lawrence Venick, Esq.
VCL Law LLP	Loeb & Loeb LLP
1945 Old Gallows Road, Suite 630	2206-19 Jardine House
Vienna, VA 22182	1 Connaught Place
(703) 919-7285	Central, Hong Kong SAR 852-3923-1111

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)                               Dated June 29, 2023

4,000,000 Ordinary Shares

WEBUS INTERNATIONAL LIMITED

This is the initial public offering of the Ordinary Shares of Webus International Limited, a Cayman Islands exempted company. We are offering 4,000,000 Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”), on a firm commitment basis, (assuming a mid-point per share price of $5.00 per share).  We expect the initial public offering price of the Ordinary Shares to be between $4.00 and $6.00 per share.  Currently, no public market exists for our Ordinary Shares.  We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WETO.” We will not complete this offering unless we are so listed.

We are an “emerging growth company,” as that term is used in the Jumpstarts Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

We are, and following the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Zheng Jiahua, the chairman of our board of directors and his son, Mr. Zheng Nan our chief executive officer, will beneficially own 81.5% of our then issued and outstanding Ordinary Shares. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this offering.

On March 10, 2023, we issued an aggregate of 30,000,000 Ordinary Shares to each of the existing shareholders on a pro-rata basis. The additional issuance increased the number of issued and outstanding Ordinary Shares from 5,000,000 Ordinary Shares to 35,000,000 Ordinary Shares.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Webus International Limited (“Webus”, “we”, or the “Company”) is a Cayman Islands exempted company without any operation and our operations are conducted by (1) our wholly owned subsidiary Wetour Travel Tech, LLC in the United States; and (2) through 50% equity interest held by Zhejiang Xinjieni Technology Co., Ltd. (“WFOE”) in Zhejiang Youba Technology Co., Ltd., a limited liability company established under PRC law (the “VIE” or “Youba Tech”) and as beneficiary of the remaining 50% interests in Youba Tech through contractual arrangements with Youba Tech and Individual Registered Shareholders (“50% VIE Interests”). VIE interests are not considered as equal to equity interest and, this structure involves unique risks to investors. See “Risk Factors— Risks Related to Doing Business in China —Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations; — Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operation, decrease the value of our Ordinary Shares and limit the legal protections available to us, and — The Chinese legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us.”

In addition, the VIE is consolidated for accounting purpose only and Webus owns 50% equity interests and 50% VIE Interests in the VIE. Webus is not a Chinese operating company and does not conduct operations directly. PRC laws, regulations, and rules restrict and impose conditions on foreign investment in certain types of business, including value added telecommunication business, and we therefore operate these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies where foreign investors are restricted by Chinese law from holding more than 50% equity interests in the operating companies. For a summary of these contractual arrangements, see “Corporate History and Structure — Contractual Arrangements with the VIE and Individual Registered Shareholders.” Investors are purchasing equity interests in Webus, the Cayman Islands exempted company, and are not purchasing, and may never directly hold, equity interests in the VIE. As used in this prospectus, “we,” “us,” or “our” refers to Webus and its subsidiaries and do not include the VIE and its subsidiary.

Our corporate structure is subject to risks relating to our contractual arrangements with the VIE and its individual shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIE or forfeit our rights under the contractual arrangements. Webus and investors in the Ordinary Shares face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE and, consequently, significantly affect the financial condition and results of operations of Webus. If we are unable to claim our right to control the assets of the VIE, the Ordinary Shares may decline in value as we hold 50% equity interests and 50% VIE Interests in the VIE. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and the Ordinary Shares may significantly decline in value. See “Risk Factors — Risks Related to Corporate Structure.”

There are legal and operational risks associated with being based in and having all operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. The VIE and its PRC subsidiary are located in China, and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to listings in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange as the VIE and its PRC subsidiary hold far less than one million users’ personal information. The VIE and its PRC subsidiary provide customized car rental services and travel-related services and we believe the new data security or anti-monopoly laws and regulations in China do not apply to the Company, its subsidiaries, the VIE and its PRC subsidiary. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in the operations of the VIE and its PRC subsidiary and the value of our Ordinary Shares and could significantly limit our ability to offer our Ordinary Shares to investors or cause the value of our Ordinary Shares to significantly decline.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making a subsequent overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, which came into effect on March 31, 2023 with the New Overseas Listing Rules. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect offering and listing in overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on substance over form basis. As of the date of this prospectus, we meet the conditions that will be determined as indirect offering and listing in overseas market and, based on AllBright’s advice, we are subject to filing requirement pursuant to the New Overseas Listing Rules, and, this offering and our listing on Nasdaq are therefore contingent on the completion of the filing procedures with the CSRC prior to our listing on Nasdaq. As we are required to file with the CSRC before the completion of this offering and may be required to obtain approval from any other PRC governmental authorities, if we cannot complete the filing with the CSRC in compliance with the New Overseas Listing Rules prior to our listing on Nasdaq, the CSRC may order rectification, issue warnings, and impose a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. Currently, Webus is preparing the filing documents for the filing under the New Overseas Listing Rules (the “Filing Documents”), and we will reasonably arrange the timing of filing applications in order to comply with our obligations under the New Overseas Listing Rules. The content of our Filing Documents needs to be reviewed by the CSRC.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer our Ordinary Shares, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our Ordinary Shares to significantly decline in value.

See “Risk Factors — Risks Related to Doing Business in China.”

Our auditor, Marcum Asia CPAs LLP (formerly Marcum Bernstein & Pinchuk LLP), an independent registered public accounting firm headquartered in the United States , was not included in the determinations made by the Public Company Accounting Oversight Board (United States), or the PCAOB, on December 16, 2021. Additionally, on August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (“MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. Although we believe that the Holding Foreign Companies Accountable Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The VIE and its PRC subsidiary mainly conduct design, marketing, operation, and research and development activities in China, and we hold 50% equity interests and 50% VIE Interests in the VIE. As a result, almost all of the sales revenues are received by the VIE and its PRC subsidiary. Transfers of funds among the WFOE, the VIE and its PRC subsidiary are free of restrictions. Remittances of funds from the WFOE, the VIE and its PRC subsidiary to Webus are subject to review and conversion of Renminbi Yuan (“RMB”) to U.S. Dollar (“$”) through banks in China, which represents the State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities. Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements with the banks. We have not declared or paid dividends in the past, nor any dividends or distributions were made by subsidiaries to us. Furthermore, as of the date of this prospectus, no transfers, dividends, or distributions have been made among us, our subsidiaries, and the VIE and its subsidiary. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Currently, we do not have any current plan to declare or pay any cash dividends to the U.S. investors in the foreseeable future after this offering, or settle amounts owed to our agreements, including the VIE agreements, except to the agreements entered under normal business operation as discussed hereof. See “VIE Consolidation Schedule” and “Note 14 Condensed financial information of the parent company – Condensed statements of cash flows” in our financial statements appearing elsewhere in this prospectus. Please also refer to “Dividend Policy” on page 64. The cash transfer among us and our subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiaries, if needed in the future. Funds may be paid by the VIE and its subsidiary to the WFOE as service fees according to the VIE agreements. The WFOE may remit cash to the VIE subject to review and conversion of RMB to U.S. Dollars through WFOE’s bank in China. As of the date of this prospectus, none of our subsidiaries has made any dividend payment or distribution to the holding company, and we have not made any dividends or distributions to U.S. investors. No cash generated from one subsidiary is used to fund another subsidiary’s operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between us and our subsidiaries outside mainland China. However, the transfer of cash in and out of mainland China is subject to review and procedures according to the requirements of the SAFE. Other than discussed above, we don’t have any cash management policies that dictate the amount of such funding among the Group and the VIE and its subsidiary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	Represents underwriting discounts equal to 6% per Ordinary Share.

(2)	In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to Network 1 Financial Securities, Inc., as representative of the several underwriters (the “Representative”), exercisable six (6) months after the date of closing of this offering and for a three-year period after the date of commencement of sales of Ordinary Shares in this offering, entitling the representative to purchase 15% of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 115% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the Ordinary Shares issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares if any such shares are taken. The total underwriting discounts and commissions payable will be $1,200,000 based on an offering price of $5.00 per share, and the total proceeds to us, before expenses, will be $18,800,000. If we complete this offering, net proceeds will be delivered to our company on the closing date.

The underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting”, on or about [●], 2023.

The date of this prospectus is [●], 2023

About this Prospectus

This prospectus is part of a registration statement we filed with the SEC. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	"A&R memorandum and articles of association" are to the second amended and restated memorandum and articles of association of Webus to be adopted upon effectiveness of this prospectus;
●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The term “Chinese” has a correlative meaning for the purpose of this prospectus;
●	“Ordinary Shares” are to our Ordinary Shares, par value $0.0001 per share;

●	“Webus,” “we,” “us,” “our,” “the holding company,” or the “Company” are to the registrant Webus International Limited., an exempted company incorporated under the laws of the Cayman Islands;
●	“Youbus International” is to Youbus International Limited, a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of Webus;
●	“Webus HK” is to Webus Hongkong Limited., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Youbus International;
●	“WFOE” or “Xinjieni Tech” are to Zhejiang Xinjieni Technology Co., Ltd., a company formed under the laws of the PRC and a wholly owned subsidiary of Webus HK;
●	“Youba Tech” or “VIE” are to Zhejiang Youba Technology Co., Ltd., a company organized under the laws of the PRC and the operating entity which has entered into the VIE Agreement with WFOE;
●	“Individual Registered Shareholders” are to Zheng Jiahua and Wu Chunyun who collectively hold 50% of the equity interest of Youba Tech;
●	“VIE and its subsidiary” are to Youba Tech and Webus Travel Agency;
●	“Webus Travel Agency” is to Hangzhou Webus Travel Agency Co., Ltd., a company formed under the PRC and a wholly owned subsidiary of Youba Tech;
●	“Wetour” is to Wetour Travel Tech, LLC, a Delaware company and a wholly-owned subsidiary of Webus;
●	“shares”, “Shares” or “Ordinary Shares” as of the date hereof refer to our Ordinary Shares, par value $0.0001 per share;
●	The “Group” is to Webus, Youbus International, Webus HK, and the WFOE, as a group;
●	“RMB” or “¥” are to the legal currency of China; and
●	“$”, “US$”, “USD” or “U.S. Dollars” are to the legal currency of the United States.

Substantially all our business is conducted by Youba Tech, the VIE in the PRC, and its subsidiary Webus Travel Agency, using Chinese yuan (the “RMB”), the legal currency of mainland China. Our consolidated financial statements are presented in RMB. The amounts for the fiscal year ended June 30, 2022 and unaudited condensed consolidated financial statements for the six months ended December 31, 2022 are presented in U.S. dollars for convenience purpose. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

For the sake of clarity, this prospectus follows the Chinese naming convention of last name followed by first name. For example, the name of our Chairman will be presented as “Zheng Jiahua”.

i

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” beginning on page 26. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. This prospectus contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in China. We refer to this report as the F&S report.

Who We Are

We are an emerging leader in China’s Collective Mobility Service (“CMS”) market that provides hassle-free and cost-effective mobility solutions with real-time AI-augmented online support and 24-7 itinerary management support through the VIE and its subsidiary and Wetour. The CMS utilizes privately-operated vans and buses to offer customers an alternative way to public transportation when traveling in large groups. Customers come to our platform for any type of CMS, from day-to-day commute, inter-city trips, business visits, and cross-provinces travel to guided tours and tailored vacation packages. Our diverse products and service portfolio covers budget, high-end, and customized offerings that appeal to both our individual and corporate customers. Established in 2019, we experienced rapid growth and ranked as the second largest online CMS provider in terms of revenue generated in the first half of 2022 by Frost & Sullivan.

Our Mission

Our mission is to make mobility easier and smarter by providing customized commuting, charted car service, and travel services through our global platform powered by big data and advanced algorisms.

Our Business

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by 1) our wholly-owned subsidiary Wetour in the United States; 2) our direct investment in Youba Tech and its subsidiary; and 3) through VIE Agreements with Youba Tech. This is an offering of the Ordinary Shares of the exempted company incorporated in the Cayman Islands. You are not 100% investing in, the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE Interests in Youba Tech through VIE agreements. VIE Interests are not equity interest. Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and its subsidiary and do not and may never hold the equity interests over 50% in the VIE and its subsidiary. Instead, the VIE structure provides contractual exposure to foreign investment in us. See “Corporate History and Structure — Contractual Arrangements with the VIE and Individual Registered Shareholders” for a summary of these VIE Agreements.

We operate on a business model of “Mobility-as-a-Service” (MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality public transportation and provide cost-efficient and customized mass transportation services under different scenarios with our comprehensive digital platforms. We offer commute shuttle service, customized chartered bus service, packaged tour service and other service to our customers.

Commute shuttle service

We provide customized commute shuttle service with digital platform monitoring, delivering daily transportation service from predetermined departure to destination during the contract period. For the year ended June 30, 2022 and for the six months ended December 31, 2022, our revenue from the commute shuttle service were RMB19,625,172 ($2,845,382) and RMB7,650,720 ($1,109,250), respectively.

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Customized chartered bus service

We also provide customized chartered bus service to support a more flexible and less preplanned group travel demand which ranges from one day to several months. For the year ended June 30, 2022 and for the six months ended December 31, 2022, our revenue from the customized chartered bus service were RMB61,906,594 ($8,975,612) and RMB45,976,621 ($6,665,983), respectively.

Packaged tour service

We offer packaged tour service to customers inclusive of services like chartered bus service, itinerary route schedule, sightseeing tour guidance, accommodation arrangement, etc., and cater to different budgets and preferences. For the year ended June 30, 2022 and for the six months ended December 31, 2022, our revenue from the packaged tour service were RMB48,310,313 ($7,004,337) and RMB40,067,745 ($5,809,277), respectively.

Others

We also provide our platform (“Webus Travel mini program”) users with cross-city ride-hailing service under relevant regulations in the PRC. For the year ended June 30, 2022 and for the six months ended December 31, 2022, our revenue from other service were RMB103,654 ($15,029) and RMB25,999 ($3,770), respectively.

Our Business Strategies

We intend to drive the growth of our business by executing on the following strategies:

•	Further integrate our platform to a comprehensive ecosystem. We plan to continuously develop our platform into a comprehensive travel and commute ecosystem by building vertical integration within the platform for information flow and capital flow, external horizontal integration between our corporate customers, and end-to-end integration for complete product life cycle value chain.
•	Enhance Big Data and AI innovation. Strengthening technological innovation is one of our main strategic priorities to enhance the user experience. We will continue to attract, train and retain more talent in technology, research and development. As technologies and means for human-machine interactions continue to advance, we will strive to adapt to new technologies and formats with a view to becoming an intelligent travel assistant for our users.
•	Expand our customized tour service in the North American market. In March 2022, we have started offering customized tour service in North America under the brand name “Wetour”. We plan to vigorously develop the “Wetour” brand to build our global online customized chartered car and bus travel platform. We will focus on expanding services for Chinese outbound tourists after the pandemic and meeting the needs of overseas Chinese for car use and private customized travel.
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Improve product content innovation capabilities. We will launch diversified and creative content formats: images, short videos, live broadcasts, and recommend the most relevant customized product content to our users. We plan to provide innovative content production tools and an efficient content reward mechanism to encourage users, professional travellers, Internet celebrities and the third party social media platforms to jointly develop different customized travel itineraries and further increase user stickiness order rate of users on the platform.

•	Broaden our geographic coverage for chartered bus service beyond Zhejiang province. We plan to expand our service beyond Zhejiang by continuing to maintain strategic collaborations with large online travel platforms as their vertical business supplier, cooperating with local bus and car rental companies, and increasing online marketing and short video traffic advertising.
•	Pursue strategic alliances, acquisitions and investments. We plan to selectively seek acquisitions, investments, joint ventures and collaborations highly strategic and complementary to our business and operations. In particular, we may consider acquiring some customized travel service brands to complement our existing offerings and services. We will also strengthen our vertical integration and strategic partnerships with content providers to further expand our partner network.

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Our Strengths

We believe the following strengths have contributed to our success:

•	High degree of digitalization. Our self-developed internal business and user management platform enables all departments to better coordinate their work and effectively complete automatic online process of each order entry, order dispatch, settlement and invoicing. Our in-depth analysis of these accumulated data not only enables us to better understand user preferences and behavior and develop user-friendly products to assist users in making informed decisions, it also assists us in identifying potential target marketing and cross-selling opportunities.
•	Abundant and integrated resources. Our online channels include mobile apps; official websites; mini programs based on WeChat and Alipay, which have the two largest user base in China; interfaces with three major online travel agency platforms in China, Ctrip, Fliggy, and Tongcheng; and certified partnership with the prominent content publishing platform Xiaohongshu. Our offline channels include business strategic cooperation with more than 50 local first- and second-tier and lower-tier cities and counties in Zhejiang Province; group travel agencies and key customer organizations; large traditional travel agencies in the United States; and online bus booking platform gotobus. We also set up on-sight service desks at transportation sites, such as Hangzhou high-speed railway stations and airports. In addition, in mainland China, we have more than 11,000 dispatchable vehicles to satisfy our customers’ demand under different scenarios. Outside China, we have around 8,000 drivers providing chartered bus services.
•	User-Centered Services. Since our inception, we have continued to focus on building user trust, and constantly improving the platform interface to provide users with a smooth, efficient and transparent booking experience. We provide 24/7 Chinese and English itinerary butler support to serve users in every aspect. We also provide one-stop after-sale support, including pre-trip alerts, major accident compensation, refund policy for special circumstances, and emergency support.
•	Diverse and highly customizable travel solutions for different service scenarios. Our diverse travel solutions can satisfy differentiated needs and requirements and assist us to attract increasing number of customers. We work closely with a wealth of drivers to design products that meet the individual needs of our customers and use our proprietary historical travel product pricing data, combined with car usage time, mileage, road conditions, and local consumption expenses to update and optimize our product pricing model in real time.
•	Experienced team. Our management team is experienced in corporate management with international vision and our operation team has specialized experience in collective mobility service market. Members of our technical team came from internet technology companies, travel agencies, and online travel platform companies. They bring their years of experiences with deep understanding of the industry and provide resources for customers and suppliers in various fields.

Our Challenges

In 2020, we experienced the sudden impact caused by the COVID-19 global pandemic. In 2021, COVID-19 pandemic continued to impact our operations. In 2022, there have been outbreaks of the Omicron variant of the COVID-19 in China, and the government restrictions and temporary lockdowns in combating the pandemic. Our net revenues increased from RMB10,652,136 for the year ended June 30, 2021 to RMB129,945,733 ($18,840,360) for the year ended June 30, 2022. Our net revenues increased by 100.0% from RMB46,862,135 for the six months ended December 31, 2021 to RMB93,721,085 ($13,588,280) for the six months ended December 31, 2022. China began to modify its zero-COVID policy at the end of 2022, and most of the travel restrictions and quarantine requirements were lifted in December 2022, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. We have adjusted various aspects of our operations to adapt to travel demand fluctuations decreasing with elevated cases and surging with lifted restrictions. However, the situation in China has significantly improved since then, and the World Health Organization (“WHO”) declared that COVID-19 was no longer a public health emergency of international concern on May 4, 2023. We are continually monitoring the status of COVID-19 and its impact on our operations.

To broaden our geographic coverage in China, we need to partner with local vehicle fleet providers and access to driver resources in other provinces. The VIE and its subsidiary’s current supplier resources of drivers and bus fleets in other parts of the country do not have much advantage compared to other competitive platforms. We believe that we will need to invest funds for brand promotion and offer short-term incentives to obtain customers in provinces other than Zhejiang.

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To expand our market into the North America region, we may face intensive competition on price, quality of services, and technology. We may not be able to compete with traditional North America local travel agencies for customers, driver resources, strategic partners such as travel agencies, airlines, hotels and tourist attraction sites. We may be required to invest significant capital to access customers, driver resources and quality travel product supplier information.

Overall, we require additional capital to develop new products, enter into new markets and drive our future growth. However, we have difficulty obtaining sufficient financing from commercial banks in China as these traditional commercial banks prefer having real assets as collaterals for their loans. We have also assessed the capital market of China, and we believe that it is difficult for a company like us to seek for financing in China.

Our Competition

There are around a hundred online collective mobility service platforms in China and online collective mobility service market is highly fragmented. According to the F&S report, in terms of revenue in the first half of calendar year 2022, the Company ranked in second place among top online collective mobility service platforms in China, with revenue of RMB 61.1 million ($9.1 million) generated.

Risk Factor Summary

Risks Related to Our Business and Industry

•	The global coronavirus COVID-19 outbreak has caused significant disruptions to the travel industry, which we expect may have negative impact on our business, results of operations and financial condition. See “Risk Factors – Risks Related to Our Business and Industry - Pandemics (such as COVID-19), epidemics, or fear of spread of contagious diseases could disrupt the travel industry and our operations, which could materially and adversely affect our business, financial condition, and results of operations” on page 26 and “Our business may be negatively affected by the trend of remote working and flexible working schedules” on page 36.

•	We have a limited operating history in a competitive and rapidly evolving industry and incurred losses for the years ended June 30, 2021 and 2022 and for the six months ended December 31, 2022. See “Risk Factors – Risks Related to Our Business and Industry - We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth on page 27 and “We incurred net losses for the years ended June 30 2021 and 2022 and for the six months ended December 31, 2022. We may not be able to generate sufficient operating cash flows and working capital. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all” on page 27.

•	The growth of our business depends on our ability to accurately predict consumer trends and demand and successfully introduce new products and services and improve existing services.. See “Risk Factors – Risks Related to Our Business and Industry - The growth of our business depends on our ability to accurately predict consumer trends and demand and successfully introduce new products and services and improve existing services” on page 28.

•	Any damage to our reputation or our brands may materially adversely affect our business, financial condition and results of operations. See “Risk Factors – Risks Related to Our Business and Industry - Any damage to our reputation or our brands may materially adversely affect our business, financial condition and results of operations” on page 30.

•	Our operation mainly concentrates in one geographic area and we have a substantial customer concentration. See “Risk Factors – Risks Related to Our Business and Industry - We are mainly concentrated in one geographic area, which increases our exposure to many of the risks enumerated herein. We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues” on page 31.

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•	The successful operation of our business depends on cooperation with third parties. See “Risk Factors – Risks Related to Our Business and Industry - The successful operation of our business depends substantially upon the cooperation of third parties that are not under our control” on page 28; “We rely on search engines, social networking sites and online streaming services to attract a meaningful portion of our users, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit our ability to attract new users” on page 28, and “Because we rely upon a third party to perform the payment processing for our customers, the failure or inability of the third party to provide these services could impair our ability to operate” on page 29.

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Our projections, budgets, and revenues would be adversely affected by increases in labor costs, oil and natural gas prices. See “Risk Factors – Risks Related to Our Business and Industry - Increases in labor costs in the PRC may adversely affect the business and results of operations of us and the VIE” and “The price of oil and natural gas has historically been volatile. The ongoing Russian-Ukrainian War has increased the oil and natural gas prices substantially. If the price continues to increase, our drivers and bus fleet providers may be forced to adjust their prices upward. Our projections, budgets, and revenues would be adversely affected, potentially forcing us to make changes in our operations” on page 32.

·	•	Newly developed public transportation infrastructure may reduce the demand for our commute shuttle and chartered bus services. See “Risk Factors – Risks Related to Our Business and Industry - Newly developed public transportation infrastructure may reduce the demand for our commute shuttle and chartered bus services” on page 37.

See “Risk Factors— Risks Related to Our Business” on page 26 for more detailed disclosures on these risks and uncertainties.

Risks Related to Corporate Structure

•	We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by 1) our wholly-owned subsidiary Wetour in the United States; 2) our direct investment in Youba Tech and its subsidiary; and 3) through VIE Agreements with Youba Tech. There are substantial uncertainties regarding such corporate structure. See “Risk Factors – Risks Related to Corporate Structure - Webus is a Cayman Islands exempted company operating in the United States and in China partially through its subsidiaries and partially through contractual arrangements with the VIE. Investors in the Ordinary Shares thus are not purchasing, and may never directly hold, 50% VIE Interests in the VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for the majority of our and the VIE’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE and, consequently, significantly affect the financial condition and results of operations of Webus. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIE, which may materially and adversely affect our and the VIE’s operations and the value of your investment” on page 38.

•	We rely on contractual arrangements with the VIE and Individual Registered Shareholders for our and the VIE’s operations in China, which may not be as effective in providing operational control as direct ownership, and the VIE’s shareholders may fail to perform their obligations under the contractual arrangements. See “Risk Factors – Risks Related to Corporate Structure - We rely on contractual arrangements with the VIE and Individual Registered Shareholders for our and the VIE’s operations in China, which may not be as effective in providing operational control as direct ownership, and the VIE’s shareholders may fail to perform their obligations under the contractual arrangements” on page 39.

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•	The shareholders of the VIE may have conflicts of interests with us, which may materially and adversely affect our and the VIE’s business. See “Risk Factors – Risks Related to Corporate Structure - The shareholders of the VIE may have conflicts of interests with us, which may materially and adversely affect our and the VIE’s business.” on page 39.

•	Certain terms of the Contractual Arrangements may not be enforceable under PRC laws. See “Risk Factors – Risks Related to Corporate Structure - Certain terms of the Contractual Arrangements may not be enforceable under PRC laws” on page 41.

•	Our Contractual Arrangements may be subject to scrutiny of PRC tax authorities and additional tax may be imposed which may materially and adversely affect our and the VIE’s results of operation and value of your investment. See “Risk Factors – Risks Related to Corporate Structure - Our Contractual Arrangements may be subject to scrutiny of PRC tax authorities and additional tax may be imposed which may materially and adversely affect our and the VIE’s results of operation and value of your investment” on page 42.

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We and the investors may face significant liquidity risks if the laws, regulations or government policies governing our corporate structure or operations change in the future. See “Risk Factors – Risks Related to Corporate Structure – The investors may face significant liquidity risks because of the VIE structure and being based in and having the majority of the Company’s operations in China” and “Risk Factors – Risks Related to Doing Business in China – To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 47.

•	If we exercise the option to acquire equity ownership and assets of the VIE, the ownership or asset transfer may subject us to certain limitations and substantial costs. See “Risk Factors – Risks Related to Corporate Structure - If we exercise the option to acquire equity ownership and assets of the VIE, the ownership or asset transfer may subject us to certain limitations and substantial costs” on page 40.

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Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE. See “Risk Factors – Risks Related to Corporate Structure - Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE” on page 41.

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We are a holding company and the investors will have ownership in a holding company that does not directly own all of its operation in China. We primarily rely on our WFOE and the VIE for the operation in PRC. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to pay dividends to our shareholders. See “Risk Factors – Risks Related to Corporate Structure - We are a holding company and the investors will have ownership in a holding company that does not directly own all of its operation in China. We primarily rely on our WFOE and the VIE for the operation in PRC. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to pay dividends to our shareholders” on page 42.

See “Risk Factors— Risks Related to Corporate Structure” on page 38 for more detailed disclosures on these risks and uncertainties.

Risks Related to Doing Business in China

•	Uncertainties exist as to our ability to use foreign currency, including the proceeds we received from this offering, and to capitalize or otherwise fund our PRC operations, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors – Risks Related to Doing Business in China - We must remit the offering proceeds to China before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 37.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors – Risks Related to Doing Business in China - Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” on page 43.

•	Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operation, decrease the value of our Ordinary Shares and limit the legal protections available to us. See “Risk Factors – Risks Related to Doing Business in China - Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operation, decrease the value of our Ordinary Shares and limit the legal protections available to us” on page 43.

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The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with this transaction under PRC rules, regulations or policies, and, if required, Webus cannot predict whether or how soon it will be able to obtain such approval. See “Risk Factors – Risks Related to Doing Business in China - The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with this transaction under PRC rules, regulations or policies, and, if required, Webus cannot predict whether or how soon it will be able to obtain such approval” on page 44.

•	The Chinese government exerts substantial influence over the manner in which the VIE and its subsidiary must conduct their business activities. See “Risk Factors – Risks Related to Doing Business in China - The Chinese government exerts substantial influence over the manner in which the VIE and its subsidiary must conduct their business activities. If the Chinese government significantly regulates these entities’ business operations in the future and they are not able to substantially comply with such regulations, these entities’ business operations may be materially adversely affected and the value of Webus’ Ordinary Shares may significantly decrease” on page 45.

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Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.  See “Risk Factors – Risks Related to Doing Business in China - Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results” on page 52.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.  See “Risk Factors – Risks Related to Doing Business in China - Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions” on page 49.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.  See “Risk Factors – Risks Related to Doing Business in China - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 49.

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Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.  See “Risk Factors – Risks Related to Doing Business in China - Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China” on page 50.

•	The Holding Foreign Companies Accountable Act, or HFCAA and the related regulations might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. See “Risk Factors – Risks Related to Doing Business in China - The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections” on page 50.

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•	The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers and that such actions by the Chinese government could cause the value of our securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in China - Any change of regulations and rules by Chinese government including potential additional requirements on cybersecurity review, personal information protection, moving technology in and out of the PRC, or outbound data transfer may intervene or influence our operations in China at any time and any additional control over offerings conducted overseas and/or foreign investment in issuers with Chinese operations could result in a material change in our business operations and/or the value of our Ordinary Shares and could also significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless” on page 53.

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On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances. See “Risk Factors – Risks Related to Doing Business in China - The filing with China Securities Regulatory Commission (“CSRC”) is be required in connection with this offering under New Overseas Listing Rules published in February 2023, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering on page 54.

See “Risk Factors—Risks Related to Doing Business in China” on page 43 for more detailed disclosures on these risks and uncertainties.

Risks Related to Our Ordinary Shares and This Offering

•	There has been no previous public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering - There has been no previous public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all” on page 55.

•	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering - You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts” on page 57.

See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering” on page 55 for more detailed disclosures on these risks and uncertainties.

In addition, please see “Risk Factors” beginning on page 26 of this prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

Corporate History and Structure

Webus commenced its operations in August 2019 through Zhejiang Youba Technology Co., Ltd., a limited liability company formed in the PRC. Through Youba Tech and its subsidiary, Webus mainly offers customers travel related services, including commute shuttle service, customized chartered bus service, packaged tour service and other services, through our comprehensive online platforms. Webus expanded its operations to United States in March 2022 through Wetour Travel Tech LLC, a limited liability company formed in United States. Webus formed its wholly-owned subsidiary Xinjieni Tech as a limited liability company in the PRC in August 2022. Through Xinjieni Tech’s direct investment in and contractual arrangements with Youba Tech, Webus conducts business operations in China.

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Webus underwent a series of restructuring transactions, which primarily included:

•	In February 2022, Webus International Limited, Webus’ current ultimate holding company, was incorporated under the laws of the Cayman Islands.

•	In February 2022, Youbus International Limited was incorporated in the British Virgin Islands as a BVI business company.

•	In February 2022, Webus Hongkong Limited was incorporated in Hong Kong under the laws of Hong Kong.

•	In August 2022, Zhejiang Xinjieni Technology Co., Ltd., or Xinjieni Tech, was formed in the PRC as a wholly-owned subsidiary of Webus Hongkong Limited.

•	In September 2022, Xinjieni Tech acquired 50% equity interests in Youba Tech and entered into a series of contractual arrangements for 50% VIE Interests, with Youba Tech, as well as Individual Registered Shareholders. Through Xinjieni Tech, Webus obtained control over Youba Tech and its subsidiary Webus Travel Agency.

The use of the VIE structure was to comply with applicable PRC laws and regulations that restrict foreign investment of companies involved in internet content provider services, including value-added telecommunications services in China. We can hold up to 50% equity interests in the VIE.

Additional Issuance

On March 10, 2023, we issued an aggregate of 30,000,000 Ordinary Shares to each of the existing shareholders on a pro-rata basis. The additional issuance increased the number of issued and outstanding shares from 5,000,000 Ordinary Shares to 35,000,000 Ordinary Shares.

Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries, the VIE and its subsidiary as of the date of this prospectus:

Contractual Arrangements with the VIE and Individual Registered Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication business. We are a company registered in the Cayman Islands. Our PRC subsidiary, Xinjieni Tech, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, the VIE primarily conduct business in China through the VIE and its subsidiary, based on a series of Contractual Arrangements. As a result of these Contractual Arrangements, we exert control over, and are deemed as the primary beneficiary of the VIE and its subsidiary and consolidate their operating results in our financial statements subject to the conditions that we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP. Such conditions include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE.

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The following is a summary of the Contractual Arrangements by and among WFOE, the VIE, and Individual Registered Shareholders. These Contractual Arrangements enable us to (i) exercise control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE held by the VIE’s shareholders other than WFOE when and to the extent permitted by PRC law. Our control over the VIE and its subsidiary and our position of being the primary beneficiary of the VIE and its subsidiary for the accounting purpose are limited to the aforementioned conditions that we met for consolidation of the VIE and its subsidiary under U.S. GAAP.

•        Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, the VIE is obliged to pay service fee to WFOE for the exclusive services such as technical services, Internet technology support, business consulting, software development, information consulting, marketing consulting, product development and system maintenance. The service fee shall consist of 100% of the profit before tax of the VIE, after the deduction of all costs, expenses, taxes and other fee required under PRC laws and regulations. The VIE agrees not to accept the same or any similar services provided by any third party and shall not establish cooperation relationships similar to that formed by the Exclusive Business Cooperation Agreement with any third party, except with the prior written consent of WFOE. The VIE has unconditionally and irrevocably authorized WFOE or its designated person as its agent to (i) sign any necessary documents with third parties (including but not limited to customers and suppliers) on behalf of the VIE; and (ii) to handle all necessary documents and matters which will enable WFOE to exercise all or part of its rights under the Exclusive Business Cooperation Agreement on behalf of the VIE. WFOE shall have exclusive proprietary rights to and interests in any and all intellectual property rights developed or created by itself and the VIE. The Exclusive Business Cooperation Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Business Cooperation Agreement; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

•        Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, the Individual Registered Shareholders have unconditionally and irrevocably granted WFOE or its designated purchaser the right to purchase all or part of their equity interests in the VIE (“Equity Call Option”). The purchase price payable by WFOE in respect of the transfer of equity interests upon exercise of the Equity Call Option shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests. If appraisal is required by the PRC laws and regulations at the time when WFOE exercises the Option, WFOE and the Individual Registered Shareholders shall make necessary adjustment to purchase price so that it complies with any and all then applicable PRC laws and regulations. WFOE or its designated purchaser shall have the right to purchase such proportion of equity interests in the VIE as it decides at any time. The Individual Registered Shareholders shall return any amount of purchase price they received in the event that WFOE acquires the equity interests in the VIE.

The Individual Registered Shareholders and the VIE have jointly and severally further undertaken to WFOE that, without the prior written consent of WFOE, they shall not (i) in any manner supplement, change or amend the constitutional documents of the VIE, increase or decrease its share capital, or change the structure of its registered capital in other manner; (ii) sell, pledge, transfer or otherwise dispose of any assets, business or lawful revenue or create encumbrance over the VIE; (iii) incur, inherit, guarantee or assume any debt, except for debts incurred in the ordinary course of business other than payables incurred by a loan and for debts disclosed to and agreed in writing by WFOE; (iv) cause the VIE to execute any material contract with a value above RMB100,000, except the contracts executed in the ordinary course of business; (v) cause the VIE to provide any person with any loan, credit or guarantee; (vi) cause or permit the VIE to merge, consolidate with, acquire or invest in any person, or sell assets of the VIE with a value above RMB100,000; (vii) cause the VIE to enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the VIE, except the contracts executed in the ordinary course of business; and (viii) in any manner distribute dividends to their shareholders, provided that upon the written request of WFOE, the VIE shall immediately distribute all distributable profits to its shareholders.

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The Exclusive Call Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Call Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

•        Exclusive Assets Option Agreement

Pursuant to the Exclusive Assets Option Agreement, the VIE unconditionally and irrevocably granted an exclusive option to WFOE or its designated person to purchase all or any of its assets at the higher price of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets. WFOE shall have absolute discretion as to when and in what manner to exercise the option to purchase assets of the VIE permitted by PRC laws and regulations. The Exclusive Assets Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Assets Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

•        Power of Attorney

Pursuant to the Power of Attorney, each of the Individual Registered Shareholders, irrevocably appoints WFOE, the authorized person or entity to exercise such shareholder’s rights in the VIE in accordance with PRC laws and the articles of the VIE, including without limitation to, the rights to (i)  participate in shareholders meetings; (ii) the sale, transfer, pledge or disposition of the equity interest such shareholder holds in part or in whole; and (iii) designate and appoint, on behalf of such shareholder, the legal representative, the chairman, the executive director(s) and/or director(s), the supervisor(s), the general manger and other senior management members of the VIE. Without limiting the generality of the powers granted to WFOE, WFOE shall have the power and authority hereunder, on behalf of such shareholder, to execute the share transfer contracts stipulated in the Exclusive Call Option Agreement entered into among the VIE, WFOE and such shareholder and effect the terms of the Exclusive Call Option Agreement and Share Pledge Agreement. All the actions in connection with the equity interest held by such shareholder as conducted by WFOE shall be deemed as the actions of such shareholder, and all the documents related to the shareholding executed by WFOE shall be deemed to be executed by such shareholder.

•        Share Pledge Agreement

Pursuant to the Share Pledge Agreement, each of the Individual Registered Shareholders unconditionally and irrevocably pledged and granted first priority security interests over all of his/her/its equity interests in the VIE together with all related rights thereto to WFOE as security for performance of the Contractual Arrangements and all direct, indirect or consequential damages and foreseeable loss of interest incurred by WFOE as a result of any event of default on the part of the Individual Registered Shareholders, the VIE and all expenses incurred by WFOE as a result of enforcement of the obligations of the Individual Registered Shareholders and/or the VIE under the Contractual Arrangements. Upon the occurrence and during the continuance of an event of default (as defined in the Share Pledge Agreement), WFOE shall have the right to (i) require the Individual Registered Shareholders to immediately pay any amount payable under the Contractual Arrangements; or (ii) to exercise all such rights as a secured party under any applicable PRC law and the Share Pledge Agreement, including without limitations, being paid in priority with the equity interests.

The said share pledge under the Share Pledge Agreement takes effect upon the completion of registration with the relevant administrative department of industry and commerce and shall remain valid until after all the contractual obligations of the Individual Registered Shareholders and the VIE under the relevant Contractual Arrangements have been fully performed and all the outstanding debts of the Individual Registered Shareholders and/or the VIE under the relevant Contractual Arrangements have been fully paid.

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•        Spousal Consent

Pursuant to each Spousal Consent, the respective spouse of the Individual Registered Shareholders has irrevocably undertaken that, including without limitation to, the spouse (i) has full knowledge of and has consented to the entering into of the Contractual Arrangements by the relevant Individual Registered Shareholder; (ii) is not entitled to any right with respect to the shares in the VIE and undertakes not to make any claims on the equity interest in the VIE; (iii) confirms that the Individual Registered Shareholders’ performance of the Contractual Arrangements and further modification or termination of the Contractual Arrangements will not require the respective spouse’s separate authorization or consent;; (iv) undertakes to execute all necessary documents and take all necessary actions to ensure the Contractual Arrangements (as amended from time to time) to be properly performed; (v) undertakes that if the respective spouse obtains any equity interest in the VIE for any reason, the respective spouse shall be bound by the Contractual Arrangements and abide by the obligations of the shareholders of the VIE under the Contractual Arrangements, and upon WFOE's or its designate third-party request, the respective spouse shall execute a series of written documents with substantially the same form and content as the Contractual Arrangements。

In the opinion of our PRC legal counsel, Allbright Law Offices

•	the ownership structures of the VIE and our WFOE in China, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and

•	the contractual arrangements among our WFOE, the VIE and its shareholders governed by PRC law are currently valid and binding in accordance with applicable PRC laws and regulations currently in effect and do not result in any violation of the applicable PRC laws or regulations currently in effect.

However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide.

If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE”.

Transfer of Cash to and From Our Subsidiaries and the VIE

Webus is incorporated in the Cayman Islands as a holding company with no actual operations and it currently conducts its business through its subsidiary in the U.S. and the VIE and its subsidiary in China.

We are permitted under the Cayman Islands laws to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Webus HK is also permitted under the laws of Hong Kong to provide funding to Webus and Youbus International through dividend distribution without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Cayman Islands Companies Act and our A&R memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Webus to Webus HK or from Webus HK to Webus. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit the VIE and its subsidiary to pay dividends to Webus HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the VIE and its subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, the VIE and its subsidiary are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. See “Risk Factors - Risks Related to Doing Business in China – To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 47.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

The Company’s business is primarily conducted through the VIE and its subsidiary. Funds may be paid by the VIE and its subsidiary to the WFOE as service fees pursuant to the VIE agreements. The Company may rely on dividends paid by the WFOE for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we may rely on payments made from the VIE and its subsidiary to the WFOE, from the WFOE to Webus HK, from Webus HK to Webus International, and finally from Webus International to Webus. Certain payments from the WFOE to Webus HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, the VIE and its subsidiary have not made any other transfers, loans, or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the VIE and its subsidiary or the WFOE to Webus HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Webus HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Webus HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Webus HK. When the WFOE plans to declare and pay dividends to Webus HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Our Corporate Structure - We are a holding company, and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares” on page 39.

The WFOE may rely on the service fees to be paid by the VIE and its subsidiary pursuant to the VIE agreements. There has been no cash flows and transfers of other assets among the holding company, its subsidiaries, and VIE and its subsidiary. The cash transfer among the holding company and its subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiaries, if needed in the future. Currently, we do not have any intentions to distribute earnings or settle amounts owed to our agreements, including the VIE agreements, except to the agreements entered under normal business operation as discussed hereof. None of our subsidiaries and the VIE and its subsidiary has made any dividend payment or distribution to the holding company as of the date this prospectus, and we currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither the Company nor any of its subsidiaries or the VIE and its subsidiary has made any dividends or distributions to U.S. investors as of the date of this prospectus.

 Current PRC regulations permit WFOE to pay dividends to those entities only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If WFOE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. In addition, WFOE is permitted to pay dividends to us only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, WFOE is required to set aside a portion of its net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, WFOE is restricted in its ability to transfer a portion of its net assets to us in the form of dividends, loans or advances.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the WFOE incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we are unable to receive funds from WFOE, we may be unable to pay cash dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Transferring cash through the VIE and its subsidiary is subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIE. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of cash flow through the VIE. The VIE Arrangements are less effective than direct ownership due to the inherent risks of the VIE structure. We may have difficulty in enforcing any rights we may have under the VIE Agreements with the Youba Tech and its founders and shareholders in the PRC since all VIE Agreements are governed by the PRC laws and require us to resolve all disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States. Moreover, the Chinese government has significant oversight and discretion over the conduct of Youba Tech’s business and may intervene or influence Youba Tech’s operations at any time with little advance notice, which could result in a material change in our operations and/or the cash flow through the VIE. Furthermore, the VIE Agreements may not be enforceable in China if the PRC authorities or courts are of the view that such VIE Agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE Agreements, we may not be able to exert effective influence over the VIE and the VIE’s ability to conduct its business may be materially and adversely affected.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to WFOE and the VIE and its subsidiary only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to WFOE or the VIE and its subsidiary, we will be required to make filings with details of the loans with the SAFE in accordance with relevant PRC laws and regulations. WFOE and the VIE and its subsidiary that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

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Recent Developments

A novel strain of coronavirus (COVID-19) was first reported in December 2019, which has spread rapidly to many parts of the world, including the US. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of offices and business facilities in mainland for the past few months from January to March 2020. In March 2020, the World Health Organization (“WHO”) declared the COVID-19 as a global pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because all of our manufacturing operations are in China and the majority of our sales are generated by customers in the US, both of which have been significantly negatively impacted by the outbreak, our business, results of operations, and financial condition have been and will continue to be adversely affected.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•	Temporary Closure of Office. In compliance with the government health emergency rules in place and in observation of the Chinese New Year national holiday, we temporarily closed our offices since January 24, 2020.

•	Temporary Shortage of Labor. Due to the travel restrictions imposed by the local governments, some of our employees were not able to get back to work since the Chinese New Year holiday in early 2020. The shortage may be gradually eased with the lifted travel restrictions and quarantine requirements.

•

Demand Fluctuations with Increased Cases and Lifted Travel Restrictions. We offer our customers travel related services and the current COVID-19 pandemic adversely affected Webus’ operations. Recently, there has been an increasing number of COVID-19 cases, including the COVID-19 Omicron variant cases, in multiple cities in China. We have adjusted various aspects of our operations to adapt to travel demand fluctuations decreasing with elevated cases and surging with lifted restrictions.

In 2022, municipalities throughout China had reported cases of COVID-19 and in response, local governments enacted a strict zero-positive-case lockdown, resulting in a quarantine of the affected areas and disruption of commercial activities within those locales. China began to modify its zero-COVID policy at the end of 2022, and most of the travel restrictions and quarantine requirements were lifted in December 2022, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. Further, the extent of the disruption to businesses locally and internationally and the resulting financial impact that has already occurred and that may continue to occur cannot be reasonably estimated at this time.

The future impact of COVID-19 on our results of operations will depend on future developments and new information that may emerge regarding the duration and severity of the pandemic, new variants of the COVID-19, the efficacy and distribution of COVID-19 vaccines and actions taken by government authorities and other entities to contain COVID-19 and mitigate its impact, almost all of which are beyond our control. Our revenue increased from RMB 10,652,136 for the year ended June 30, 2021 to RMB 129,945,733 ($18,840,360) for the year ended June 30, 2022. Our revenues increased significantly by approximately 100.0% from RMB46,862,135 for the six months ended December 31, 2021 to RMB93,721,085 ($13,588,280) for the six months ended December 31, 2022. Since January 2023, the situation in China has improved greatly, and the WHO declared that COVID-19 was no longer a public health emergency of international concern on May 4, 2023. Nevertheless, we are continually monitoring the status of COVID-19 to assess any potential impact on our business. For a detailed description of the risks associated with the COVID-19 pandemic, see “Risk Factors—Risks Related to Our Business — Pandemics (such as COVID-19), epidemics, or fear of spread of contagious diseases could disrupt the travel industry and our operations, which could materially and adversely affect our business, financial condition, and results of operations.”

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Recent Regulatory Developments

PRC Regulatory Permissions

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “New Overseas Listing Rules”), which came into effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the New Overseas Listing Rules, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. Under the New Overseas Listing Rules and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the New Overseas Listing Rules’ requirements within three working days following the submission of an initial public offering or listing application. Starting from March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from relevant overseas regulatory authority or overseas stock exchange before March 31, 2023 can reasonably arrange the timing of filing applications and shall complete filings with the CSRC prior to their overseas offering and listings. Webus is preparing the “Filing Documents for the filing under the New Overseas Listing Rules, and we will reasonably arrange the timing of filing applications in order to comply with our obligations under the New Overseas Listing Rules. The content of our Filing Documents needs to be reviewed by the CSRC. Also, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether our PRC subsidiaries or The VIE and its subsidiary, will be required to obtain permission from the PRC government in connection with our listing on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, we are not a Critical Information Infrastructure Operator (“CIIO”) or a Data Processing Operator (“DPO”) as defined in Cybersecurity Review Measures published by the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021 and took effect on February 15, 2022. We also don’t process personal data for more than one million individuals under Administration Measures for Cyber Data Security (Draft for Public Comments) published by CAC on November 14, 2021. Therefore, we are currently not covered by the permission and requirements from CAC or any other entity that is required to approve of the VIE’s operations, and we have received all requisite permissions to operate our business in China and no permission has been denied.

Although we are operating in an industry that limits foreign investment according to applicable laws which allows not more than 50% equity interests held by foreign investors, we believe that we are currently not required to obtain any approvals from Chinese government to offer our Ordinary Shares to foreign investors and list our Ordinary Shares on Nasdaq Stock Market, however, if we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change in China that require us to obtain such approval, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline.

Holding Foreign Company Accountable Act (“HFCAA”)

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

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On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF of the People's Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, Marcum Asia CPAs LLP, is headquartered in Manhattan, New York, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by and exchange. See “The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.” on page 50.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

17

•	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management discussion and analysis of financial conditions and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 25/F,UK Center, EFC, Yuhang District, Hangzhou, China. Our telephone number at this address is +86(571)58000026. Our registered office in the Cayman Islands is located at Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106. Our agent for service of process in the United States is Cogency Global Inc. located at New York, United States. Investors should contact us for any inquiries through the address and telephone number +86(571)58000026 of our principal executive offices.

Our websites are www.wetourglobal.com, www.webus.vip, www.weixiaoba.vip, and www.ubus.vip. The information contained on our website is not a part of this prospectus.

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The Offering

Securities being offered:	4,000,000 Ordinary Shares on a firm commitment basis (or 4,600,000 Ordinary Shares if the underwriters exercise their over-allotment option in full), assuming a mid-point offering price of $5.00 per share.

Initial offering price:	The purchase price for the shares will be between $4.00 and $6.00 per Ordinary Share.

Over-Allotment:	We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to 600,000 additional Ordinary Shares.

Number of Ordinary Shares issued and outstanding before the offering:	35,000,000 of our Ordinary Shares are issued and outstanding as of the date of this prospectus.

Number of Ordinary Shares issued and outstanding after the offering:	39,000,000 Ordinary Shares (or 39,600,000 Ordinary Shares if the underwriters exercise their over-allotment option in full).

Use of proceeds:	We plan to use the net proceeds from this offering after deducting estimated offering expenses payable by us as follows:

● Approximately $6.0 million of the proceeds to set up our new subsidiary or representative office in the United States to enhance sales and service support for our customers, initiate future expansion in marketing and internet sales of self-branded products and acquire more talents.

● Approximately $3.0 million of the proceeds will be applied to general corporate purposes; and

● Approximately $8.0 million of the proceeds will be used for working capital of our China operations, including but not limited to sale and marketing expenses, and research and development expenses for our Wetour digital platform related products and services.

Lock-up

All of our directors and officers and shareholders of 5% or more of Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Nasdaq Symbol:	WETO

Representative’s warrants:

We have agreed to issue, on the closing date of this offering, warrants (the “representative’s warrants”) to the Representative, in an amount equal to 15% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the representative’s warrants is equal to 115% of the price of our Ordinary Shares offered hereby. The representative’s warrants are exercisable for a period of three (3) years after six (6) months from the closing date of this offering and will terminate on the third anniversary of the date of the commencement of sales of this offering.

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor you should not buy our Ordinary Shares unless you are able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 26.

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated statements of operations and comprehensive loss data and selected consolidated statements of cash flows data for the years ended June 30, 2021 and 2022 and the selected consolidated balance sheets data as of June 30, 2021 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The following summary of selected unaudited condensed consolidated statements of operations and comprehensive loss data for the six months ended December 31, 2021 and 2022, summary of unaudited condensed consolidated balance sheets data as of December 31, 2022 and summary of unaudited condensed consolidated statements of cash flows data for the six months ended December 31, 2021 and 2022 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary selected unaudited condensed consolidated statements of operations and comprehensive loss for the periods indicated.

	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Revenues	10,652,136	129,945,733	18,840,360	46,862,135	93,721,085	13,588,280
Cost of revenues	(9,211,157)	(121,102,462)	(17,558,207)	(44,057,562)	(89,119,819)	(12,921,159)
Gross profit	1,440,979	8,843,271	1,282,153	2,804,573	4,601,266	667,121
Operating expenses:
Sales and marketing expenses	(1,996,864)	(4,131,152)	(598,961)	(1,563,911)	(3,128,560)	(453,599)
General and administrative expenses	(3,029,793)	(6,613,271)	(958,834)	(2,294,788)	(5,097,264)	(739,034)
Research and development expenses	(4,285,696)	(5,406,033)	(783,801)	(2,335,745)	(1,186,380)	(172,009)
Total operating expenses	(9,312,353)	(16,150,456)	(2,341,596)	(6,194,444)	(9,412,204)	(1,364,642)
Operating loss	(7,871,374)	(7,307,185)	(1,059,443)	(3,389,871)	(4,810,938)	(697,521)
Other income/(expenses)
Financial income/(expenses), net	8,153	(261,670)	(37,939)	(11,642)	(455,342)	(66,018)
Other income, net	39,552	986,912	143,089	63,817	2,246,659	325,735
Total other income, net	47,705	725,242	105,150	52,175	1,791,317	259,717
Loss before income tax expense	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,019,621)	(437,804)
Income tax expense	-	-	-	-	(42,007)	(6,090)
Net loss	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,061,628)	(443,894)
Other comprehensive loss:
Foreign currency translation adjustments, net of nil tax	-	(254)	(36)	-	(1,088)	(158)
Total other comprehensive loss	-	(254)	(36)	-	(1,088)	(158)
Total comprehensive loss	(7,823,669)	(6,582,197)	(954,329)	(3,337,696)	(3,062,716)	(444,052)
Loss per ordinary share
Basic and diluted*	(0.22)	(0.19)	(0.03)	(0.10)	(0.09)	(0.01)
Weighted average number of Ordinary Shares issued and outstanding
Basic and diluted*	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000

*The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization.

20

The following table presents our summary consolidated cash flows for the periods indicated.

	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Net cash used in operating activities	(6,634,193)	(3,631,976)	(526,589)	(5,004,098)	(470,052)	(68,151)
Net cash used in investing activities	(71,450)	(69,676)	(10,102)	(62,869)	(161,294)	(23,385)
Net cash provided by financing activities	7,278,930	5,831,190	845,443	7,721,000	7,153,902	1,037,218
Effect of exchange rate changes on cash	-	(254)	(36)	-	(1,088)	(158)
Net change in cash	573,287	2,129,284	308,716	2,654,033	6,521,468	945,524
Cash at beginning of the period	174,970	748,257	108,488	748,257	2,877,541	417,204
Cash at end of the period	748,257	2,877,541	417,204	3,402,290	9,399,009	1,362,728

The following table presents our summary consolidated balance sheets data for the periods indicated.

	As of June 30,			As of December 31,
	2021	2022	2022	2022	2022
	RMB	RMB	$	RMB	$
Cash	748,257	2,877,541	417,204	9,399,009	1,362,728
Total current assets	4,255,863	8,509,123	1,233,707	14,721,333	2,134,392
Total non-current assets	1,292,689	35,360,867	5,126,844	34,425,680	4,991,255
Total current liabilities	7,774,244	7,280,227	1,055,534	14,306,279	2,074,216
Total non-current liabilities	284,689	-	-	-	-
Total shareholders' (deficit)/equity	(2,510,381)	36,589,763	5,305,017	34,840,734	5,051,431
Total liabilities and shareholders' (deficit)/equity	5,548,552	43,869,990	6,360,551	49,147,013	7,125,647

Non-GAAP Financial Measures

In evaluating the business, we consider and use adjusted operating loss and adjusted net loss, each a non-GAAP financial measure, in reviewing and assessing our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We present these non-GAAP financial measures because they are used by our management to evaluate operating performance and formulate business plans. We believe that the non-GAAP financial measures help identify underlying trends in our business, provide further information about our results of operations, and enhance the overall understanding of our past performance and future prospects.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. Our non-GAAP financial measures do not reflect all items of income and expense that affect our operations and do not represent the residual cash flow available for discretionary expenditures. Furthermore, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore their comparability may be limited. We compensate for these limitations by reconciling the non-GAAP financial measures to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating performance. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We define non-GAAP operating loss as operating loss excluding share-based compensation expenses, non-GAAP net loss as net loss excluding share-based compensation expenses. The table below sets forth a reconciliation of our operating loss to non-GAAP operating loss, our net loss to non-GAAP net loss for the years indicated below:

21

	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Operating loss	(7,871,374)	(7,307,185)	(1,059,442)	(3,389,871)	(4,810,938)	(697,521)
Adjusted for: Share-based compensation (net of tax effect of nil)	-	3,390,941	491,640	-	1,313,687	190,467
Non-GAAP operating loss	(7,871,374)	(3,916,244)	(567,802)	(3,389,871)	(3,497,251)	(507,054)
Net loss	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,061,628)	(443,894)
Adjusted for: Share-based compensation (net of tax effect of nil)	-	3,390,941	491,640	-	1,313,687	190,467
Non-GAAP net loss	(7,823,669)	(3,191,002)	(462,653)	(3,337,696)	(1,747,941)	(253,427)

VIE Consolidation Schedule

The following table sets forth the summary consolidated balance sheets data as of June 30, 2021 and 2022 and as of December 31, 2022, and the summary condensed consolidated statements of operations and cash flows for the years ended June 30, 2021 and 2022 and for the six months ended December 31, 2022, of (i) the parent company, Webus International Limited; (ii) other subsidiaries, which include Youbus International Limited, Webus Hongkong Limited and Wetour Travel Tech LLC; (iii) WFOE, Zhejiang Xinjieni Technology Co., Ltd., and (iv) the VIE, Youba Tech, of which WFOE owns 50% direct equity interest and another 50% variable interests through the contractual agreements that makes WFOE the primary beneficiary of the VIE to consolidate the VIE and the VIE’s subsidiary Webus Travel Agency. Consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our and the VIE’s historical results are not necessarily indicative of results expected for future periods. You should read this information together with our (including the consolidated VIEs’) consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Consolidated Balance Sheets Schedule

	As of June 30, 2021
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	-	748,257	-	-	-	748,257
Accounts receivable	-	3,124,572	-	-	-	3,124,572
Prepaid expenses and other current assets	-	383,034	-	-	-	383,034
Total current assets	-	4,255,863	-	-	-	4,255,863

Non-current assets:
Property and equipment, net	-	246,123	-	-	-	246,123
Right-of-use assets	-	950,165	-	-	-	950,165
Other non-current assets	-	96,401	-	-	-	96,401
Total non-current assets	-	1,292,689	-	-	-	1,292,689
TOTAL ASSETS	-	5,548,552	-	-	-	5,548,552

LIABILITIES
Current liabilities:
Accounts payable	-	4,271,973	-	-	-	4,271,973
Deferred revenue	-	312,678	-	-	-	312,678
Amounts due to related parties	-	1,668,811	-	-	-	1,668,811
Lease liabilities-current	-	568,177	-	-	-	568,177
Accrued expenses and other current liabilities	-	952,605	-	-	-	952,605
Investment deficit in VIE	-	-	2,510,381	-	(2,510,381)	-
Investment deficit in subsidiaries	2,510,381	-	-	-	(2,510,381)	-
Total current liabilities	2,510,381	7,774,244	2,510,381	-	(5,020,762)	7,774,244

Non-current liabilities:						-
Lease liabilities-non current	-	284,689	-	-	-	284,689
Total non-current liabilities	-	284,689	-	-	-	284,689
TOTAL LIABILITIES	2,510,381	8,058,933	2,510,381	-	(5,020,762)	8,058,933

Commitments and Contingencies

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	22,260	-	-	-	-	22,260
Additional paid-in capital	6,500,000	6,500,000	-	-	(6,500,000)	6,500,000
Share subscription receivable	(22,260)	-	-	-	-	(22,260)
Accumulated deficit	(9,010,381)	(9,010,381)	(2,510,381)	-	11,520,762	(9,010,381)
Accumulated other comprehensive loss	-	-	-	-	-	-
Total shareholders' (deficit)/equity	(2,510,381)	(2,510,381)	(2,510,381)	-	5,020,762	(2,510,381)
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	-	5,548,552	-	-	-	5,548,552

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	As of June 30, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	-	2,847,398	-	30,143	-	2,877,541
Accounts receivable	-	3,065,295	-	-	-	3,065,295
Prepaid expenses and other current assets	-	2,603,143	-	-	(36,856)	2,566,287
Total current assets	-	8,515,836	-	30,143	(36,856)	8,509,123

Non-current assets:
Property and equipment, net	-	34,954,819	-	-	-	34,954,819
Right-of-use assets	-	406,048	-	-	-	406,048
Other non-current assets	-	-	-	-	-	-
Investment in VIE	-	-	36,589,763	-	(36,589,763)	-
Investment in subsidiaries	36,589,763	-	-	-	(36,589,763)	-
Total non-current assets	36,589,763	35,360,867	36,589,763	-	(73,179,526)	35,360,867
TOTAL ASSETS	36,589,763	43,876,703	36,589,763	30,143	(73,216,382)	43,869,990

LIABILITIES
Current liabilities:
Accounts payable	-	4,007,722	-	-	-	4,007,722
Deferred revenue	-	2,144,519	-	-	-	2,144,519
Amounts due to related parties	-	-	-	-	-	-
Lease liabilities-current	-	284,689	-	-	-	284,689
Accrued expenses and other current liabilities	-	843,297	-	36,913	(36,913)	843,297
Total current liabilities	-	7,280,227	-	36,913	(36,913)	7,280,227

Non-current liabilities:
Lease liabilities-non current	-	-	-	-	-	-
Total non-current liabilities	-	-	-	-	-	-
TOTAL LIABILITIES	-	7,280,227	-	36,913	(36,913)	7,280,227

Commitments and Contingencies

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	22,260	-	-			22,260
Additional paid-in capital	52,182,341	52,182,341	-	-	(52,182,341)	52,182,341
Share subscription receivable	(22,260)	-	-			(22,260)
Accumulated earnings (deficit)	(15,592,324)	(15,585,865)	36,589,763	(6,516)	(20,997,382)	(15,592,324)
Accumulated other comprehensive loss	(254)	-	-	(254)	254	(254)
Total shareholders' (deficit)/equity	36,589,763	36,596,476	36,589,763	(6,770)	(73,179,469)	36,589,763
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	36,589,763	43,876,703	36,589,763	30,143	(73,216,382)	43,869,990

	As of December 31, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total

ASSETS
Current assets:
Cash	-	8,163,098	-	1,235,911	-	9,399,009
Accounts receivable	-	1,443,047	-	-	-	1,443,047
Deferred offering costs	-	2,846,098	-	-	-	2,846,098
Prepaid expenses and other current assets	-	1,481,987	-	394,734	(843,542)	1,033,179
Total current assets	-	13,934,230	-	1,630,645	(843,542)	14,721,333

Non-current assets:
Property and equipment, net	-	34,224,553	-	-	-	34,224,553
Right-of-use assets	-	201,127	-	-	-	201,127
Investment in VIE	-	-	41,590,734	-	(41,590,734)	-
Investment in subsidiaries	34,840,734	-	-	-	(34,840,734)	-
Total non-current assets	34,840,734	34,425,680	41,590,734	-	(76,431,468)	34,425,680
TOTAL ASSETS	34,840,734	48,359,910	41,590,734	1,630,645	(77,275,010)	49,147,013

LIABILITIES
Current liabilities:
Short-term borrowings	-	10,000,000	-	-	-	10,000,000
Accounts payable	-	2,127,154	-	162,432	-	2,289,586
Deferred revenue	-	481,123	-	561,710	-	1,042,833
Income tax payable	-	42,007	-	-		42,007
Lease liabilities-current	-	143,938	-	-	-	143,938
Accrued expenses and other current liabilities	-	787,915	6,750,000	800,130	(7,550,130)	787,915
Total current liabilities	-	13,582,137	6,750,000	1,524,272	(7,550,130)	14,306,279

TOTAL LIABILITIES	-	13,582,137	6,750,000	1,524,272	(7,550,130)	14,306,279

Commitments and Contingencies

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	22,260	-	-	-	-	22,260
Additional paid-in capital	53,496,028	53,496,028	-	-	(53,496,028)	53,496,028
Share subscription receivable	(22,260)	-	-	-	-	(22,260)
Accumulated earnings (deficit)	(18,653,952)	(18,718,255)	34,840,734	107,715	(16,230,194)	(18,653,952)
Accumulated other comprehensive loss	(1,342)	-	-	(1,342)	1,342	(1,342)
Total shareholders' (deficit)/equity	34,840,734	34,777,773	34,840,734	106,373	(69,724,880)	34,840,734
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	34,840,734	48,359,910	41,590,734	1,630,645	(77,275,010)	49,147,013

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Condensed Consolidated Statements of Operations Schedule

	For the year ended June 30, 2021
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Revenues	-	10,652,136		-	-	10,652,136
Cost of revenues	-	(9,211,157)		-	-	(9,211,157)
Gross profit	-	1,440,979	-	-	-	1,440,979
Operating expenses	-	(9,312,353)			-	(9,312,353)
Share of loss in VIE		-	(7,823,669)	-	7,823,669	-
Share of loss in subsidiaries	(7,823,669)	-		-	7,823,669	-
Total operating expenses	(7,823,669)	(9,312,353)	(7,823,669)	-	15,647,338	(9,312,353)
Loss from operations	(7,823,669)	(7,871,374)	(7,823,669)	-	15,647,338	(7,871,374)
Total other income /(expenses), net	-	47,705	-	-	-	47,705
Income tax expense	-	-	-	-	-	-
Net loss	(7,823,669)	(7,823,669)	(7,823,669)	-	15,647,338	(7,823,669)

	For the year ended June 30, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Revenues	-	129,934,627	-	11,106	-	129,945,733
Cost of revenues	-	(121,085,176)	-	(17,286)	-	(121,102,462)
Gross profit	-	8,849,451	-	(6,180)	-	8,843,271
Operating expenses	-	(16,150,456)	-	-	-	(16,150,456)
Share of loss in VIE	-	-	(6,581,943)	-	6,581,943	-
Share of loss in subsidiaries	(6,581,943)	-	-	-	6,581,943	-
Total operating expenses	(6,581,943)	(16,150,456)	(6,581,943)	-	13,163,886	(16,150,456)
Loss from operations	(6,581,943)	(7,301,005)	(6,581,943)	(6,180)	13,163,886	(7,307,185)
Total other income /(expenses), net	-	725,522	-	(336)	56	725,242
Income tax expense	-	-	-		-	-
Net loss	(6,581,943)	(6,575,483)	(6,581,943)	(6,516)	13,163,942	(6,581,943)

	For the six months ended December 31, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Revenues	-	93,100,228	-	620,857	-	93,721,085
Cost of revenues	-	(88,644,939)	-	(474,880)	-	(89,119,819)
Gross profit	-	4,455,289	-	145,977	-	4,601,266
Operating expenses	-	(9,401,736)	-	(10,468)	-	(9,412,204)
Share of loss in VIE	-	-	(3,061,628)	-	3,061,628	-
Share of loss in subsidiaries	(3,061,628)	-	-	-	3,061,628	-
Total operating expenses	(3,061,628)	(9,401,736)	(3,061,628)	(10,468)	6,123,256	(9,412,204)
Loss from operations	(3,061,628)	(4,946,447)	(3,061,628)	135,509	6,123,256	(4,810,938)
Total other income/(expenses), net	-	1,856,064	-	(20,837)	(43,910)	1,791,317
Income tax expense	-	(42,007)	-		-	(42,007)
Net loss	(3,061,628)	(3,132,390)	(3,061,628)	114,672	6,079,346	(3,061,628)

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Condensed Consolidated Statement of Cash Flows Schedule

	For the year ended June 30, 2021
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Net cash used in operating activities	-	(6,634,193)	-	-	-	(6,634,193)
Net cash used in investing activities	-	(71,450)	-	-	-	(71,450)
Net cash provided by financing activities	-	7,278,930	-	-	-	7,278,930
Effect of exchange rate changes on cash	-	-	-	-	-	-
Net change in cash	-	573,287	-	-	-	573,287
Cash at beginning of the year	-	174,970	-	-	-	174,970
Cash at end of the year	-	748,257	-	-	-	748,257

	For the year ended June 30, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Net cash used in / (provided by) operating activities	-	(3,662,373)	-	30,397	-	(3,631,976)
Net cash used in investing activities	-	(69,676)	-	-	-	(69,676)
Net cash provided by financing activities	-	5,831,190	-	-	-	5,831,190
Effect of exchange rate changes on cash	-	-	-	(254)	-	(254)
Net change in cash	-	2,099,141	-	30,143	-	2,129,284
Cash at beginning of the year	-	748,257	-	-	-	748,257
Cash at end of the year	-	2,847,398	-	30,143	-	2,877,541

	For the six months ended December 31, 2022
	Parent	VIE and its consolidated subsidiary	WFOE	Other Subsidiaries	Elimination	Consolidated Total
Net cash used in / (provided by) operating activities	-	(1,676,908)	-	1,206,856	-	(470,052)
Net cash used in investing activities	-	(161,294)	-	-	-	(161,294)
Net cash provided by financing activities	-	7,153,902	-	-	-	7,153,902
Effect of exchange rate changes	-	-	-	(1,088)	-	(1,088)
Net change in cash	-	5,315,700	-	1,205,768	-	6,521,468
Cash at beginning of the period	-	2,847,398	-	30,143	-	2,877,541
Cash at end of the period	-	8,163,098	-	1,235,911	-	9,399,009

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RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Pandemics (such as COVID-19), epidemics, or fear of spread of contagious diseases could disrupt the travel industry and our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (“EVD”), coronavirus disease 2019 (“COVID-19”), Middle East respiratory syndrome (“MERS”), severe acute respiratory syndrome (“SARS”), H1N1 flu, H7N9 flu, and avian flu could disrupt the travel and collective mobility service industry in China and elsewhere in the world, reduce or restrict demand for travel and travel-related products and services, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Any one or more of these events or recurrence may adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

The current COVID-19 pandemic has already adversely affected many aspects of our business. Since the outbreak of the COVID-19 pandemic, we have experienced, and may continue to experience, a significant decline in commute and travel demand resulting in significant user cancelations and refund requests and reduced new orders relating to commute and travel. The supply of domestic transportation was also adversely and significantly affected in response to comprehensive containment measures in China and other international regions.

Our business in China showed strong recovery momentum in 2021 and 2022. However, we cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future or a similar outbreak will not occur again. In 2022, municipalities throughout China had reported cases of COVID-19 and in response, local governments enacted a strict zero-positive-case lockdown, resulting in a quarantine of the affected areas and disruption of commercial activities within those locales. China began to modify its zero-COVID policy at the end of 2022, and most of the travel restrictions and quarantine requirements were lifted in December 2022, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. If the COVID-19 pandemic and the resulting disruption to our business were to extend over a prolonged period, it could materially and adversely affect our business, financial condition, and results of operations. If the COVID-19 situation deteriorates, our service capacity and operational efficiency may be adversely affected again due to insufficient workforce as a result of temporary travel restrictions in China and the necessity to comply with disease control protocols in our business facilities. Our suppliers’ abilities to timely deliver services and respond to rescheduling or cancelation requests have been, and again may be, adversely affected for similar reasons, especially those located in critical regions in China.

In addition, our global customized chartered car and bus business has been affected by the travel restrictions imposed on outbound Chinese travellers. In December 2022, most of the travel restrictions and quarantine requirements were lifted. In anticipation of the future overseas traveling demand, we have applied license for outbound travel services for international air ticket booking, visa application assistance, and other international travel related services. Although the situation in China has improved greatly since January 2023, and the WHO declared that COVID-19 was no longer a public health emergency of international concern on May 4, 2023, it is uncertain whether and when the overseas tourism market may be recovered. We are continually monitoring the status of COVID-19 to assess any potential impact on our business.

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While the duration and the development of the pandemic is difficult to predict, our performance in terms of our key financial metrics such as revenues and net loss generally improved in 2022, as compared to 2021, benefiting from the containment of the COVID-19 pandemic in China. We have seen a slower recovery of the international travel market and, in turn, a slower recovery of our international business. We have noted Chinese travellers shifting their preferences towards emerging demand for short-haul travel, local trips, and domestic boutique and premium accommodation experiences. We have introduced novel products in order to capture these emerging trends and have proactively leveraged our live streaming function to promote local attractions and activities. However, we cannot assure you that these initiatives will be effective as expected, or that we will be able to act promptly to cater to the travellers’ emerging traveling preferences in the future. We will continue to monitor and evaluate the financial impacts on our financial condition, results of operations, and cash flows in future periods. In the event of prolonged impact of the COVID-19 pandemic on our financial condition and cash flows, we cannot assure you that additional financing will be available to us on reasonable terms, or at all, should we require it. The global spread of COVID-19 pandemic in a significant number of countries around the world, such as the United States, has resulted in, and may intensify, global economic distress, and the extent to which it may affect our financial condition, results of operations, and cash flows will depend on future developments, which are highly uncertain and cannot be predicted.

In addition, the recent financial turmoil leading to vitality in the financial and securities markets, especially since the COVID-19 pandemic, has generally made access to capital less certain and increased the cost of obtaining new capital. As we manage through the slowdown in our business due to the COVID-19 pandemic, we cannot assure you that additional financing will be available to us on reasonable terms, or at all.

We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.

We commenced our operations in August 2019 through Youba Tech and we have a limited operating history in the CMS industry, which is competitive and rapidly evolving. We may have limited insight into trends that may develop and affect our business, and we may make errors in predicting and reacting to industry trends and evolving needs of our customers.

For the years ended June 30, 2021 and 2022, our revenues were RMB10,652,136 and RMB129,945,733($18,840,360), respectively.  For the six months ended December 31, 2021 and 2022, our revenues were RMB46,862,135 and RMB93,721,085 ($13,588,280), respectively. Our historical results and growth may not be indicative of our future performance, and we may fail to continue our growth or maintain our historical growth rates. If our products and services does not develop as we expect, or if we fail to continue to address the needs of our users, our business and financial conditions may be materially adversely affected.

In addition, we may not be able to effectively manage our growth. Our business expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

We incurred net losses for the years ended June 30 2021 and 2022 and for the six months ended December 31, 2022. We may not be able to generate sufficient operating cash flows and working capital. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We recorded net loss of RMB7,823,669 and RMB6,581,943 ($954,293) for the years ended June 30, 2021 and 2022, respectively. We recorded net loss of RMB3,337,696 and RMB3,061,628 ($443,894) for the six months ended December 31, 2021 and 2022, respectively. As a result, we have generated negative cash flows from operating activities of RMB6,634,193, RMB3,631,976 ($526,589) and RMB470,052 ($68,152) for the years ended June 30, 2021 and 2022, and for the six months ended December 31, 2022. We can offer no assurance that we will operate profitably or that we will generate positive cash flows in the next twelve months, given our substantial expenses in relation to our revenue at this stage of our Company. Inability to collect our accounts receivable in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and results of operations. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case.

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If and when we are unable to generate sufficient cash flows from operations to meet our working capital requirements and various operating needs, we may need to raise additional funds for our operations and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. If we are unable to achieve or maintain profitability, the market price of our shares may significantly decrease. In the event that the Company requires additional funding to finance its operations, the Company’s major shareholders have indicated their intent and ability to provide such financial support, however, there is no assurance such funding will be available when the Company needs it in the future.

The growth of our business depends on our ability to accurately predict consumer trends and demand and successfully introduce new products and services and improve existing services.

Our growth depends, in part, on our ability to successfully predict customers preferences and traveling demands. This, in turn, depends on our ability to predict and respond to evolving consumer trends, demands and preferences. The development and introduction of innovative new products and services involve considerable costs. Any new product or service may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may negatively affect our operating results and damage our reputation. If we are not able to anticipate, identify or develop and market products to respond to the changes in the requirements and preferences of our customers, or if our new product introductions or repositioned products fail to gain consumer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

The successful operation of our business depends substantially upon the cooperation of third parties that are not under our control.

Although we have our proprietary mobile apps and websites for users to access our products and services, our user acquisition relies heavily on our mini programs built on platforms provided by WeChat and other third-party partners. If we lose our cooperation with third-party business partners owning the platforms where our mini programs are operated, for example, by unintentionally breaching the rules set by these third parties that lead to the suspension of our mini programs, our users may no longer access our products and services via the mini programs. Such events could damage our reputation significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition, and operating results.

We rely on search engines, social networking sites and online streaming services to attract a meaningful portion of our users, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit our ability to attract new users.

Many users locate our platform through internet search engines, such as Baidu, and advertisements on social networking sites and online streaming services, such as WeChat, Douyin and Xiaohongshu. If we are listed less prominently or fail to appear in search results for any reason, visits to our mini programs on WeChat and other third-party partners could decline significantly, and we may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If the search engines on which we rely for algorithmic listings modify their algorithms, we may appear less prominently or not at all in search results, which could result in reduced traffic to our website that we may not be able to replace. Additionally, if the costs of search engine marketing services, such as Baidu, increase, we may incur additional marketing expenses, we may be required to allocate a larger portion of our marketing spend to this channel or we may be forced to attempt to replace it with another channel (which may not be available at reasonable prices, if at all), and our business, financial condition and results of operations could be adversely affected.

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Furthermore, competitors may in the future bid on our brand names and other search terms that we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website. In addition, search engines, social networking sites and video streaming services may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to our website and sales of our solutions. Additionally, new search engines, social networking sites, video streaming services and other popular digital engagement platforms may develop in specific jurisdictions or more broadly that reduce traffic on existing search engines, social networking sites and video streaming services. If we are not able to achieve awareness through advertising or otherwise, we may not achieve significant traffic to our website.

Because we rely upon a third party to perform the payment processing for our customers, the failure or inability of the third party to provide these services could impair our ability to operate.

Because we do not possess an internal payment method given the difficulties of obtaining and maintaining a payment license, all payments by our clients are processed by third party payment service providers such as UnionPay, Alipay and WeChat Pay. These payment service providers are used by most e-commerce platforms for their convenience, reliability and cost-effectiveness. However, the payment processing business is highly regulated, and it is subject to a number of risks that could materially and adversely affect their abilities to provide payment processing services to us, including:

●	increased regulatory focus and the requirement that it comply with numerous complex and evolving laws, rules and regulations;

●	increases in the costs to the third party, including fees charged by banks to process funds through the third parties, which could result in increased costs to us and to our participants;

●	dissatisfaction with the third parties’ services;

●	a decline in the use of the third parties’ services generally which could result in increases in costs to users such as us and our participants;

●	the ability of the third parties to maintain adequate security procedures to prevent the hacking or other unauthorized access to account and other information provided by us and the participants who use the system;

●	system failures or failure to effectively scale the system to handle large and growing transaction volumes;

●	the failure or inability of the third parties to manage funds accurately or the loss of funds by the third parties, whether due to employee fraud, security breaches, technical errors or otherwise; and

●	the failure or inability of these third parties to adequately manage business and regulatory risks.

We rely on the convenience and ease of use that third party’s payment methods provide to our users. If the quality, utility, convenience or attractiveness of these payment services declines for any reason, the attractiveness of our services could be materially impaired. If we need to migrate to other third-party payment services for any reason, the transition could require considerable time and management resources, and the third-party payment services may not be as effective, efficient or well-received by our clients. Further, our clients may be reluctant to use a different payment system.

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy, including our expansion in China and North America. Our ability to implement this growth strategy depends, among other things, on our ability to:

•	increase our brand recognition by effectively implementing our marketing strategy and advertising initiatives;

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•	create and maintain brand loyalty;

•	develop new products and services that appeal to consumers;

•	identify and successfully enter and market our products and services in new geographic areas and market segments.

We may not be able to successfully implement our growth strategy and may need to change our strategy from time to time. If we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful, our business, financial condition and results of operations may be materially adversely affected.

Any damage to our reputation or our brands may materially adversely affect our business, financial condition and results of operations.

We have long business relationships with our customers by maintaining high quality and quick service response. Our brand “微巴士” and “Wetour” have gained good reputation among our customers and suppliers. Our ability to strengthen our brand recognition and maintain our market position among the traditional and online travel agency platforms is critical for us to build and maintain relationships with our customers and suppliers. We have solidified our market position over the past years. In order to strengthen our brand recognition and maintain market position, we may need to increase our investments in marketing activities, product and service development, and user and supplier engagement, which may affect our operating margin.

Our market position and our ability to attract new users and continue to retain and engage our existing users also depends on our ability to continue to provide users with superior experiences. We have been consistently enhancing our technology, product, service, and content offerings, and user interfaces to offer a personalized, convenient, enjoyable, and inspirational user experience. We have also been continuously catering to our users’ diverse needs and evolving preferences. Any damage to our reputation or our brands may materially adversely affect our business, financial condition and results of operations.

We operate in a highly competitive industry and may lose market share or experience margin erosion if we are unable to compete effectively.

We compete on the basis of service quality and performance, brand awareness and loyalty, offering variety, reputation, price and promotional efforts. We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire lockset manufacturing industry. If these competitive pressures cause our products to lose market share or experience margin erosion, our business, financial conditions and results of operations may be materially adversely affected.

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We are mainly concentrated in one geographic area, which increases our exposure to many of the risks enumerated herein.

As of December 31, 2022, our revenues were primarily derived from operations of the VIE and its subsidiary in Zhejiang Province. Operating in a concentrated area increases the potential impact that many of the risks stated herein may have upon our ability to perform. For example, we have greater exposure to regulatory actions impacting Zhejiang Province, natural disasters in the geographic area, competition for services and suppliers available in the area. Due to the concentrated nature of our operations, we could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified operation geographically. Any delays or interruptions of our services could have a material adverse effect on our financial condition and results of operations.

We face risks associated with managing operations in China, any of which could decrease our sales or earnings and could significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless.

Nearly all of our operations currently are conducted in China. There are a number of risks inherent in doing business in China, including the following: unfavorable political or economic factors; fluctuations in foreign currency exchange rates; potentially adverse tax consequences; unexpected legal or regulatory changes; lack of sufficient protection for intellectual property rights; difficulties in recruiting and retaining personnel, and managing international operations; and less developed infrastructure. Furthermore, changes in the political, economic and social conditions in China from which these risks are derived could make it more difficult to provide products and services to our customers. Our inability to manage these risks successfully could adversely affect our business and manufacturing operations and could significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless.

We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

We derive a significant portion of our revenues from a few major customers. For the years ended June 30, 2021 and 2022, top 10 customers accounted for approximately 58% and 44% of our revenues, respectively. For the six months ended December 31, 2021 and 2022, top 10 customers accounted for approximately 66% and 43% of our revenues, respectively. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our products that will be generated by these customers or the future demand for our products by these customers in the end-user marketplace. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce our prices or they could decrease the purchase quantity of our products, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations. If any of our ten largest customers terminates the purchase of our products, such termination would materially negatively affect our revenues, results of operations and financial condition.

Our operating results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our operating results, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one period are not necessarily an indication of future performance. Fluctuations in results may adversely affect the market price of our Ordinary Shares. Factors that may cause fluctuations in our financial results include:

•	our ability to attract new customers and retain existing customers;

•	changes in our mix of products and introduction of new products;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

•	the impact of competitors;

•	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;

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•	changes in the legal or regulatory environment or proceedings, including enforcement by government regulators, fines, orders or consent decrees;

•	the timing of expenses related to the development or acquisition of technologies or businesses; and

•	the additional costs related to being a public company

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract quality customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products.

Increases in labor costs in the PRC may adversely affect the business and results of operations of us and the VIE.

The currently effective PRC Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the PRC Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we and the VIE need to significantly reduce our and the VIE’s workforce, the PRC Labor Contract Law could adversely affect our and the VIE’s ability to do so in a timely and cost-effective manner, and our and the VIE’s results of operations could be adversely affected. In addition, for certain employees whose employment contracts include non-competition terms, the PRC Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our and the VIE’s operating expenses.

We expect that our and the VIE’s labor costs, including wages and employee benefits, will continue to increase. Unless we and the VIE are able to pass on these increased labor costs to our and the VIE’s customers by increasing the prices of our and the VIE’s products and services, the financial condition and results of operations of us and the VIE would be materially and adversely affected.

The price of oil and natural gas has historically been volatile. The ongoing Russian-Ukrainian War has increased the oil and natural gas prices substantially. If the price continues to increase, our drivers and bus fleet providers may be forced to adjust their prices upward. Our projections, budgets, and revenues would be adversely affected, potentially forcing us to make changes in our operations.

Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions and ongoing Russian-Ukrainian war. Cash flows from operations are highly dependent on the prices that we receive from our drivers and bus fleet providers. This price volatility could affect the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. The volatility of the energy markets makes it difficult to predict future oil and natural gas price movements with any certainty. Increases in oil and natural gas prices affect our costs and pricing to customers. Unless we are able to pass on these increased labor costs to our and the VIE’s customers by increasing the prices of our and the VIE’s products and services, the financial condition and results of operations of us and the VIE would be materially and adversely affected.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, trade names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Our Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

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•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;
•	difficulties in retaining, training, motivating and integrating key personnel;
•	diversion of management’s time and resources from our normal daily operations;
•	difficulties in successfully incorporating licensed or acquired technology and rights into our product offerings;
•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;
•	risks of entering markets in which we have limited or no prior experience;
•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;
•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;
•	failure to successfully further develop the acquired technology;
•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
•	potential disruptions to our ongoing businesses; and
•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have the ability to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Our senior management does not have much experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and share price.

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We have adopted share option plans and terminated the plans in June 2023. There may be accounting impact in connection with the unrecognized share-based compensation expenses.

In connection with our restructuring and spin-off, we adopted our 2022 share incentive plan (the “2022 Plan”) to grant an aggregate of 470,000 restricted stock units (“RSUs”) at a unit purchase price of RMB1.00 to qualified management and employees in order to retain and motivate the management team and core employees to improve the Company's ability to create value and long-term competitiveness. Share-based compensation expenses of RMB3,390,941 were recognized for the RSUs during the year ended June 30, 2022. As of June 30, 2022, there was unrecognized share-based compensation expenses of RMB24,934,265 in relation to the RSUs which is expected to be recognized over a weighted average period of 3.71 years. Share-based compensation expenses of RMB1,313,687 were recognized for the RSUs for the six months ended December 31, 2022. As of December 31, 2022, there was unrecognized share-based compensation expenses of RMB12,179,843 in relation to the RSUs which is expected to be recognized over a weighted average period of 3.15 years.

We terminated the share option plans in June 2023 and may be required to recognize all remaining unrecognized share-based compensation expenses on the termination date. Although we do not believe the adjustment may have significant impact on our operations, such adjustment may result in changes in our financial results.

We lease our facilities from third parties and there is no assurance that we will be able to renew our leased facilities on favorable terms, or at all.

We currently lease the properties we use to operate our business. Our headquarters are located in Hangzhou comprising office premises of approximately 255.7 m2. The lease terms on these premises expire on September 15, 2023. If we are unable to renew the lease on favorable terms, or at all, we would be required to find new leased space, which space may be more expensive to lease than our current facilities. Also, the lease may be terminated early due to unexpected change of land usage by the local government.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including engineering, risk management, information technology, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled marketing, engineering, information technology, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our products could diminish, resulting in a material adverse effect to our business.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this offering, we will become a public company in the United States subject to Section 404 of the Sarbanes-Oxley Act of 2002 which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending June 30, 2023. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, and if the value of our non-affiliated float of our Ordinary Shares exceeds certain amounts, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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In the course of preparing and auditing our consolidated financial statements for the years ended June 30, 2021 and 2022, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting as of June 30, 2022. According to the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC. The material weakness, if not remediated timely, may lead to material misstatements in the consolidated financial statements in the future.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

A lack of insurance coverage could expose us to significant costs and business disruption.

We may not have acquired sufficient insurance to cover our business’s assets, property, and potential liability. We and the VIE do not maintain any liability insurance or property insurance policies covering equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster, which we believe is consistent with market practice in China. Consistent with customary industry practice in China, we and the VIE do not maintain business interruption insurance, nor do we and the VIE maintain key-man life insurance. We do not have automobile or liability insurance coverage, and our drivers and vehicle fleet providers maintain automobile and liability insurance in compliance with PRC laws. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents, or business interruption, our results of operations could be materially and adversely affected.

Our business may be negatively affected by the trend of remote working and flexible working schedules.

In fiscal years 2021 and 2022, 73.9% and 15.1%, respectively, of our revenue came from our commute shuttle services that help corporate and government customers provide commute services to their employees. However, the traditional on-site working model has been challenged by the remote working model since the beginning of the COVID-19 pandemic. In the six months ended December 31, 2021 and 2022, 20.6% and 8.2%, respectively, of our revenue came from our commute shuttle services. Our revenues from commute shuttle service decreased by 20.8% from RMB9,655,309 for the six months ended December 31, 2021 to RMB7,650,720 ($1,109,250) for the six months ended December 31, 2022, primarily attributable to the termination in collaboration with two major customers. In the future, we intend to put more effort in developing more customers to alleviate potential fluctuation of commute shuttle service business as a result of revenue concentration.

Due to the lasting fight against COVID-19 and its variants cases in China, more employers have to consider to adopt remote working model or flexible working model, which has been supported by the Chinese government to reduce the negative impact on business operations caused by pandemic control restrictions. China began to modify its zero-COVID policy at the end of 2022, and most of the travel restrictions and quarantine requirements were lifted in December 2022, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. Even if the situation in China has improved greatly since January 2023, and COVID-19 is no longer a public health emergency of international concern, according to WHO, our customers may still decide to adopt the remote working model and terminate the commute service with us. If more companies and government organizations adopt full or partial remote working models, their need for commute service will certainly reduce, which poses a risk to our business operations.

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Newly developed public transportation infrastructure may reduce the demand for our commute shuttle and chartered bus services

Our services provide an alternative mobility solution to traditional public transportation by offering efficient and tailor-made transportation and travel packages to our customers at competitive prices. This alternative solution may lose its appeal to our customers when public transportation like subways and high-speed trains expand its reach to places it did not touch in the past since most of our services are provided through buses and vans traveling on the increasingly crowded roads.

Because we conduct most of our operations in China, a country that constantly updates its public transportation infrastructures, we are facing serious competitions from newly established subway lanes, bus stops, and inter-city high-speed trains. Specifically, on April 26, 2022, the Central Financial and Economic Affairs Commission of China announced that the Chinese government would invest more in five areas, one of which is the transportation infrastructure. With more public transportation available to the public, our business may be negatively impacted if we cannot provide unique and irreplaceable services to our customers.

We must remit the offering proceeds to China before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The proceeds of this offering may be sent back to the PRC, and the process for sending such proceeds back to the PRC may be time-consuming after the closing of this offering.

In utilizing the proceeds of this offering, we, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries, which are treated as “foreign-invested enterprises” under PRC laws, through loans or capital contributions. However, loans by us to our PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of China’s SAFE and capital contributions to our PRC subsidiaries are subject to the requirement of making necessary registration with competent governmental authorities in the PRC.

We may be unable to use these proceeds to grow our business until our PRC subsidiaries receive such proceeds in the PRC. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiaries is required to be registered with SAFE or its local branches or satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the filing with State Administration for Market Regulation in its local branches, the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws, for example, we will open a special foreign exchange account for capital account transactions, remit the offering proceeds into such special foreign exchange account and apply for settlement of the foreign exchange. The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and our Ordinary Shares.

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Risks Related to Corporate Structure

Webus is a Cayman Islands exempted company operating in the United States and in China partially through its subsidiaries and partially through contractual arrangements with the VIE. Investors thus are not purchasing, and may never directly hold, 50% VIE Interests in the VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for the majority of our and the VIE’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE and, consequently, significantly affect the financial condition and results of operations of Webus. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIE, which may materially and adversely affect our and the VIE’s operations and the value of your investment.

Current PRC laws and regulations impose certain restrictions and prohibitions on foreign ownership of companies that engage in value-added telecommunications business. Specifically, foreign ownership of a company providing value-added telecommunications services may not exceed 50%.

We are a company incorporated under the laws of the Cayman Islands, and Xinjieni Tech, our indirect wholly-owned PRC subsidiary, is considered a foreign-invested enterprise. In light of such status, it is illegal for us to hold 100% ownership of the VIE and its subsidiary through our subsidiaries or independently operate our and the VIE’s business of information services as they constitute value-added telecommunications services. As such, Xinjieni Tech, our WFOE, entered into the Contractual Arrangements with the VIE and Individual Registered Shareholders. These agreements include: (i) an exclusive business cooperation agreement, which enables us to receive substantially all of the economic benefits of the VIE, (ii) power of attorney and a share pledge agreement, which together with 50% equity interest held by Xinjieni Tech, provide us with control over the VIE, and (iii) an exclusive call option agreement, which provides us with the option to purchase the 50% equity interests in the VIE held by the Individual Registered Shareholders. The conditions we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE. Only if we meet the aforementioned conditions for consolidation of the VIE and its subsidiary under U.S. GAAP, we will be deemed as the primary beneficiary of the VIE and its subsidiary, and the VIE and its subsidiary will be treated as our consolidated entities for accounting purposes.

As the Contractual Arrangements that establish the structure for operating our and the VIE’s business in the PRC have not been tested in any of the PRC courts, if the Contractual Arrangements are found to be in violation of any existing or any PRC laws or regulations in the future, or the PRC government finds that we, or any of the VIE fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the MIIT, MOFCOM and STA, would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses;

•	discontinuing or restricting the operations;

•	imposing fines or confiscating any of the income from us and the VIE that they deem to have been obtained through illegal operations;

•	requiring us to restructure our and the VIE’s operations in such a way as to compel us to establish new entities, re-apply for the necessary licenses or relocate our and the VIE’s business, staff and assets;

•	imposing additional conditions or requirements with which we and the VIE may not be able to comply;

•	restricting or prohibiting the use of proceeds from the initial public offering or other financing activities to finance our and the VIE’s business and operations in the PRC; or

•	taking other regulatory or enforcement actions that could be harmful to our and the VIE’s business.

Any of these actions could cause significant disruption or result in a material change to our and the VIE’s business operations, and may materially and adversely affect our and the VIE’s business, financial condition and results of operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of the VIE and its subsidiary in our (including the VIE) consolidated financial statements, if the PRC governmental authorities find the VIE’s legal structure and Contractual Arrangements to be in violation of PRC laws, rules and regulations. If any of these penalties results in our inability to direct the activities of the VIE or its subsidiary that most significantly impact its economic performance and/or our failure to receive the economic benefits from the VIE or its subsidiary, we may not be able to consolidate the VIE and/or its subsidiary into our (including the consolidated VIE) consolidated financial statements in accordance with U.S. GAAP. If we are unable to claim our right to control the assets of the VIE, our Ordinary Shares may decline in value or become worthless.

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We are a holding company, and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay for the holding company expenses or pay dividends to holders of our Ordinary Shares.

We are a Cayman Islands holding company and conduct substantially all of our business through the VIE and its subsidiary in China. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If the VIE and its subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, the WFOE may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

The VIE and its subsidiary generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of the VIE and its subsidiary to use their Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of the VIE and its subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of the VIE and its subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the VIE and its subsidiary, or the WFOE, to its immediate holding company, Webus HK. As of the date of this prospectus, the WFOE currently does not have plan to declare and pay dividends to Webus HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Webus HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Webus HK. When the WFOE plans to declare and pay dividends to Webus HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

We rely on contractual arrangements with the VIE and Individual Registered Shareholders for our and the VIE’s operations in China, which may not be as effective in providing operational control as direct ownership, and the VIE’s shareholders may fail to perform their obligations under the contractual arrangements.

Current PRC laws and regulations impose certain restrictions and prohibitions on foreign ownership of companies that engage in value-added telecommunications business. Specifically, foreign ownership of a company providing value-added telecommunications services may not exceed 50%. Due to the restrictions on foreign ownership of value-added telecommunications business in the PRC under PRC laws, we hold 50% equity interests of the VIE, and Xinjieni Tech, our WFOE, entered into the Contractual Arrangements with the VIE and Individual Registered Shareholders regarding the 50% VIE Interest. These agreements include: (i) an exclusive business cooperation agreement, which enables us to receive substantially all of the economic benefits of the VIE, (ii) power of attorney and a share pledge agreement, which together with 50% equity interest held by Xinjieni Tech, provide us with control over the VIE, and (iii) an exclusive call option agreement, which provides us with the option to purchase the 50% equity interests of the VIE held by Individual Registered Shareholders. The conditions we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE. Only if we meet the aforementioned conditions for consolidation of the VIE and its subsidiary under U.S. GAAP, we will be deemed as the primary beneficiary of the VIE and its subsidiary, and the VIE and its subsidiary will be treated as our consolidated entities for accounting purposes.

Although we have been advised by our PRC legal counsel, Allbright Law Offices, that our Contractual Arrangements constitute valid and binding obligations enforceable against each party of such agreements in accordance with their terms, the Contractual Arrangements may not be as effective in providing control over the VIE as direct ownership. If we had more than 50% direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of business through the contractual arrangements with the VIE. All of these Contractual Arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these Contractual Arrangements will be resolved through arbitration or litigation in the PRC. However, the legal system in the PRC is not as developed as in other jurisdictions, such as the United States. The Contractual Arrangements that establish the structure for operating our and the VIE’s business in the PRC have not been tested in any of the PRC courts and there are very few precedents and little official guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the outcome of arbitration or litigation. These uncertainties could limit our ability to enforce these Contractual Arrangements. In the event we are unable to enforce these Contractual Arrangements or we experience significant delays or other obstacles in the process of enforcing these Contractual Arrangements, we may not be able to exert control over the VIE and may lose control over the assets owned by the VIE. Our control over the VIE is limited to the aforementioned conditions we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP. Therefore, our contractual arrangements with the VIE may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be. Our financial performance may be adversely and materially affected as a result and we may not be eligible to consolidate the financial results of the VIE into our consolidated financial results.

The shareholders of the VIE may have conflicts of interests with us, which may materially and adversely affect our and the VIE’s business.

We have designated individuals who are PRC nationals to be the shareholders of the VIE. These individuals may have conflicts of interest with us. As of the date of this prospectus, the VIE was owned by Zheng Jiahua and Wu Chunyun as to 50%. Conflicts of interest may arise between the roles of Zheng Jiahua, as director and/or senior management of our Company and as shareholders of the VIE as well as director and/or senior management of the VIE.

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We rely on these individuals to abide by the laws of the Cayman Islands which impose fiduciary duties upon directors and officers of our Company. Such duties include the duty to act bona fide in what they consider to be in the best interest of our Company as a whole and not to place themselves in a position in which there is a conflict between their duties to our Company and their personal interests. On the other hand, PRC laws also provide that a director or a management officer owes a loyalty and fiduciary duty to the company he or she directs or manages. We cannot assure you that when conflicts arise, individual shareholders of the VIE will act in the best interest of our Company or that conflicts will be resolved in our favor. These individuals may breach or cause the VIE to breach the Contractual Arrangements. If we cannot resolve any conflicts of interest or disputes between us and these shareholders, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our and the VIE’s operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

The investors may face significant liquidity risks because of the VIE structure and being based in and having the majority of the Company’s operations in China.

The VIE hold certain assets that are important to our operations, including permits, domain names and IP rights, among others. Under Contractual Arrangements, Individual Registered Shareholders may not voluntarily liquidate the VIE or approve them to sell, transfer, mortgage or dispose of their assets or legal or beneficial interests exceeding certain threshold in the business in any manner without our prior consent. However, in the event that the Individual Registered Shareholders breach this obligation and voluntarily liquidate the VIE, or the VIE declare winding up, or all or part of their assets become subject to liens or rights of third-party creditors, we and the VIE may be unable to continue some or all of our and the VIE’s operations, which could materially and adversely affect our and the VIE’s business, financial condition and results of operations. Furthermore, if the VIE undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of its assets, hindering our and the VIE’s ability to operate our and the VIE’s business, which could materially and adversely affect our and the VIE’s business, financial condition and results of operations. We do not have priority pledges and liens against the assets of the VIE. If the VIE undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets and we may not have priority against such third-party creditors on the assets of the VIE. If the VIE liquidates, we may take part in the liquidation procedures as a general creditor under the PRC Enterprise Bankruptcy Law and recover any outstanding liabilities owed by the VIE to WFOE under the applicable agreement(s). Moreover, there are uncertainties exist in the interpretation and enforcement of the laws and regulations governing our corporate structure, and given the fact that we are a China-based company with the majority of the operations in China, the investors may face significant liquidity risks if new laws, regulations, or government policies in China prohibit us from using or transferring cash or other assets in the VIE.

If we exercise the option to acquire equity ownership and assets of the VIE, the ownership or asset transfer may subject us to certain limitations and substantial costs.

According to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (the “FITE Regulations”), foreign investors are not allowed to hold more than 50% of the equity interests in a company providing value-added telecommunications services. Consequently, we may be ineligible to operate the VIE’s value-added telecommunication enterprises directly and may be forced to suspend the operations if the Contractual Arrangements are considered as invalid, which could materially and adversely affect the business, financial condition and results of operations of us and the VIE.

Pursuant to the Contractual Arrangements, WFOE or its designated person(s) has the irrevocable and exclusive right to purchase all or any part of the equity interests in the VIE from Individual Registered Shareholders at any time and from time to time in WFOE’s absolute discretion to the extent permitted by PRC laws. The consideration for the equity ownership shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests while the consideration for the assets shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets.

The equity transfer may be subject to the approvals from, or filings with, the MIIT, MOFCOM and SAMR and/or their local competent branches. In addition, the equity transfer price may be subject to review and tax adjustment by the relevant tax authorities. The equity transfer price to be received by the VIE under the Contractual Arrangements may also be subject to enterprise income tax, and such tax amounts could be substantial. Accordingly, in the event that we exercise the option to acquire equity ownership and/or assets of the VIE, substantial costs may be incurred, which may adversely and materially affect our and the VIE’s financial performance.

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Certain terms of the Contractual Arrangements may not be enforceable under PRC laws.

The Contractual Arrangements provide for dispute resolution by way of arbitration in accordance with the arbitration rules of the Hangzhou Arbitration Commission in Hangzhou, Zhejiang Province, the PRC. The Contractual Arrangements contain provisions to the effect that the arbitral body may award remedies over the equity interests and/or assets of the VIE, injunctive relief and/or winding up of the VIE. In addition, the Contractual Arrangements contain provisions to the effect that courts in Hong Kong and the Cayman Islands are empowered to grant interim remedies in support of the arbitration pending the formation of an arbitral tribunal. However, we have been advised by our PRC legal counsel that the above-mentioned provisions contained in the Contractual Arrangements may not be enforceable. Under PRC laws, an arbitral body does not have the power to grant any injunctive relief or provisional or final winding-up order to preserve the assets of or any equity interest in the VIE in case of disputes. Therefore, such remedies may not be available to us, notwithstanding the relevant contractual provisions contained in the Contractual Arrangements. PRC laws allow an arbitral body to award the transfer of assets of or equity interests in the VIE in favor of an aggrieved party. In the event of non-compliance with such award, enforcement measures may be sought from the court. However, the court may or may not support the award of an arbitral body when deciding whether to take enforcement measures. Under PRC laws, courts of judicial authorities in the PRC generally would not grant injunctive relief or the winding-up order against the VIE as interim remedies to preserve the assets or equity interests in favor of any aggrieved party. Our PRC legal counsel is also of the view that, even though the Contractual Arrangements provide that courts in Hong Kong and the Cayman Islands may grant and/or enforce interim remedies or in support of arbitration, such interim remedies (even if so granted by courts in Hong Kong or the Cayman Islands in favor of an aggrieved party) may not be recognized or enforced by PRC courts. As a result, in the event that the VIE or any of Individual Registered Shareholders breaches any of the Contractual Arrangements, we may not be able to obtain sufficient remedies in a timely manner or at all, and our ability to exert control over the VIE subject to the conditions we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP and conduct the VIE’s value-added telecommunications service could be materially and adversely affected. The conditions we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE.

On March 15, 2019, the Foreign Investment Law was formally adopted by the National People’s Congress, or the NPC, which became effective from January 1, 2020 and replaced the Law on Sino-Foreign Equity Joint Ventures, the Law on Sino-Foreign Contractual Joint Ventures and the Law on Foreign-Capital Enterprises to become the legal foundation for foreign investment in the PRC. However, the Foreign Investment Law does not explicitly stipulate the contractual arrangements as a form of foreign investment. The Foreign Investment Law is formulated to establish regulatory principles to foreign investment within the PRC, aiming to further expand opening-up, vigorously promote foreign investment and protect the legitimate rights and interests of foreign investors. Much detailed laws, regulations and rules relating to foreign investments are to be enacted by relevant regulatory authorities. As such, there are uncertainties regarding the evolution of the regulatory regime and the interpretation and implementation of current and any future PRC laws and regulations applicable to the foreign investment.

Conducting operations through contractual arrangements has been adopted by many PRC-based companies, including us, to obtain and maintain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions or prohibitions in China. The Foreign Investment Law stipulates that foreign investment includes foreign investors investing in China through any other methods under laws, administrative regulations, or provisions prescribed by the State Council. Therefore, there are possibilities that future laws, administrative regulations, or provisions of the State Council may stipulate contractual arrangements as a way of foreign investments, and then whether our Contractual Arrangements will be recognized as foreign investment, whether our Contractual Arrangements will be deemed to be in violation of the foreign investment access requirements and how our Contractual Arrangements will be handled are uncertain.

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In the extreme case-scenario, we and the VIE may be required to unwind the Contractual Arrangements and/or dispose of the VIE, which could have a material and adverse effect on our and the VIE’s business, financial condition and result of operations. In the event that our Company no longer has a sustainable business after the aforementioned unwinding of the Contractual Arrangements or disposal or when such measures do not comply with the Listing Rules or applicable laws, the relevant regulators may take enforcement actions against us which may have a material adverse effect on the trading of our Shares or even result in delisting of our Company.

Our Contractual Arrangements may be subject to scrutiny of PRC tax authorities and additional tax may be imposed which may materially and adversely affect our and the VIE’s results of operation and value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We and the VIE could face material and adverse tax consequences if the PRC tax authorities determine that any service fees charged by us under the Exclusive Business Cooperation Agreement does not represent an arm’s length price and adjust any of the VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could increase our and the VIE’s tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties to the VIE for under-paid taxes. Our and the VIE’s business, financial condition and results of operations may be materially and adversely affected if our and the VIE’s tax liabilities increase or if we and the VIE are found to be subject to late payment fees or other penalties.

We are a holding company and the investors will have ownership in a holding company that does not directly own all of its operation in China. We primarily rely on our WFOE and the VIE for the operation in PRC. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to pay dividends to our shareholders.

We are a holding company and the investors will have ownership in a holding company that does not directly own all of its operation in China. We rely on our WFOE and the VIE for the operation in PRC. Any benefits accrued to us because of the VIE are limited to the conditions we met for consolidation of the VIE under U.S. GAAP. Such conditions include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE. We are deemed as the primary beneficiary of the VIE, and the VIE are treated as our consolidated entities for accounting purpose. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. If WFOE incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the income of WFOE in turn depends on the service fees paid by the VIE and the PRC tax authorities may require us to adjust our taxable income under the Contractual Arrangements in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. Current PRC laws and regulations permit our subsidiaries in China to pay dividends to us only out of its retained earnings, if any, determined in accordance with Chinese accounting standards and regulations and WFOE shall make up its losses of previous years when conducting outward remittance. Under the applicable requirements of PRC laws and regulations, WFOE is required to set aside at least 10% of its accumulated after-tax profits based on PRC accounting standards each year to fund certain statutory reserves until the accumulated amount of such reserve reaches 50% of its registered capital. At its discretion, WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to its discretionary reserve fund, or its staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

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Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Nearly all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies and change of enforcement practice of such rules and policies can change quickly with little advance notice. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and materially and adversely affect our business and results of operations.

Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operation, decrease the value of our Ordinary Shares and limit the legal protections available to us.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our Ordinary Shares.

We cannot rule out the possibility that the PRC government will institute a licensing regime or pre-approval requirement covering our industry at some point in the future. If such a licensing regime or approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

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The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with this transaction under PRC rules, regulations or policies, and, if required, Webus cannot predict whether or how soon it will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and implementation of the regulations remain unclear.

In addition, the PRC government authorities may strengthen oversight over offerings that are conducted overseas. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by PRC companies. Effective measures, such as promoting the construction of relevant regulatory systems, are to be taken to deal with the risks and incidents of China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The Measures for Cybersecurity Review issued by the CAC and other related authorities on December 28, 2021 also required that, among others, “critical information infrastructure” or internet platform operator holding over one million users’ personal information to apply for a cybersecurity review before any listing at a foreign country. In addition, the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine that an operator’s cyber products or services or data processing affect or may affect national security. The Measures for Security Assessment for Cross-border Data Transfer which took effect on September 1, 2022, stipulates that a data processor shall apply to the competent cyberspace department for security assessment and clearance of outbound data transfer in the event of outbound transfer of important data by a data processor, outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data. These statements and regulations are recently issued and there remain substantial uncertainties about their interpretation and implementation. As of the date of this prospectus, Webus does not hold personal information of over one million users. Webus has not been considered as an “operator of critical information infrastructure” by competent authority, nor has Webus been informed by any PRC governmental authority of any requirement that Webus files for a cybersecurity review.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. Under the New Overseas Listing Rules and the guidance, domestic companies conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the New Overseas Listing Rules’ requirements within three working days following the submission of an initial public offering or listing application. Enterprises that have been listed overseas or satisfy all of the following conditions shall be deemed as “Existing Issuers” and are not required to complete the overseas listing filing immediately, but shall complete filings as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC: (i) the application for indirect overseas offering or listing shall have been approved by the relevant overseas regulatory authority or stock exchange prior to March 31, 2023, (ii) the enterprise is not required to reapply for the approval of the relevant overseas regulatory authority or stock exchange, and (iii) such overseas securities offering or listing shall be completed before September 30, 2023. Starting from March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from relevant overseas regulatory authority or overseas stock exchange before March 31, 2023 can reasonably arrange the timing of filing applications and shall complete filings with the CSRC prior to their overseas offering and listings. The content of our Filing Documents needs to be reviewed by the CSRC.

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On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, which came into effect on March 31, 2023 with the New Overseas Listing Rules. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by the company, its PRC subsidiary to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions, and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

According to the New Overseas Listing Rules, the domestic companies that have submitted valid applications for overseas offerings and listing but have not been approved from relevant overseas regulatory authorities or overseas stock exchanges before March 31, 2023 can reasonably arrange the timing of filing applications and shall complete filings with the CSRC prior to their overseas offering and listings. Based on the foregoing and the advice of our PRC counsel AllBright Law Offices, Webus believes that we may reasonably arrange the timing of filing applications and shall complete filings with the CSRC prior to our initial public offering since our registration statement on Form F-1 submitted to SEC has not been declared to be effective by the SEC prior to March 31, 2023. Webus is preparing the Filing Documents for the filing under the New Overseas Listing Rules, and we will reasonably arrange the timing of filing applications in order to comply with our obligations under the New Overseas Listing Rules. As the New Overseas Listing Rules are newly issued, there remains uncertainty as to how it will be interpreted or implemented, which may materially and adversely impact our results of operations and the value of our ordinary shares, may limit or completely hinder our ability to offer or continue to offer or continue to offer securities, including the securities being registered, to investors, and/or may cause the value of such securities to significantly decline or be worthless. Therefore, we cannot assure you that when the Company is subject to such filing requirements, or we will be able to get clearance from the CSRC in a timely fashion. The interpretations and implementation of the New Overseas Listing Rules remain uncertain in several respects at this time, considering that the New Overseas Listing Rules has just been released. Therefore, we cannot assure you that we will be able to complete such filings in a timely manner or even at all, which could impede our ability to offer or continue to offer securities, including the securities being registered, to investors. As of the date of this prospectus, none of Webus and its subsidiaries or the VIE and its subsidiary has received any notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, if Webus later finds out that it was required to obtain such permissions or approvals in the future in connection with the listing or continued listing of Webus’ Ordinary Shares on a stock exchange outside of China, it is uncertain how long it will take for Webus to obtain such approval, and, even if Webus obtains such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of Hong Kong or Mainland China may subject Webus to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against Webus, and other forms of sanctions, and Webus’ ability to conduct its business, invest into China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

The Chinese government exerts substantial influence over the manner in which the VIE and its subsidiary must conduct their business activities. If the Chinese government significantly regulates these entities’ business operations in the future and they are not able to substantially comply with such regulations, these entities’ business operations may be materially adversely affected and the value of Webus’ Ordinary Shares may significantly decrease.

The Chinese government exerts substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of the VIE and its subsidiary to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on Webus’ part to ensure its compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require Webus to divest itself of any interest Webus then holds in Chinese properties.

As such, the business operations of Webus, its subsidiaries, and the VIE and its subsidiary may be subject to various government and regulatory interference in the provinces in which these entities operate. Webus, its subsidiaries, and the VIE and its subsidiary could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. Webus may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that Webus, its subsidiaries, or the VIE and its subsidiary are not able to substantially comply with any existing or newly adopted laws and regulations, its business operations may be materially adversely affected and the value of Webus’ Ordinary Shares may significantly decrease.

Furthermore, the PRC government may strengthen oversight and control over offerings and/or listings that are conducted overseas and/or foreign investment in China-based issuers like Webus. Such actions taken by the PRC government authorities may intervene or influence operations of the VIE and its subsidiary at any time, which are beyond their control. Therefore, any such action may adversely affect the operations of the VIE and its subsidiary and result in material change in these entities’ operations and/or the value of Webus’ securities. In addition, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder Webus’ ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund our PRC subsidiaries by making loans to or additional capital contributions to our PRC subsidiaries, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by China’s Ministry of Commerce (“MOFCOM”) or its local counterpart and the amount of registered capital of such foreign-invested company.

We may also decide to finance our PRC subsidiaries by means of capital contributions. These capital contributions must be filed with the MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises mainly engaging in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiaries are not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among Webus, Webus HK, the WFOE, the VIE and its subsidiary is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Substantially all of our revenues and expenditures are denominated and presented in RMB, the amounts for the fiscal year ended June 30, 2022 and for the six months ended December 31, 2022 are presented in U.S. dollars for convenience purpose. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB does not have much impact on our operations. However, the fluctuation may affect our financials in the terms of our U.S. dollar assets and the proceeds from this offering. Should RMB appreciate against other currencies, any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Ordinary Shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our Ordinary Shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

The VIE and its subsidiary are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of its employees up to a maximum amount specified by the local government from time to time at locations where operate its businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, we believe that the VIE and its subsidiary have made employee benefit payments in material aspects. If the VIE and its subsidiary fail to make adequate payments in the future, it may be required by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears.  If the VIE and its subsidiary are subject to fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

The VIE and its subsidiary have been subject to stricter regulatory requirements in terms of entering into labor contracts with its employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of its employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and was amended in December 2012 and became effective on July 1, 2013, and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that the VIE and its subsidiary decide to terminate some of its employees or otherwise change its employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe the VIE and its subsidiary current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, our employment practices could violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If the VIE and its subsidiary are deemed to have violated relevant labor laws and regulations, the VIE and its subsidiary could be required to provide additional compensation to its employees and our business, financial condition and results of operations could be materially and adversely affected.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards will be subject to these regulations when our Company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulations — Regulations of People’s Republic of China — Employee Stock Incentive Plan.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe we are not a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As some of our management members are based in or frequently travel to China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

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Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain US agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities in China by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the unpredictability of Chinese law enforcement agencies, and may therefore be impossible to facilitate. According to Article 177 of the PRC Securities Law which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region, to implement cross-border supervision and administration and no overseas securities regulator is allowed to directly conduct an investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the AHFCAA. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCAA, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

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On August 26, 2022, the PCAOB announced that it had signed the Protocol with CSRC and MOF of the People's Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate.

The enactment of the HFCAA and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our Ordinary Shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China and Hong Kong. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, Marcum Asia CPAs LLP, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As of the date of this prospectus, Marcum Asia CPAs LLP was not included in the list of identified firms in the PCAOB Determination issued on December 16, 2021. Therefore, we believe that the Holding Foreign Companies Accountable Act and the related regulations do not currently affect us. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Marcum Asia CPAs LLP to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities, as Marcum Asia CPAs LLP’s audit working papers related to us are located in China. We can offer no assurance that we will be able to retain an auditor that would allow us to avoid a trading prohibition for our securities under the HFCAA. Furthermore, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our Ordinary Shares on Nasdaq, which could materially impair the market for and market price for our securities.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and Circular 698 was abolished and void as of December 1, 2017.

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Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 and Circular 7, and may be required to expend valuable resources to comply with Circular 59 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no specific plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation and how it may impact the viability of our current corporate governance and business operations in China and financial results of the Company.

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Any change of regulations and rules by Chinese government including potential additional requirements on cybersecurity review, personal information protection, moving technology in and out of the PRC, or outbound data transfer may intervene or influence our operations in China at any time and any additional control over offerings conducted overseas and/or foreign investment in issuers with Chinese operations could result in a material change in our business operations and/or the value of our Ordinary Shares and could also significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless.

Our operation in China may be intervened or influenced by the new regulations and policies by Chinese government. For example, between July 2 and July 6, 2021, the CAC announced cybersecurity investigations of the business operations of certain U.S.-listed Chinese companies. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued “The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”). The Opinions emphasized the needs to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. According to the Opinions, Measures, including promoting the construction of relevant regulatory systems, will be taken to control the risks and manage the incidents from overseas listed Chinese companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “New Overseas Listing Rules”), which came to effect on March 31, 2023, pursuant to which, any direct or indirect offshore listing of PRC domestic enterprises shall be filed with the CSRC. The Measures provide that the determination as to whether a domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China.

On December 28, 2021, Cybersecurity Review Measures published by the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”. Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security. We are not an CIIO as defined in the Review Measures but we are probably deemed to be a DPO engaging in data processing activities. Currently, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as (i) we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and (ii) as of the date of this this prospectus, we have not received any notice from applicable PRC governmental authorities that the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after listing to apply for cybersecurity review. AllBright further advises us that if in the future we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we will voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so. If we reach the threshold of holding the personal information of more than one million users after listing, we do not believe we will be subject to a Cybersecurity Review or must apply for such a review for any repeat registration statement, merger, restructuring, or other transaction based on AllBright’s advice.

Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review and/or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Users of our US subsidiary, Wetour, are primarily Chinese tourists, and the user data is stored in the United States. Such data will be subject to the Cyber Data Security Measure (Draft) and data security regulations. In addition, outbound data transfer regulations may become applicable to Wetour user data if we ever transfer any data to places outside of the PRC.

On July 7, 2022, the CAC promulgated the Measures for Security Assessment for Outbound Data Transfer, which became effective on September 1, 2022. The Measures apply to the security assessment of Important Data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. Specifically, the Measures for Security Assessment for Outbound Data Transfer to provide that where a data handler transfers data abroad under any of the following circumstances, it shall, through the local Cyberspace Administration at the provincial level, apply to the CAC for security assessment for the outbound data transfer: (1) a data handler who transfers Important Data abroad; (2) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals, who, in either case, transfers personal information abroad; (3) a data handler who has, since January 1 of the previous year cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals, or (4) other circumstances where the security assessment for the outbound data transfer is required by the CAC.

As of the date of this prospectus, we have not transferred any user information to places outside of the PRC. We do not believe we will be subject to the Measures for Security Assessment for Outbound Data Transfer, considering (i) we do not anticipate reaching the one million threshold to trigger the assessment by the CAC and (ii) we do not anticipate to transfer any user information outside of the PRC after the offering. As advised by AllBright, we are not currently subject to the outbound data transfer regulations because Chinese customers using our services must provide their information on Wetour’s website and applications, which were established and maintained in the U.S. Therefore, there is no data transferred across the border of PRC by us.

Furthermore, with the gradual relaxation of policies on the prevention and control of COVID-19 in the PRC, we anticipate outbound travel by PRC residents will increase significantly. Correspondingly, although we do not anticipate transferring any user information outside of the PRC after the offering, our PRC users may have the potential needs to make reservations inside PRC and enjoy travel services overseas. Under such circumstances, we may need to transfer user data outside of the PRC to Wetour or our overseas business partners to satisfy our PRC users’ needs and such user data is mainly the user’s information required for reservation such as the user’s name and contact information which we believe is not Important Data or sensitive personal information; if we cumulatively transfer abroad the personal information of more than 100,000 PRC users, we believe we will be subject to assessment by the CAC.

In the circumstances we may be subject to such assessment, we believe we would obtain approval from the CAC. However, failure to pass such assessment and/or to comply with the data privacy and data security requirements raised during such assessment could subject us to penalties, damage its reputation and brand, and harm its business and the results of operations.

The PRC legal system is based in part on government policies, and new laws and regulations may be enacted from time to time, some of which may have a retroactive effect. Furthermore, substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations. It is not certain whether any future regulations will impose restrictions on the business that we are currently engaging in China. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO, DPO or requiring us to undertake a cybersecurity review or an outbound data transfer review by the CAC.

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Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

The filing with China Securities Regulatory Commission (“CSRC”) is required in connection with this offering under New Overseas Listing Rules published in February 2023, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making a subsequent overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means.

According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, which came into effect on March 31, 2023 with the New Overseas Listing Rules. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect offering and listing in overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on substance over form basis. As of the date of this prospectus, we meet the conditions that will be determined as indirect offering and listing in overseas market and, based on AllBright’s advice, we are subject to filing requirement pursuant to the New Overseas Listing Rules, and, this offering and our listing on Nasdaq are therefore contingent on the completion of the filing procedures with the CSRC prior to our listing on Nasdaq. As we are required to file with the CSRC before the completion of this offering and may be required to obtain approval from any other PRC governmental authorities, if we cannot complete the filing with the CSRC in compliance with the New Overseas Listing Rules prior to our listing on Nasdaq, the CSRC may order rectification, issue warnings, and impose a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless.

If we become subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantial operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Some of these companies have been subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our business operations will be severely hindered and your investment in our Ordinary Shares could be rendered worthless.

The Chinese legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection Webus enjoys. These uncertainties may affect Webus’ judgment on the relevance of legal requirements and Webus’ ability to enforce its contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from Webus.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, Webus may not be aware of its violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

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New laws and regulations may be enacted from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to businesses of Webus and the VIE and its subsidiary. In particular, the PRC government may continue to promulgate new laws, regulations, rules and guidelines governing new economy companies with respect to a wide range of issues, such as intellectual property, unfair competition and antitrust, privacy and data protection, and other matters. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and Webus’ financial resources, bring negative publicity, subject Webus to liabilities or administrative penalties, or materially and adversely affect Webus’ business, financial condition, results of operations and the value of Webus’ Ordinary Shares.

Risks Related to Our Ordinary Shares and This Offering

There has been no previous public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Ordinary Shares. We have applied to have our Ordinary Shares listed on NASDAQ.  If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. The public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price.  Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on NASDAQ, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

•          a limited availability of market quotations for our Ordinary Shares;

•          reduced liquidity for our Ordinary Shares;

•          a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

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•          a limited amount of news about us and analyst coverage of us; and

•          a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. The public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our public offering. If you purchase our Ordinary Shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our Ordinary Shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Ordinary Shares issued and outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our subsidiaries. Our subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of RMB into US dollars or other hard currency and other regulatory restrictions.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our A&R memorandum and articles of association and by the Cayman Islands Companies Act (2022 Revision) as may be supplemented or amended from time to time (“Companies Act”) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our A&R memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Four members of our management team will have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Zheng Nan, our Chief Executive Officer and executive director of the board and Zheng Jiahua, our Chairman, currently own 81.5% of our issued and outstanding Ordinary Shares and will beneficially own 73.14% of our issued and outstanding Ordinary Shares upon completion of our initial public offering. As a result of their significant shareholding, Zheng Nan and Zheng Jiahua have, and will continue to have, substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the market price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

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Following this offering, we may be a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We do not believe we are a “controlled company” as defined under the NASDAQ Stock Market Rules. However, in the event that four of our principal shareholders, Zheng Jiahua and Zheng Nan who will beneficially own more than 50% of our issued and outstanding Ordinary Shares following this offering, decide to act as a group, we may be deemed to be a “controlled company”. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors; an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be volatile, which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a Company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriter is required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) and at least 50% the minimum required number of round lot holders must each hold unrestricted shares with a minimum market value of $2,500 in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriter as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwrites was to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

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If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goals and strategies;
•	our future business development, financial conditions and results of operations;
•	fluctuations in interest rates;
•	our expectations regarding demand for and market acceptance of our products and services;
•	projections of revenue, earnings, capital structure and other financial items;
•	competition in our industry; and
•	relevant government policies and regulations relating to our industry.
•	general economic and business conditions in the markets in which we operate

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the collective mobility service industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $16,978,321, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us based upon an initial offering price of $5.00 per ordinary share. A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $4 million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

We plan to use:

Approximately $6.0 million of the proceeds to set up our new subsidiary or representative office in the United States to enhance sales and service support for our customers, initiate future expansion in marketing and internet sales of self-branded products and acquire more talents. Specifically, we will use $4.0 million of the proceeds to create and maintain service teams in top tourist destinations responsible for customer service, brand promotion, and managing local partners while expanding our service scope to include high-end customized products. To promote our brand and services, we intend to spend $2.0 million on advertisements on popular social media platforms.

Approximately $8.0 million of the proceeds will be used for the working capital of our China operations, including but not limited to sale and marketing expenses, and research and development expenses. We plan to spend $4.0 million on promoting our brand and services online, including increasing social media promotions on prominent platforms, working with various key opinion leaders and key opinion consumers, and creating a live streaming team. Another $2.5 million will be used to establish new stores and recruit research personnel to enhance our customer experience and improve our operating ecosystem through big data and AI-driven technologies. Additionally, we will work with more corporate clients and diversify our service partners to build strategic alliances and meet the client’s needs, of which the estimated cost is $1.5 million.

The remaining amount of the proceeds of this offering will be applied for general corporate and working capital purposes. Pending use of the net proceeds as discussed above, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

All of the remaining of the proceeds will be immediately remitted to China following the completion of this offering to increase the registered capital of our PRC subsidiaries in China; provided, however, that in using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our WFOE in China or make additional capital contributions to our WFOE to fund its capital expenditures or working capital. For an increase of registered capital of our WFOE, we need to file such change of registered capital with the MOFCOM or its local counterparts. If we provide funding to our WFOE through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China— We must remit the offering proceeds to China before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering—We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

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DIVIDEND POLICY

We currently have no plans to declare or pay any dividends in the near future on our Ordinary Shares. We are an exempted company incorporated in the Cayman Islands. We may rely on the dividends and other distributions to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. Our subsidiaries are subject to the laws and regulations applicable to them and their articles of association in declaring and paying dividends to us. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors - Risks Related to Our Business - We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” We currently are subject to restrictions on our ability to pay dividends. Were we able to declare dividends, such dividends could only be paid by us out of our distributable profits (that is, our accumulated realized profits less our accumulated realized losses) or other distributable reserves, as permitted under Cayman Islands law. Dividends cannot be paid out of our share capital. To the extent profits are distributed as dividends, such portion of profits will not be available to be reinvested in our operations. See “Description of Share Capital.” Dividends must be paid in accordance with the procedures and requirements specified in our Articles of Association. When recommending dividends, our directors must act in the general interest of all classes of shareholders and must not favor any one class at the expense of another in accordance with Cayman Islands law. The payment and the amount, form and frequency of any future dividends will depend on our results of operations, cash flows, financial condition, statutory, regulatory and contractual restrictions on the payment of dividends by us, future prospects and other factors that our directors may consider relevant. Our board of directors has discretion as to whether to distribute dividends and determine new dividend policies, subject to certain requirements of Cayman Islands law. Holders of our Ordinary Shares will be entitled to receive dividends pro rata according to the amounts of the Ordinary Shares they own.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

• on an actual basis;

• on an adjusted basis to reflect the sale of 4,000,000 Ordinary Shares in this offering, at an initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2022
	Actual		Pro Forma as adjusted (Over-allotment option not exercised)		Pro Forma as adjusted (Over-allotment option exercised in full)
	RMB	$	RMB	$	RMB	$
Shareholders' equity
Ordinary Shares	22,260	3,227	25,019	3,627	25,433	3,687
Additional paid-in capital	53,496,028	7,756,195	170,596,145	24,734,116	189,838,919	27,524,056
Share subscription receivable	(22,260)	(3,227)	(22,260)	(3,227)	(22,260)	(3,227)
Accumulated deficit	(18,653,952)	(2,704,569)	(18,653,952)	(2,704,569)	(18,653,952)	(2,704,569)
Accumulated other comprehensive loss	(1,342)	(195)	(1,342)	(195)	(1,342)	(195)
Total Shareholders’ Equity	34,840,734	5,051,431	151,943,610	22,029,752	171,186,798	24,819,752
Total Capitalization	31,994,636	4,638,786	151,943,610	22,029,752	171,186,798	24,819,752

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DILUTION

If you invest in our Ordinary Shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of our Ordinary Shares as of December 31, 2022 was approximately $4.64 million, or $0.13 per share based upon 35,000,000 Ordinary Shares issued and outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares issued and outstanding. Tangible assets equal our total assets less goodwill and intangible assets.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 4,000,000 shares (or 4,600,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) being sold pursuant to this offering at $5.00 per share and after deducting underwriting discounts and commissions and expenses payable by us in the amount of approximately $1.40 million, and estimated other offering expenses in the amount of approximately $1.62 million, our pro forma net tangible book value would be approximately $22.03 million or $0.56 per share of Ordinary Shares ($24.82 million or $0.63 per share of Ordinary Shares if the underwriters’ over-allotment option is exercised in full). This represents an immediate increase in net tangible book value of $0.43 per share to existing shareholders and an immediate decrease in net tangible book value of $4.44 per share to new investors purchasing the shares in this offering. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $4.37 per share.

The following table illustrates this per share dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Initial public offering price per Ordinary Share	$5.00	$5.00
Net tangible book value per Ordinary Share as of December 31, 2022	$0.13	$0.13
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing ordinary shares in this offering	$0.43	$0.49
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.56	$0.63
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.44	$4.37

The following charts illustrate our pro forma proportionate ownership, upon completion of this Offering by present shareholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

No Exercise of Over-Allotment Option	Ordinary Shares Purchased		Total Consideration		Average Price per Ordinary Share
	Number	Percent	Amount	Percent
	(US$, except number of shares and percentages)
Existing shareholders	35,000,000	90%	2,029,809	9%	0.05
New investors	4,000,000	10%	20,000,000	91%	5.00
Total	39,000,000	100%	22,029,809	100%	0.56

Full Exercise of Over-Allotment Option	Ordinary Shares Purchased		Total Consideration		Average Price per Ordinary Share
	Number	Percent	Amount	Percent
	(US$, except number of shares and percentages)
Existing shareholders	35,000,000	88%	2,029,809	8%	0.06
New investors	4,600,000	12%	23,000,000	92%	5.00
Total	39,600,000	100%	25,029,809	100%	0.63

The as adjusted information as discussed above is illustrative only.

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EXCHANGE RATE INFORMATION

Our business is primarily conducted in China. Substantially all of our revenues are received and denominated in RMB. All our costs are paid and denominated in RMB and general administration costs are paid and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.  RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

Amounts in USD are presented for the convenience of the reader and are translated at the rate of $1.00 = RMB6.8972, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on December 31, 2022. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

The Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, nearly all of our operations are conducted in China, and substantially all of our assets are located in China. All of our officers are nationals or residents of jurisdictions in China and a substantial portion of their assets are located in China. As a result, it may make it more difficult for a shareholder or an investor to effect service of process within the United States upon these persons, or to enforce against us or our officers or directors with the judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at New York, as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Ogier (Cayman) LLP (“Ogier”), our counsel as to Cayman Islands law and Allbright Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

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Cayman Islands

Ogier, our Cayman counsel, has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Allbright Law Offices, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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Corporate History and Structure

Corporate History

We were incorporated in the Cayman Islands on February 10, 2022. Youbus International Limited (“Youbus International”), our wholly-owned subsidiary, was incorporated in the British Virgin Islands on February 16, 2022. Webus Hongkong Limited (“Webus HK”), wholly-owned subsidiary of Youbus International, was incorporated in Hong Kong on February 22, 2022. Zhejiang Xinjieni Technology Co., Ltd. (“WFOE”), Webus HK’s wholly owned subsidiary, was organized pursuant to PRC laws on August 31, 2022. Our variable interest entity, Zhejiang Youba Technology Co., Ltd., which we refer to as Youba Tech, was established on August 16, 2019 in Hangzhou, Zhejiang Province pursuant to PRC laws. Webus Travel Agency Co., Ltd., wholly-owned subsidiary of Youba Tech, was established on August 27, 2020 in Hangzhou, Zhejiang Province pursuant to PRC laws. Webus expanded its operations to United States in March 2022 through Wetour Travel Tech LLC (“Wetour”), a limited liability company established in Delaware pursuant to Delaware laws.

On September 7, 2022, the Company consummated a reorganization pursuant to which, WFOE acquired 50% equity interests in Youba Tech and entered into a series of contractual arrangements for 50% VIE Interests with Youba Tech, as well as Individual Registered Shareholders. Such agreements are described under “Corporate History and Structure — Contractual Arrangements with the VIE and Individual Registered Shareholders”. Webus is a holding company with no business operation other than holding the shares in Youbus International and Youbus International is a pass-through entity with no business operation. WFOE is engaged in the business of managing the operation of Youba Tech and Webus Travel Agency.

As of the date of this prospectus, we conduct our business operations by the VIE and its subsidiary which consist of Youba Tech and its subsidiary Webus Travel Agency in China and our wholly owned subsidiary Wetour in United States.

Controlled Subsidiaries

Controlled Subsidiaries	Equity interest directly or indirectly held by our company	Place of Incorporation	Date of Incorporation
Zhejiang Xinjieni Technology Co., Ltd. (“WFOE”)	Webus HK holds 100% equity interest	PRC	August 31, 2022
Wetour Travel Tech LLC (“Wetour”)	Webus holds 100% equity interest	Delaware, U.S.A	March 16, 2022

The VIE and its subsidiary

The VIE and its Subsidiary	Equity interest directly or indirectly held by our company	Equity interest not directly or indirectly held by our company	Place of Incorporation	Date of Incorporation
Zhejiang Youba Technology Co., Ltd. (“Youba Tech”)	WFOE holds 50% equity interest	Mr. Zheng Jiahua and Mr. Wu Chunyun holds 45.56% and 4.44% respectively	People’s Republic of China	August 16, 2019
Hangzhou Webus Travel Agency Co., Ltd. ("Webus Travel Agency”)	WFOE indirectly holds 50% equity interest	Mr. Zheng Jiahua and Mr. Wu Chunyun indirectly holds 45.56% and 4.44% respectively	People’s Republic of China	August 27, 2020

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Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries, the VIE and its subsidiary as of the date of this prospectus:

Contractual Arrangements with the VIE and Individual Registered Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication business. We are a company registered in the Cayman Islands. Our PRC subsidiary, Xinjieni Tech, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, the VIE primarily conduct business in China through the VIE and its subsidiary, based on a series of Contractual Arrangements. As a result of these Contractual Arrangements, we exert control over, and are deemed as the primary beneficiary of the VIE and its subsidiary and consolidate their operating results in our financial statements subject to the conditions that we have satisfied for consolidation of the VIE and its subsidiary under U.S. GAAP. Such conditions include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE.

The following is a summary of the Contractual Arrangements by and among WFOE, the VIE, and Individual Registered Shareholders. These Contractual Arrangements enable us to (i) exercise control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE held by the VIE’s shareholders other than WFOE when and to the extent permitted by PRC law. Our control over the VIE and its subsidiary and our position of being the primary beneficiary of the VIE and its subsidiary for the accounting purpose are limited to the aforementioned conditions that we met for consolidation of the VIE and its subsidiary under U.S. GAAP.

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•        Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, the VIE is obliged to pay service fee to WFOE for the exclusive services such as technical services, Internet technology support, business consulting, software development, information consulting, marketing consulting, product development and system maintenance. The service fee shall consist of 100% of the profit before tax of the VIE, after the deduction of all costs, expenses, taxes and other fee required under PRC laws and regulations. The VIE agrees not to accept the same or any similar services provided by any third party and shall not establish cooperation relationships similar to that formed by the Exclusive Business Cooperation Agreement with any third party, except with the prior written consent of WFOE. The VIE has unconditionally and irrevocably authorized WFOE or its designated person as its agent to (i) sign any necessary documents with third parties (including but not limited to customers and suppliers) on behalf of the VIE; and (ii) to handle all necessary documents and matters which will enable WFOE to exercise all or part of its rights under the Exclusive Business Cooperation Agreement on behalf of the VIE. WFOE shall have exclusive proprietary rights to and interests in any and all intellectual property rights developed or created by itself and the VIE. The Exclusive Business Cooperation Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Business Cooperation Agreement; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

•        Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, the Individual Registered Shareholders have unconditionally and irrevocably granted WFOE or its designated purchaser the right to purchase all or part of their equity interests in the VIE (“Equity Call Option”). The purchase price payable by WFOE in respect of the transfer of equity interests upon exercise of the Equity Call Option shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests. If appraisal is required by the PRC laws and regulations at the time when WFOE exercises the Option, WFOE and the Individual Registered Shareholders shall make necessary adjustment to purchase price so that it complies with any and all then applicable PRC laws and regulations. WFOE or its designated purchaser shall have the right to purchase such proportion of equity interests in the VIE as it decides at any time. The Individual Registered Shareholders shall return any amount of purchase price they received in the event that WFOE acquires the equity interests in the VIE.

The Individual Registered Shareholders and the VIE have jointly and severally further undertaken to WFOE that, without the prior written consent of WFOE, they shall not (i) in any manner supplement, change or amend the constitutional documents of the VIE, increase or decrease its share capital, or change the structure of its registered capital in other manner; (ii) sell, pledge, transfer or otherwise dispose of any assets, business or lawful revenue or create encumbrance over the VIE; (iii) incur, inherit, guarantee or assume any debt, except for debts incurred in the ordinary course of business other than payables incurred by a loan and for debts disclosed to and agreed in writing by WFOE; (iv) cause the VIE to execute any material contract with a value above RMB100,000, except the contracts executed in the ordinary course of business; (v) cause the VIE to provide any person with any loan, credit or guarantee; (vi) cause or permit the VIE to merge, consolidate with, acquire or invest in any person, or sell assets of the VIE with a value above RMB100,000; (vii) cause the VIE to enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the VIE, except the contracts executed in the ordinary course of business; and (viii) in any manner distribute dividends to their shareholders, provided that upon the written request of WFOE, the VIE shall immediately distribute all distributable profits to its shareholders.

The Exclusive Call Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Call Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

•        Exclusive Assets Option Agreement

Pursuant to the Exclusive Assets Option Agreement, the VIE unconditionally and irrevocably granted an exclusive option to WFOE or its designated person to purchase all or any of its assets at the higher price of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets. WFOE shall have absolute discretion as to when and in what manner to exercise the option to purchase assets of the VIE permitted by PRC laws and regulations. The Exclusive Assets Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Assets Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

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•        Power of Attorney

Pursuant to the Power of Attorney, each of the Individual Registered Shareholders, irrevocably appoints WFOE, the authorized person or entity to exercise such shareholder’s rights in the VIE in accordance with PRC laws and the articles of the VIE, including without limitation to, the rights to (i)  participate in shareholders meetings; (ii) the sale, transfer, pledge or disposition of the equity interest such shareholder holds in part or in whole; and (iii) designate and appoint, on behalf of such shareholder, the legal representative, the chairman, the executive director(s) and/or director(s), the supervisor(s), the general manger and other senior management members of the VIE. Without limiting the generality of the powers granted to WFOE, WFOE shall have the power and authority hereunder, on behalf of such shareholder, to execute the share transfer contracts stipulated in the Exclusive Call Option Agreement entered into among the VIE, WFOE and such shareholder and effect the terms of the Exclusive Call Option Agreement and Share Pledge Agreement. All the actions in connection with the equity interest held by such shareholder as conducted by WFOE shall be deemed as the actions of such shareholder, and all the documents related to the shareholding executed by WFOE shall be deemed to be executed by such shareholder.

•        Share Pledge Agreement

Pursuant to the Share Pledge Agreement, each of the Individual Registered Shareholders unconditionally and irrevocably pledged and granted first priority security interests over all of his/her/its equity interests in the VIE together with all related rights thereto to WFOE as security for performance of the Contractual Arrangements and all direct, indirect or consequential damages and foreseeable loss of interest incurred by WFOE as a result of any event of default on the part of the Individual Registered Shareholders, the VIE and all expenses incurred by WFOE as a result of enforcement of the obligations of the Individual Registered Shareholders and/or the VIE under the Contractual Arrangements. Upon the occurrence and during the continuance of an event of default (as defined in the Share Pledge Agreement), WFOE shall have the right to (i) require the Individual Registered Shareholders to immediately pay any amount payable under the Contractual Arrangements; or (ii) to exercise all such rights as a secured party under any applicable PRC law and the Share Pledge Agreement, including without limitations, being paid in priority with the equity interests.

The said share pledge under the Share Pledge Agreement takes effect upon the completion of registration with the relevant administrative department of industry and commerce and shall remain valid until after all the contractual obligations of the Individual Registered Shareholders and the VIE under the relevant Contractual Arrangements have been fully performed and all the outstanding debts of the Individual Registered Shareholders and/or the VIE under the relevant Contractual Arrangements have been fully paid.

•        Spousal Consent

Pursuant to each Spousal Consent, the respective spouse of the Individual Registered Shareholders has irrevocably undertaken that, including without limitation to, the spouse (i) has full knowledge of and has consented to the entering into of the Contractual Arrangements by the relevant Individual Registered Shareholder; (ii) is not entitled to any right with respect to the shares in the VIE and undertakes not to make any claims on the equity interest in the VIE; (iii) confirms that the Individual Registered Shareholders’ performance of the Contractual Arrangements and further modification or termination of the Contractual Arrangements will not require the respective spouse’s separate authorization or consent;; (iv) undertakes to execute all necessary documents and take all necessary actions to ensure the Contractual Arrangements (as amended from time to time) to be properly performed; (v) undertakes that if the respective spouse obtains any equity interest in the VIE for any reason, the respective spouse shall be bound by the Contractual Arrangements and abide by the obligations of the shareholders of the VIE under the Contractual Arrangements, and upon WFOE's or its designate third-party request, the respective spouse shall execute a series of written documents with substantially the same form and content as the Contractual Arrangements.

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In the opinion of our PRC legal counsel, Allbright Law Offices

•	the ownership structures of the VIE and our WFOE in China, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and

•	the contractual arrangements among our WFOE, the VIE and its shareholders governed by PRC law are currently valid and binding in accordance with applicable PRC laws and regulations currently in effect and do not result in any violation of the applicable PRC laws or regulations currently in effect.

However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide.

If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE”.

Financial Significance of VIE

Under PRC law, we may provide funding to our WFOE only through capital contributions or loans, and to only through loans, subject to satisfaction of applicable government registration and approval requirements. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Our WFOE enjoys the economic interest in the operations of the VIE in the form of service fees under the contractual arrangements among our WFOE, the VIE, and shareholders of the VIE. For risks relating to the fund flows of our China operations, see “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or VIE or to make additional capital contributions to WFOE, which could materially and adversely affect our and the VIE’s liquidity and our and the VIE’s ability to fund and expand our and the VIE’s business operations.” and “Risk Factors — Risks Related to Corporate Structure — We are a holding company and the investors will have ownership in a holding company that does not directly own all of its operation in China. We rely on our WFOE and the VIE for the operation in PRC. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to pay dividends to our shareholders.”

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SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated statements of operations and comprehensive loss data and selected consolidated statements of cash flows data for the years ended June 30, 2021 and 2022 and the selected consolidated balance sheets data as of June 30, 2021 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The following summary of selected unaudited condensed consolidated statements of operations and comprehensive loss data for the six months ended December 31, 2021 and 2022, summary of unaudited condensed consolidated balance sheets data as of December 31, 2022 and summary of unaudited condensed consolidated statements of cash flows data for the six months ended December 31, 2021 and 2022 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations and comprehensive loss for the periods indicated.

	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Revenues	10,652,136	129,945,733	18,840,360	46,862,135	93,721,085	13,588,280
Cost of revenues	(9,211,157)	(121,102,462)	(17,558,207)	(44,057,562)	(89,119,819)	(12,921,159)
Gross profit	1,440,979	8,843,271	1,282,153	2,804,573	4,601,266	667,121
Operating expenses:
Sales and marketing expenses	(1,996,864)	(4,131,152)	(598,961)	(1,563,911)	(3,128,560)	(453,599)
General and administrative expenses	(3,029,793)	(6,613,271)	(958,834)	(2,294,788)	(5,097,264)	(739,034)
Research and development expenses	(4,285,696)	(5,406,033)	(783,801)	(2,335,745)	(1,186,380)	(172,009)
Total operating expenses	(9,312,353)	(16,150,456)	(2,341,596)	(6,194,444)	(9,412,204)	(1,364,642)
Operating loss	(7,871,374)	(7,307,185)	(1,059,443)	(3,389,871)	(4,810,938)	(697,521)
Other income/(expenses)
Financial income/(expenses), net	8,153	(261,670)	(37,939)	(11,642)	(455,342)	(66,018)
Other income, net	39,552	986,912	143,089	63,817	2,246,659	325,735
Total other income, net	47,705	725,242	105,150	52,175	1,791,317	259,717
Loss before income tax expense	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,019,621)	(437,804)
Income tax expense	-	-	-	-	(42,007)	(6,090)
Net loss	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,061,628)	(443,894)
Other comprehensive loss:
Foreign currency translation adjustments, net of nil tax	-	(254)	(36)	-	(1,088)	(158)
Total other comprehensive loss	-	(254)	(36)	-	(1,088)	(158)
Total comprehensive loss	(7,823,669)	(6,582,197)	(954,329)	(3,337,696)	(3,062,716)	(444,052)
Loss per ordinary share
Basic and diluted*	(0.22)	(0.19)	(0.03)	(0.10)	(0.09)	(0.01)
Weighted average number of Ordinary Shares issued and outstanding
Basic and diluted*	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000

*The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization.

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The following table presents our summary consolidated cash flows for the periods indicated.

	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Net cash used in operating activities	(6,634,193)	(3,631,976)	(526,589)	(5,004,098)	(470,052)	(68,151)
Net cash used in investing activities	(71,450)	(69,676)	(10,102)	(62,869)	(161,294)	(23,385)
Net cash provided by financing activities	7,278,930	5,831,190	845,443	7,721,000	7,153,902	1,037,218
Effect of exchange rate changes on cash	-	(254)	(36)	-	(1,088)	(158)
Net change in cash	573,287	2,129,284	308,716	2,654,033	6,521,468	945,524
Cash at beginning of the period	174,970	748,257	108,488	748,257	2,877,541	417,204
Cash at end of the period	748,257	2,877,541	417,204	3,402,290	9,399,009	1,362,728

The following table presents our summary consolidated balance sheets data for the periods indicated.

	As of June 30,			As of December 31,
	2021	2022	2022	2022	2022
	RMB	RMB	$	RMB	$
Cash	748,257	2,877,541	417,204	9,399,009	1,362,728
Total current assets	4,255,863	8,509,123	1,233,707	14,721,333	2,134,392
Total non-current assets	1,292,689	35,360,867	5,126,844	34,425,680	4,991,255
Total current liabilities	7,774,244	7,280,227	1,055,534	14,306,279	2,074,216
Total non-current liabilities	284,689	-	-	-	-
Total shareholders' (deficit)/equity	(2,510,381)	36,589,763	5,305,017	34,840,734	5,051,431
Total liabilities and shareholders' (deficit)/equity	5,548,552	43,869,990	6,360,551	49,147,013	7,125,647

Non-GAAP Financial Measures

In evaluating the business, we consider and use adjusted operating loss and adjusted net loss, each a non-GAAP financial measure, in reviewing and assessing our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We present these non-GAAP financial measures because they are used by our management to evaluate operating performance and formulate business plans. We believe that the non-GAAP financial measures help identify underlying trends in our business, provide further information about our results of operations, and enhance the overall understanding of our past performance and future prospects.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. Our non-GAAP financial measures do not reflect all items of income and expense that affect our operations and do not represent the residual cash flow available for discretionary expenditures. Furthermore, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore their comparability may be limited. We compensate for these limitations by reconciling the non-GAAP financial measures to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating performance. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We define non-GAAP operating loss as operating loss excluding share-based compensation expenses, non-GAAP net loss as net loss excluding share-based compensation expenses. The table below sets forth a reconciliation of our operating loss to non-GAAP operating loss, our net loss to non-GAAP net loss for the years indicated below:

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	For the years ended June 30,			For the six months ended December 31,
	2021	2022	2022	2021	2022	2022
	RMB	RMB	$	RMB	RMB	$
Operating loss	(7,871,374)	(7,307,185)	(1,059,442)	(3,389,871)	(4,810,938)	(697,521)
Adjusted for: Share-based compensation (net of tax effect of nil)	-	3,390,941	491,640	-	1,313,687	190,467
Non-GAAP operating loss	(7,871,374)	(3,916,244)	(567,802)	(3,389,871)	(3,497,251)	(507,054)
Net loss	(7,823,669)	(6,581,943)	(954,293)	(3,337,696)	(3,061,628)	(443,894)
Adjusted for: Share-based compensation (net of tax effect of nil)	-	3,390,941	491,640	-	1,313,687	190,467
Non-GAAP net loss	(7,823,669)	(3,191,002)	(462,653)	(3,337,696)	(1,747,941)	(253,427)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by (1) our wholly-owned subsidiary Wetour in the United States; (2) our direct investment in Youba Tech and its subsidiary; and (3) through VIE Agreements with Youba Tech. This is an offering of the Ordinary Shares of the exempted company incorporated in the Cayman Islands. You are not 100% investing in, the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE Interests in Youba Tech through VIE agreements. VIE Interests are not considered as equity interest. Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and its subsidiary and do not and may never hold the equity interests over 50% in the VIE and its subsidiary. Instead, the VIE structure provides contractual exposure to foreign investment in us. See “Corporate History and Structure — Contractual Arrangements with the VIE and Individual Registered Shareholders” for a summary of these VIE Agreements.

We operate on a business model of “Mobility-as-a-Service” (“MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality public transportation and provide cost-efficient and customized mass transportation services under different scenarios with our comprehensive digital platforms. We offer commute shuttle service, customized chartered bus service, packaged tour service and other service to our customers.

Key Factors Affecting Our Results

We believe the key factors affecting our financial condition and results of operations include the followings:

Our ability to improve user experience and diversify service offerings

We have been constantly endeavoring to improve user experience through technology and innovation capabilities, in particular in transportation. By further leveraging our growing database and powerful data analysis capabilities, we are able to more precisely analyze user behavior and intent, provide personalized service matching and help users make fast and informed decisions. We have made, and will continue to make, significant investments to improve our technology infrastructure and enhance user experience.

Our results of operations have been, and will continue to be, affected by the size and diversity of our service offerings. Since our inception, we have introduced various value-added services built around our customers’ travel needs and have successfully expanded our service offerings. These efforts have effectively helped us attract more users and broaden revenue channels, thus driving our business and revenue growth.

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Our ability to retain and expand our collaborations with suppliers

We have experienced rapid growth as we have built strong collaborations with various suppliers. As a high ranking and trusted partner with many traditional and online travel agencies, local tourist attraction sites, hotels and vehicle fleet providers, we are able to offer our tailored packages at competitive prices as compared to the prevailing market rate, which have attracted a growing number of customers and resulted in a significant increase in revenues. As we expect to continue the growth momentum, our results of operations will continue to be affected by our ability to retain and expand our strategic partnership with these suppliers.

Our ability to control costs and expenses and enhance operational efficiency

Our results of operations have been, and will continue to be, affected by our ability to control costs and expenses and enhance our operational efficiency. Selling and marketing expenses have historically represented a large portion of our total costs and expenses. Advertising and marketing expenses, consisting primarily of online and offline advertisements, general and administrative expenses, and research and development expenses are important components of our costs. We have been always mindful of the balance between rapid business expansion and costs and expenses. We will continue to make efforts to manage our customer acquisition cost and improve our customer retention rate. In addition, as our business grows, we will continue to further improve our operational efficiency by developing technologies and infrastructure across different business functions. We expect to achieve greater operating leverage and increase the productivity of our personnel, allowing us to acquire customers and suppliers more cost-effectively and achieve higher operational efficiency.

Key Operating Metrics

Our management regularly reviews a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider are the results for the years ended June 30, 2021 and 2022 and for the six months ended December 31, 2021 and 2022, as set forth in the table below.

Results of Operations

The following tables set forth a summary of our consolidated results of operations, in absolute amount and as a percentage of our revenues for the years ended June 30, 2021 and 2022. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended June 30,					For the six months ended December 31,
	2021		2022			2021		2022
	RMB	%	RMB	$	%	RMB	%	RMB	$	%

Net revenues	10,652,136	100.0	129,945,733	18,840,360	100.0	46,862,135	100.0	93,721,085	13,588,280	100.0
Cost of revenues	(9,211,157)	(86.5)	(121,102,462)	(17,558,207)	(93.2)	(44,057,562)	(94.0)	(89,119,819)	(12,921,159)	(95.1)
Gross profit	1,440,979	13.5	8,843,271	1,282,153	6.8	2,804,573	6.0	4,601,266	667,121	4.9

Operating expenses:
Sales and marketing expenses	(1,996,864)	(18.7)	(4,131,152)	(598,961)	(3.2)	(1,563,911)	(3.3)	(3,128,560)	(453,599)	(3.3)
General and administrative expenses	(3,029,793)	(28.4)	(6,613,271)	(958,834)	(5.1)	(2,294,788)	(4.9)	(5,097,264)	(739,034)	(5.4)
Research and development expenses	(4,285,696)	(40.3)	(5,406,033)	(783,801)	(4.2)	(2,335,745)	(5.0)	(1,186,380)	(172,009)	(1.3)
Total operating expenses	(9,312,353)	(87.4)	(16,150,456)	(2,341,596)	(12.5)	(6,194,444)	(13.2)	(9,412,204)	(1,364,642)	(10.0)
Operating loss	(7,871,374)	(73.9)	(7,307,185)	(1,059,443)	(5.7)	(3,389,871)	(7.2)	(4,810,938)	(697,521)	(5.1)

Other income/(expenses)
Financial income/(expenses), net	8,153	0.1	(261,670)	(37,939)	(0.2)	(11,642)	-	(455,342)	(66,018)	(0.5)
Other income, net	39,552	0.4	986,912	143,089	0.8	63,817	0.1	2,246,659	325,735	2.4
Total other income, net	47,705	0.5	725,242	105,150	0.6	52,175	0.1	1,791,317	259,717	1.9

Loss before income tax expense	(7,823,669)	(73.4)	(6,581,943)	(954,293)	(5.1)	(3,337,696)	(7.1)	(3,019,621)	(437,804)	(3.2)
Income tax expense	-	-	-	-	-	-	-	(42,007)	(6,090)	-
Net loss	(7,823,669)	(73.4)	(6,581,943)	(954,293)	(5.1)	(3,337,696)	(7.1)	(3,061,628)	(443,894)	(3.2)

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Key Components of Results of Operations

Net Revenues

We generate net revenues primarily from (i) commute shuttle service, (ii) customized chartered bus service, and (iii) packaged tour service. For the years ended June 30, 2021 and 2022, our revenues were RMB10,652,136 and RMB129,945,733 ($19,400,387), respectively. For the six months ended December 31, 2021 and 2022, our revenues were RMB46,862,135 and RMB93,721,085 ($13,588,280), respectively. For our commute shuttle service, we provide customers daily transportation service from predetermined departure to destination. Customized chartered bus services are provided by us to support a more flexible and less preplanned group travel demand which ranges from one day to several months. We also offer packaged tour service to customers inclusive of services like chartered bus service, itinerary route schedule, sightseeing tour guidance, accommodation arrangement, etc.

Cost of revenues

Our cost of commute shuttle service, customized chartered bus service includes costs directly related to delivering transportation services inclusive of payments to fleet operators for vehicle rental fees and petrol costs, and other miscellaneous expenses for operation. Cost of packaged tour services primarily consists of the procurement cost of hotel rooms, meals and other local services such as sightseeing costs for packages, entrance fees to museums and attractions and local transportation costs.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of staff cost, share-based compensation expenses, rent fees, advertising fees and entertainment fees etc.

General and administrative expenses

Our general and administrative expenses primarily consist of staff cost, professional service fees, share-based compensation expenses, rent fees, office and renovation fees, etc.

Research and development expenses

Our research and development (“R&D”) expenses primarily consist of staff cost, share-based compensation expenses and technology service fees, etc.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, and we are not subject to income or capital gains taxes. Additionally, upon payments of dividends by us to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands

Our subsidiary, Youbus International Limited is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Youbus International Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by us to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

Our subsidiary, Webus Hongkong Limited is incorporated in Hong Kong and are subject to Hong Kong profits tax rate. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%. Additionally, upon payments of dividends by us to its shareholders, no HK withholding tax will be imposed.

PRC

Under the PRC Enterprise Income Tax Law (the “EIT Law”), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body” as the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, we do not believe that it is likely that its operations outside of the PRC should be considered as a resident enterprise for the PRC tax purposes for the years ended June 30, 2021 and 2022 and for the six months ended December 31, 2022.

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In January 2019, the State Administration of Taxation provides a preferential corporate income tax rate of 20% and an exemption ranged from 50% to 75% in the assessable taxable profits for entities qualified as small-size enterprises (the exemption range has been changed to from 50% to 87.5% for the period from January 1, 2021 to December 31, 2022, then the exemption range has been changed to from 87.5% to 75% for the period from January 1, 2023 to December 31, 2024). The policy is effective for the period from January 1, 2019 to December 31, 2024.

In accordance with the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. Our subsidiary, Zhejiang Youba Technology Co., Ltd., obtained its HNTE status in 2021 and will enjoy the preferential tax rate for the period of 3 years.

United States

Our subsidiary incorporated in the US is subject to state income tax and federal income tax depending upon taxable income levels. It did not have taxable income and no income tax expense was provided for the years ended June 30, 2021 and 2022, and for the six months ended December 31, 2022.

Comparison of Six Months Ended December 31, 2022 and 2021

Net Revenues

Our net revenues increased significantly by approximately 100.0% from RMB46,862,135 for the six months ended December 31, 2021 to RMB93,721,085 ($13,588,280) for the six months ended December 31, 2022. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated.

	For the Six Months Ended December 31,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Net revenues:
Commute shuttle service	9,655,309	20.6	7,650,720	1,109,250	8.2	(20.8)
Customized chartered bus service	11,017,467	23.5	45,976,621	6,665,983	49.1	317.3
Packaged tour service	26,187,549	55.9	40,067,745	5,809,277	42.7	53.0
Others	1,810	-	25,999	3,770	-	1,336.4
Total net revenues	46,862,135	100.0	93,721,085	13,588,280	100.0	100.0

Our revenues from commute shuttle service decreased by 20.8% from RMB9,655,309 for the six months ended December 31, 2021 to RMB7,650,720 ($1,109,250) for the six months ended December 31, 2022, primarily attributable to the termination in collaboration with two major customers. In the future, we intend to put more effort in developing more customers to alleviate potential fluctuation of commute shuttle service business as a result of revenue concentration.

Our revenues from customized chartered bus service increased by 317.3% from RMB11,017,467 for the six months ended December 31, 2021 to RMB45,976,621 ($6,665,983) for the six months ended December 31, 2022. The surge in revenues from customized chartered bus service was primarily attributable to approximately 1,442.7% growth in the number of customer orders, which is primarily attributable to the surge in individual customer orders as a result of market expansion in both domestic and North America market. With great effort invested in business development, we utilize of the core resources from local agents, who have profound transportation industry experience and access to local customer base. Currently, we have established the cooperation with more than 27 local agents and the business has already covered more than 10 regions in domestic market. The growth rate of customer order number does not align with the net revenues growth rate as sales price varies from different orders, which is subject to specific service contents of each order. For the six months ended December 31, 2022, we had a significant increase of approximately 2,785.0% in individual customer orders with relative low sales price compared to corporate customers orders. We also maintain long-term cooperation agreement with our fleet operators to ensure there is sufficient vehicles and drivers for business expansion. Through the collaborations with our local agents and fleet operators, we have connected the demand of customers and the supply of transportation, resulting in a surge increase of revenues from customized chartered bus service.

Our revenues from packaged tour service increased by 53.0% from RMB26,187,549 for the six months ended December 31, 2021 to RMB40,067,745 ($5,809,277) for the six months ended December 31, 2022. The surge in revenues from packaged tour service was primarily attributable to approximately 163.8% growth in number of customer orders, which is further explained by: (i) the expansion in collaboration scale with local agent to obtain more domestic customer resources; (ii) the commencement of North American service in March, 2022, which contributed continuous revenue growth for the second half calendar year in 2022; (iii) as gradual recovery from the adverse impact of the COVID-19 such as quarantines and travel restrictions, the demand of domestic tour increased; (iv) our ability to cater to different budgets and preferences, which we provided different types of packaged tour service by integrating the transportation, accommodation, entertainment, meals and tour guide resources; and (v) the pricing of our packaged tour service with creative itinerary route schedule service was more attractive to customers compared to average pricing of similar customized service. The growth rate of customer order number does not align with the net revenues growth rate as sales price varies from different orders, which is subject to specific service contents of each order.

In December, 2022, China has declared to treat COVID-19 as Category B disease, and authorities dropped quarantine measures against people infected with coronavirus and stopped identifying close contacts or designating high-risk and low-risk areas. Moreover, on May 4, 2023, the WHO declared that COVID-19 was no longer a public health emergency of international concern. As a result, we expect that there will be a surge in oversea tourism demand. Our high-end packaged tour service in North America market with relatively higher gross margin is expected to be a new growth point in the near future.

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Our revenues from other services were RMB1,810 and RMB25,999 ($3,770) for the six months ended December 31, 2021 and 2022, respectively, primarily representing revenues from cross-city ride-hailing under relevant regulations in the PRC.

Cost of revenues

Our cost of revenues increased significantly by approximately 102.3% from RMB44,057,562 for the six months ended December 31, 2021 to RMB89,119,819 ($12,921,159) for the six months ended December 31, 2022. The following table sets forth a breakdown of our cost of revenues by revenue streams, expressed as an absolute amount and as a percentage of the total cost of revenues, for the periods indicated.

	For the Six Months Ended December 31,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Cost of revenues:
Commute shuttle service	6,511,383	14.8	5,893,499	854,477	6.6	(9.5)
Customized chartered bus service	11,518,999	26.1	44,315,694	6,425,172	49.7	284.7
Packaged tour service	26,012,641	59.0	38,910,626	5,641,510	43.7	49.6
Others	14,539	0.1	-	-	-	(100.0)
Cost of revenues	44,057,562	100.0	89,119,819	12,921,159	100.0	102.3

Our cost of revenues for commute shuttle service decreased by approximately 9.5% from RMB6,511,383 for six months ended December 31, 2021 to RMB5,893,499 ($854,477) for the six months ended December 31, 2022. The decrease was primarily attributable to the decrease in cost paid to fleet operators. The decrease in revenues does not align with the decrease in cost of revenues as the termination in collaborations with two major customers were of relatively higher gross profit rate.

Our customized charted bus service increased significantly by approximately 284.7% from RMB11,518,999 for the six months ended December 31, 2021 to RMB44,315,694 ($6,425,172) for the six months ended December 31, 2022. The significant increase was primarily attributable to the increase in cost paid to fleet operators, which was generally in line with the increase in revenue from customized chartered bus service.

Our cost of revenues for packaged tour service increased by approximately 49.6% from RMB26,012,641 for the six months ended December 31, 2021 to RMB38,910,626 ($5,641,510) for the six months ended December 31, 2022. The increase was primarily attributable to the increase in cost paid to fleet and tour operators, generally in line with our revenues form packaged tour service.

Gross profit and margin

The following table sets forth a breakdown of our gross profit, margin by revenue streams, expressed as an absolute amount and as a percentage of the total gross profit for the periods indicated.

	For the Six Months Ended December 31,
	2021			2022
	RMB	Margin	%	RMB	$	Margin	%
Gross profit and margin
Commute shuttle service	3,143,926	32.6%	112.1	1,757,221	254,773	23.0%	38.2
Customized chartered bus service	(501,532)	(4.6)%	(17.9)	1,660,927	240,811	3.6%	36.1
Packaged tour service	174,908	0.7%	6.2	1,157,119	167,767	2.9%	25.1
Others	(12,729)	(703.3)%	(0.4)	25,999	3,770	100.0%	0.6
Total	2,804,573	6.0%	100.0	4,601,266	667,121	4.9%	100.0

As a result of the foregoing, we recorded a gross profit of RMB2,804,573 and RMB4,601,266 ($667,121) for the six months ended December 31, 2021 and 2022, respectively, representing a gross profit margin of approximately 6.0% and 4.9%. The decrease in the gross profit margin rate was primarily attributable to the decrease in the proportion of gross profit from commute shuttle service with the highest margin rate among all revenue streams. The gross margin rate of customized chartered bus service and packaged tour service was approximately 3.6% and 2.9% for the six months ended December 31, 2022,  both of which showed increase compared to the same period in 2021. We strategically set relatively lower gross profit margin rates during the start-up stage of our customized chartered bus services and packaged tour services in order to attract more customers and to gain market share, before improving our profitability in the long term. The rapid growth of these services has accumulated a steady customer base and increase our bargain power against suppliers to achieve cost-effective performance. We would continuously adjusted pricing upward of these services as customers’ loyalty to our service offerings and preference to online order placement is gradually established.

Operating expenses

Our operating expenses increased by 51.9% from RMB6,194,444 for the six months ended December 31, 2021 to RMB9,412,204 ($1,364,641) for the six months ended December 31, 2022, primarily due to the change in selling and marketing expenses, general and administrative expenses, and research and development expenses which is further explained in the following section.

Selling and marketing expenses

The following table sets forth a breakdown of our sales and marketing expenses by categories, expressed as an absolute amount and as a percentage of the total selling and marketing expenses, for the periods indicated.

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	For the Six Months Ended December 31,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Sales and marketing expenses
Share-based compensation expenses	-	-	1,564,787	226,873	50.0	N/A*
Staff cost	1,171,484	74.9	1,136,811	164,822	36.3	(3.0)
Rental expense	146,543	9.4	108,028	15,663	3.5	(26.3)
Advertising expenses	114,178	7.3	107,912	15,646	3.4	(5.5)
Others	131,706	8.4	211,022	30,595	6.8	60.2
Total sales and marketing expenses	1,563,911	100.0	3,128,560	453,599	100.0	100.0

* N/A represents not applicable

Our selling and marketing expenses increased significant by approximately 100.0% from RMB1,563,911 for the six months ended December 31, 2021 to RMB3,128,560 ($453,599) for the six months ended December 31, 2022, primarily due to the increase of RMB1,564,787 ($226,873) in share-based compensation expenses incurred from the 2022 share incentive plan (the “2022 Plan”) provided for key eligible selling personnel.

General and administrative expenses

The following table sets forth a breakdown of our general and administrative expenses by categories, expressed as an absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated.

	For the Six Months ended December 31,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
General and administrative expenses
Professional service expenses	877,545	38.2	2,702,645	391,847	53.0	208.0
Staff cost	958,550	41.8	1,116,458	161,871	21.9	16.5
Depreciation expense	24,358	1.1	856,439	124,172	16.8	3,416.0
Rental expense	200,425	8.7	203,344	29,482	4.0	1.5
Share-based compensation expenses	-	-	(74,397)	(10,787)	(1.5)	N/A*
Others	233,910	10.2	292,775	42,449	5.8	25.2
Total general and administrative expenses	2,294,788	100.0	5,097,264	739,034	100.0	122.1

* N/A represents not applicable

Our general and administrative expenses increased by 122.1% from RMB2,294,788 for the six months ended December 31, 2021 to RMB5,097,264 ($739,034) for the six months ended December 31, 2022, primarily due to (1) an increase of RMB1,825,100 ($264,615) in professional service expenses, primarily audit fees for the preparation of initial public offering; (2) an increase of RMB832,081 ($120,640) in depreciation expenses mainly incurred from the significant increase in property and equipment due to the addition of building of RMB34,791,400 ($5,044,279) in June 2022; (3) a decrease of RMB74,397 ($10,787) in share-based compensation expenses resulting from the reverse of previous accrued expenses when forfeiture occurred.

Research and development expenses

The following table sets forth a breakdown of our research and development expenses by categories, expressed as an absolute amount and as a percentage of the total research and development expenses, for the periods indicated.

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	For the six months ended December 31,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Research and development expenses
Staff cost	2,128,946	91.1	1,121,894	162,659	94.6	(47.3)
Technology service expenses	132,371	5.7	139,953	20,291	11.8	5.7
Share-based compensation expenses	-	-	(176,702)	(25,619)	(14.9)	N/A*
Others	74,428	3.2	101,235	14,678	8.5	36.0
Total research and development expenses	2,335,745	100.0	1,186,380	172,009	100.0	(49.2)

* N/A represents not applicable

Our research and development expenses decreased by approximately  49.2% from RMB2,335,745 for the six months ended December 31, 2021 to RMB1,186,380 ($172,009) for the six months ended December 31, 2022. The decrease  was primarily attributable to (i) a decrease of RMB1,007,052 ($146,009) in staff cost, as a result of the decrease in headcounts of our research and development personnel; and (ii) a decrease of RMB176,702 ($25,619) in share-based compensation expenses resulting from the reverse of previous accrued expenses when forfeiture occurred.

Total other income, net

Total other income, net increased from RMB52,175 for the six months ended December 31, 2021 to RMB1,791,317 ($259,717) for the six months ended December 31, 2022. The increase was primarily attributable to: (i) an increase of RMB2,000,000 ($289,973) from government grants encouraging qualified enterprises to apply for initial public offering, of which we received a RMB500,000 ($72,493) award for signing listing service agreement with professional institutions and a RMB1,500,000 ($217,480) award for submitting registration statement to SEC; and (ii) an increase of RMB264,158 ($38,299) in bank charges due to increased transaction volume and an increase of RMB166,629 ($24,159) in financial expenses due to the addition of bank borrowings.

Income tax expense

As a result of our operation for the six months ended December 31, 2021 and 2022, we incurred nil and RMB42,007 ($6,090) of income tax expense for the six months ended December 31, 2021 and 2022, respectively.

Net loss

As a result of the foregoing, we recorded net loss of RMB3,337,696 and RMB3,061,628 ($443,894) for the six months ended December 31, 2021 and 2022, respectively.

Comparison of Years Ended June 30, 2021 and 2022

Net Revenues

Our net revenues increased significantly by approximately 1,119.9% from RMB10,652,136 for the year ended June 30, 2021 to RMB129,945,733 ($18,840,360) for the year ended June 30, 2022. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated.

	For the Years Ended June 30,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Net revenues:
Commute shuttle service	7,867,094	73.9	19,625,172	2,845,382	15.1	149.5
Customized chartered bus service	2,197,894	20.6	61,906,594	8,975,612	47.6	2,716.6
Packaged tour service	587,148	5.5	48,310,313	7,004,337	37.2	8,128.0
Others	-	-	103,654	15,029	0.1	N/A*
Total net revenues	10,652,136	100.0	129,945,733	18,840,360	100.0	1,119.9

*N/A represents not applicable

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Our revenues from commute shuttle service increased significantly by approximately 149.5% from RMB7,867,094 for the year ended June 30, 2021 to RMB19,625,172 ($2,845,382) for the year ended June 30, 2022. The significant increase was primarily attributable to a new major corporate customer we obtained in June 2021, with revenue contribution of RMB12,907,771 for the year ended June 30, 2022, as attracted by our transportation capacity and unique digital platform which fulfills various customizations such as routes planning, dynamic vehicles scheduling, data reports, and the increased demand for customized and dynamically adjusted commute service.

Our revenues from customized chartered bus service increased by 2,716.6% from RMB2,197,894 for the year ended June 30, 2021 to RMB61,906,594 ($8,975,612) for the year ended June 30, 2022. The surge in revenues from customized chartered bus service was primarily attributable to approximately 3,717.5% growth in the number of customer orders, which is further explained by: (i) the commencement of the customized chartered bus service in January 2021, only six-month revenue contribution for the year ended June 30, 2021; and (ii) with great effort of business development, the utilization of the core resources from local agents, who have profound transportation industry experience and access to local customer base. The growth rate of customer order number does not align with the net revenues growth rate as sales price varies from different orders, which is subject to specific service contents of each order. We also maintain long-term cooperation agreement with our fleet operators to ensure there is sufficient vehicles and drivers for business expansion. Through the collaborations with our local agents and fleet operators, we have connected the demand of customers and the supply of transportation, resulting in a surge increase of revenues from customized chartered bus service.

Our revenues from packaged tour service were RMB587,148 and RMB48,310,313 ($7,004,337) for the years ended June 30, 2021 and 2022, respectively. The surge in revenues from packaged tour service was primarily attributable to approximately 587.3% growth in number of customer orders, which is further explained by: (i) the commencement of the packaged tour services initially in domestic market in December 2020 and expanded in the North American market in March 2022; (ii) as gradual recovery from the adverse impact of the COVID-19 such as quarantines and travel restrictions, the demand of domestic tour increased; (iii) our ability to cater to different budgets and preferences, which we provided different types of packaged tour service by integrating the transportation, accommodation, entertainment, meals and tour guide resources; and (iv) our packaged tour service with creative itinerary route schedule service adopted competitive pricing strategy, we offered a discounted price compared with market price in order to attract more customers and to gain market share, before improving profitability in the long term. The growth rate of customer order number does not align with the net revenues growth rate as sales price varies from different orders, which is subject to specific service contents of each order.

Further, in view of relatively moderate epidemic prevention policies in overseas areas and the fact that WHO declared COVID-19 was no longer a public health emergency of international concern on May 4, 2023, our high-end packaged tour service in the North American market with relatively higher gross margin is expected to be a new growth point in the near future. We have developed a self-owned brand “Wetour” focusing on packaged tour service for Chinese tourists in North America. To differentiate our services, we set up the connections to many Chinese drivers and tour guides with rich life experience in North America to provide gracious and thoroughly enjoying services with easy communication for Chinese tourists during their tours in North America.

Our revenues from other services were nil and RMB103,654 ($15,029) for the years ended June 30, 2021 and 2022, respectively, primarily representing revenues from cross-city ride-hailing under relevant regulations in the PRC.

Cost of revenues

Our cost of revenues increased significantly by approximately 1,214.7% from RMB9,211,157 for the year ended June 30, 2021 to RMB121,102,462 ($17,558,207) for the year ended June 30, 2022. The following table sets forth a breakdown of our cost of revenues by revenue streams, expressed as an absolute amount and as a percentage of the total cost of revenues, for the periods indicated.

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	For the Years Ended June 30,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Cost of revenues:
Commute shuttle service	6,567,411	71.3	12,461,416	1,806,735	10.3	89.7
Customized chartered bus service	2,062,163	22.4	61,268,689	8,883,125	50.6	2,871.1
Packaged tour service	580,550	6.3	47,301,534	6,858,078	39.0	8,047.7
Others	1,033	-	70,823	10,269	0.1	6,756.1
Cost of revenues	9,211,157	100.0	121,102,462	17,558,207	100.0	1,214.7

Our cost of revenues for commute shuttle and customized charted bus service increased significantly by approximately 89.7% and 2,871.1% from RMB6,567,411 and RMB2,062,163 for the year ended June 30, 2021 to RMB12,461,416 ($1,806,735) and RMB61,268,689 ($8,883,125) for the year ended June 30, 2022, respectively. The significant increase was primarily attributable to the increase in cost paid to fleet operators, generally in line with the revenue increase in such transportation services. Our cost of revenues for packaged tour service increased significantly by approximately 8,047.7% from RMB580,550 for the year ended June 30, 2021 to RMB47,301,534 ($6,858,078) for the year ended June 30, 2022. The significant increase was primarily attributable to the increase in cost paid to fleet and tour operators, generally in line with our revenues form packaged tour service.

Gross profit and margin

The following table sets forth a breakdown of our gross profit, margin by revenue streams, expressed as an absolute amount and as a percentage of the total gross profit for the periods indicated.

	For the Years Ended June 30,
	2021			2022
	RMB	Margin	%	RMB	$	Margin	%
Gross profit and margin
Commute shuttle service	1,299,683	16.5%	90.2	7,163,756	1,038,647	36.5%	81.0
Customized chartered bus service	135,731	6.2%	9.4	637,905	92,487	1.0%	7.2
Packaged tour service	6,598	1.1%	0.5	1,008,779	146,259	2.1%	11.4
Others	(1,033)	(100.0)%	(0.1)	32,831	4,760	31.7%	0.4
Total	1,440,979	13.5%	100.0	8,843,271	1,282,153	6.8%	100.0

As a result of the foregoing, we recorded a gross profit of RMB1,440,979 and RMB8,843,271 ($1,282,153) for the years ended June 30, 2021 and 2022, respectively, representing a gross profit margin of approximately13.5% and 6.8%. The decrease in gross profit margin was mainly driven by the rapid growth of customized chartered bus service and packaged tour service for which we strategically set relatively lower gross margin rates during the start-up stage of these businesses. So far, there is still a substantial group of customers who are used to consulting and placing orders offline to obtain chartered bus services and packaged tour services. We offered a discounted price compared to the market price to accumulate customer base, to gain market share, and as well as to cultivate customer habit of placing order directly on our online platform to purchase our integrated mobility service offerings. When customers’ preference to our service offerings and online order placement is gradually established, we plan to adjust our service prices upward. To minimize the impact of upward pricing, we plan to continuously improve users’ experience and to obtain stronger bargain power against our fleet operators and tour operators. In 2022, we have developed a self-owned brand “wetour” focusing on the high-end packaged tour service for Chinese tourists in North America, which is expected to be a new growth point in the near future. To differentiate our services, we set up the connections to many Chinese drivers and guides with rich life experience in North America to provide gracious and thoroughly enjoying services with easy communication for Chinese tourists during their tours in North America. When the restrictions on outbound travel in the PRC are reduced in the future, we expect our gross margin of customized chartered bus services and packaged tour services to improve as a result of contributions from high-end chartered bus and packaged tour services in North America market with higher profit margin.

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Operating expenses

Our operating expenses increased by 73.4% from RMB9,312,353 for the year ended June 30, 2021 to RMB16,150,456 ($2,341,596) for the year ended June 30, 2022, primarily due to the change in selling and marketing expenses, general and administrative expenses, and research and development expenses which is further explained in the following section.

Selling and marketing expenses

The following table sets forth a breakdown of our sales and marketing expenses by categories, expressed as an absolute amount and as a percentage of the total selling and marketing expenses, for the periods indicated.

	For the Years Ended June 30,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Sales and marketing expenses
Staff cost	1,289,856	64.6	2,177,510	315,709	52.7	68.8
Share-based compensation expenses	-	-	1,369,188	198,514	33.1	N/A*
Rental expense	175,351	8.8	175,351	25,424	4.2	0
Advertising expenses	308,840	15.5	158,843	23,030	3.9	(48.6)
Entertainment expenses	168,509	8.4	139,502	20,226	3.4	(17.2)
Others	54,308	2.7	110,758	16,058	2.7	103.9
Total sales and marketing expenses	1,996,864	100.0	4,131,152	598,961	100.0	106.9

* N/A represents not applicable

Our selling and marketing expenses increased significantly by approximately 106.9% from RMB1,996,864 for the year ended June 30, 2021 to RMB4,131,152 ($598,961) for the year ended June 30, 2022, primarily due to (it) an increase of RMB887,654 ($128,698) in staff cost, as a result of the increase in the headcount of our selling and marketing personnel, attributable to business development needs; and (ii) an increase of RMB1,369,188 ($198,514) in share-based compensation expenses incurred from the 2022 share incentive plan (the “2022 Plan”) provided for key eligible selling personnel.

General and administrative expenses

The following table sets forth a breakdown of our general and administrative expenses by categories, expressed as an absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated.

	For the Years Ended June 30,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
General and administrative expenses
Professional service expenses	736,479	24.3	2,278,859	330,403	34.5	209.4
Staff cost	1,603,561	52.9	1,988,014	288,235	30.1	24
Share-based compensation expenses	-	-	1,433,247	207,801	21.7	N/A*
Rental expense	362,667	12.0	365,212	52,951	5.5	0.7
Others	327,086	10.8	547,939	79,444	8.2	67.5
Total general and administrative expenses	3,029,793	100.0	6,613,271	958,834	100.0	118.3

* N/A represents not applicable

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Our general and administrative expenses increased significantly by approximately 118.3% from RMB3,029,793 for the year ended June 30, 2021 to RMB6,613,271 ($958,834) for the year ended June 30, 2022, primarily due to (a) an increase of RMB1,542,380 ($223,624) in professional service expenses, including legal fees, audit fees and financial advisory fees for the preparation of initial public offering; (ii) an increase of RMB1,433,247 ($207,801) in share-based compensation expenses incurred from the 2022 plan; and (iii) an increase of RMB384,453 ($55,740) in staff cost, as a result of the increase in the headcount of our administrative personnel, attributable to our business expansion.

Research and development expenses

The following table sets forth a breakdown of our research and development expenses by categories, expressed as an absolute amount and as a percentage of the total research and development expenses, for the periods indicated.

	For the Years Ended June 30,
	2021		2022			Variance
	RMB	%	RMB	$	%	%
Research and development expenses
Staff cost	3,951,150	92.2	4,395,121	637,233	81.3	11.2
Share-based compensation expenses	-	-	588,506	85,325	10.9	N/A*
Technology service expenses	67,169	1.6	235,693	34,172	4.4	250.9
Others	267,377	6.2	186,713	27,071	3.4	(30.2)
Total research and development expenses	4,285,696	100.0	5,406,033	783,801	100.0	26.1

* N/A represents not applicable

 Our research and development expenses increased by approximately 26.1% from RMB4,285,696 for the year ended June 30, 2021 to RMB5,406,033 ($783,801) for the year ended June 30, 2022, primarily due to (it) an increase of RMB443,971 ($64,370) in staff cost, as a result of the increase in average salaries of our research and development personnel; and (ii) an increase of RMB588,506 ($85,325) in share-based compensation expenses incurred from the 2022 plan, and (iii) an increase of RMB168,524 ($24,434) technology service expenses for the development of our digital platform.

Total other income, net

Total other income, net increased from RMB47,705 for the year ended June 30, 2021 to RMB725,242 ($105,150) for the year ended June 30, 2022, primarily due to: (I) an increase of RMB850,000 ($123,238) from government grants, in which we received a RMB650,000 ($94,241) award due to our qualification as a Scientific and Technological Enterprises and a RMB200,000 ($28,997) award for being a top ten travel agencies in Hangzhou for the year ended June 30, 2022; (ii) an increase of RMB269,823 ($39,121) in financial expenses.

Income tax expense

As a result of our operating loss position for the years ended June 30, 2021 and 2022, we did not incur income tax expense for the years ended June 30, 2021 and 2022.

Net loss

As a result of the foregoing, we recorded net loss of RMB7,823,669 and RMB6,581,943 ($954,293) for the years ended June 30, 2021 and 2022, respectively.

Liquidity and Capital Resources

Our primary sources of liquidity have been through operational sources of cash and financing fund from bank and related parties. As of June 30, 2022, and December 31, 2022, we had cash of RMB2,877,541 ($417,204) and RMB9,399,009 ($1,362,728) respectively.

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We believe that our current available cash and forecasted net cash flows will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months from the date of this prospectus. We intend to finance our future working capital requirements and from cash generated from operating activities, funds raised from financing activities if necessary. As of the date of this prospectus, we have mortgaged a building of RMB34,791,400 ($5,044,279) to obtain revolving line of credit from Rural Commercial Bank in the amount of RMB7,000,000 ($1,014,905) with a three-year term from June 24, 2022 to June 23, 2025, and RMB5,200,000 ($753,929) with a five-year term from September 8, 2022 to September 7, 2027. We withdrew RMB7,000,000 ($1,014,905) from the line of credit of three-year term and RMB3,000,000 ($434,959) from the line of credit of five-year term for daily operation, both with fixed annual interest rate of 4.35%. The total RMB10,000,000 ($1,449,864) borrowings had one-year maturity from grant date, during which interest expenses were settled on a monthly basis. We had a total amount of RMB2,200,000 ($318,970) unused lines of credit, which were not subject to commitment fees. The unused lines of credit might be withdrawn in condition of default repayment, abnormal usage of funds and other circumstances that led to declined credit worthiness. As of June 30, 2022, and December 31, 2022, we were in compliance with applicable financial covenants and expects to be in compliance with applicable financial covenants over the next twelve months.

Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our platform, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. To enhance our liquidity position or increase our cash reserve for future investments or operations through additional financing activities, we may in the future seek equity financing or obtain credit facilities. The issue of additional equity securities, including convertible debt securities, would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

The following table sets forth a summary of our cash flows for the periods presented:

	For the years ended June 30,			For the six months ended December 31,
	2021	2022		2021	2022
	RMB	RMB	$	RMB	RMB	$
Summary Consolidated Cash Flow Data:
Net cash used in operating activities	(6,634,193)	(3,631,976)	(526,589)	(5,004,098)	(470,052)	(68,152)
Net cash used in investing activities	(71,450)	(69,676)	(10,102)	(62,869)	(161,294)	(23,385)
Net cash provided by financing activities	7,278,930	5,831,190	845,443	7,721,000	7,153,902	1,037,219
Effect of exchange rate changes on cash	-	(254)	(36)	-	(1,088)	(158)
Net change in cash	573,287	2,129,284	308,716	2,654,033	6,521,468	945,524
Cash at beginning of the period	174,970	748,257	108,488	748,257	2,877,541	417,204
Cash at end of the period	748,257	2,877,541	417,204	3,402,290	9,399,009	1,362,728

Operating activities

Net cash used in operating activities was RMB470,052 ($68,152) for the six months ended December 31, 2022, which primarily reflected our net loss of RMB3,061,628 ($443,894) as mainly adjusted for share-based compensation of RMB1,313,687 ($190,467), depreciation of property and equipment of RMB891,560 ($129,264), and amortization of right-of-use assets of RMB204,921 ($29,711). Adjustment for changes in operating assets and liabilities primarily consisted of a decrease of RMB1,718,136 ($249,106) in accounts payable as a result of timely payments and a decrease of RMB1,101,686 ($159,729) in deferred revenue mainly due to the decreased orders with prepayments; and partially offset by a decrease of RMB1,622,248 ($235,204) in accounts receivables as a result of receivables collectability management, and a decrease of RMB1,533,108 ($222,280) in prepayments and other current assets due to the decrease in advance to suppliers.

Net cash used in operating activities was RMB3,631,976 ($526,589) for the year ended June 30, 2022, which primarily reflected our net loss of RMB6,581,943 ($954,292) as mainly adjusted for share-based compensation of RMB3,390,941 ($491,640), amortization of right-of-use assets of RMB544,117 ($78,890) and depreciation of property and equipment of RMB152,380 ($22,093). Adjustment for changes in operating assets and liabilities primarily consisted of an increase of RMB2,183,253 ($316,542) in prepayments and other current assets, primarily due to the increase of advance to suppliers for business operation needs; a decrease of RMB568,177 ($82,378) in lease liabilities; a decrease of RMB264,251 ($38,313) in accounts payable and a decrease of RMB109,309 ($15,848) in accrued expenses and other current liabilities as a result of timely payments; and partially offset by an increase of RMB1,831,841 ($265,592) in deferred revenue, primarily due to the increased orders with prepayments;

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Net cash used in operating activities was RMB6,634,193 for the year ended June 30, 2021, which primarily reflected our net loss of RMB7,823,669 as mainly adjusted for amortization of right-of-use assets of RMB519,621 and depreciation of property and equipment of RMB187,800. Adjustment for changes in operating assets and liabilities primarily consisted of an increase of RMB2,911,159 in accounts receivable and a decrease of RMB514,143 in lease liabilities as we paid rental expenses; partially offset by an increase of RMB3,115,350 in accounts payable, primarily attributable to the increased transportation procurements, an increase of RMB656,436 in accrued expenses and other current liabilities and an increase of RMB115,047 in deferred revenue.

Investing activities

Net cash used in investing activities for the six months ended December 31, 2022 was RMB161,294 ($23,385) attributable to the purchase of office equipment.

Net cash used in investing activities for the year ended June 30, 2022 was RMB69,676 ($10,102) attributable to the small amount purchase of office and electronic equipment.

Net cash used in investing activities for the year ended June 30, 2021 was RMB71,450, primarily attributable to RMB71,450 of purchase of office and electronic equipment, RMB2,500,000 of purchase of short-term investments and RMB2,500,000 of proceeds from maturity of short-term investment.

Financing activities

Net cash provided by financing activities for the six months ended December 31, 2022 was RMB7,153,902 ($1,037,219), primarily attributable to the addition of bank borrowings of RMB10,000,000 ($1,449,864) and an increase of RMB2,846,098 ($412,645) in deferred offering costs, primarily due to the increased expenses that is directly related to initial public offering paid to professional service providers.

Net cash provided by financing activities for the year ended June 30, 2022 was RMB5,831,190 ($845,443), primarily attributable to capital injection from shareholders of RMB7,500,000 ($1,087,398) and proceeds from borrowings from related parties of RMB4,210,190 ($610,420), partially offset by repayments of borrowings to related parties of RMB5,879,000 ($852,375).

Net cash provided by financing activities for the year ended June 30, 2021 was RMB7,278,930, primarily attributable to capital injection from shareholders of RMB6,000,000 and proceeds from borrowings from related parties of RMB4,582,720, partially offset by repayments of borrowings to related parties of RMB3,303,790.

Capital Expenditures

We do not have any significant capital expenditures for the years ended June 30, 2021 and 2022, and for the six months ended December 31, 2022, as we do not heavily rely on property and equipment to operate.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2022:

	Payment due to schedule
	Less than 1 year	Total
Office rental	202,746	202,746

Operating lease agreements represent non-cancellable operating leases for our office space.

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of December 31, 2022.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us, or engages in leasing, hedging or product development services with us.

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Holding Company Structure

The Company is our holding company and has no material operations of its own. We conduct a substantial majority of our operations through our operating subsidiaries in China and a minority of our business in North America through Wetour Tech LLC. As a result, the Company’s ability to pay dividends depends largely upon dividends paid by our subsidiaries including our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries in China are required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Critical Accounting Policies, Judgments and Estimates

We prepared the consolidated financial statements in accordance with U.S. GAAP. When reviewing our financial statements, you should consider our selection of critical accounting policies, our judgments and other uncertainties affecting our applications of those policies and the sensitivity of reported results to changes of such policies, judgments and uncertainties. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following descriptions of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this proxy statement/prospectus.

Revenue recognition

Our revenues are mainly generated from customized shuttle services, customized chartered bus service and packaged tour service.

We recognize revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, reduced by value added tax. A description of our principal revenue generating is as follows:

Commute shuttle service

We contract with customers to provide customized commute shuttle service, delivering daily transportation service from predetermined departure to destination during the contract period. We identify only one performance obligation in commute shuttle service which is to transport the passengers from departure to destination. The contract consideration is determined at a fixed total price or calculated by fixed unit price per route times of transportation. Revenue from service fees paid by corporate customers in commute shuttle services is recognized evenly or based on the actual bus rides reconciled with the customers regularly over the contract term, and revenue from ticket fees paid by individual passengers in commute shuttle services is recognized at a point in time when each ride is completed.

Customized chartered bus service

We contract with customers to provide customized chartered bus service to support a more flexible and less preplanned group travel demand which ranges from one day to several months. We establish enforceable right and obligations upon the receipt of each ride order placed by the customers. Each order is regarded as a contract with explicit route and fixed consideration. We identify only one performance obligation to provide service and recognize revenue from chartered bus service over the service period of the order.

Packaged tour service

We offer packaged tour service to customers inclusive of services like chartered bus service, itinerary route schedule, sightseeing tour guidance, accommodation arrangement, etc., which can cater to different budgets and preferences. The whole packaged tour service is determined as a single performance obligation with a fixed total consideration as the customers benefit from such a series of integrated travel resources, which are also not separately identifiable within the context of contracts. The Company recognizes revenue over the period of the tours because the customers simultaneously receive and consume the benefits provided by the Company as they complete the performance obligation.

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Others

We also provide platform (“Webus Travel mini program”) users with cross-city ride-hailing service under relevant regulations in the PRC. We determine we only have one performance obligation to provide the ride-hailing service and recognizes revenue at a point in time upon completion of the ride-hailing service.

Principal versus agent considerations

We sign contracts with independent fleet operators and tour operators to provide commute shuttle service, customized charted bus service and packaged tour services. We evaluate the presentation of revenue on a gross versus net basis based on whether it controls the service provided to the customers and is the principal in the transaction.

We consider ourselves a principal and recognize revenue on a gross basis as it controls the services through the following key considerations:

•	We reserve the right to assign the routes to the fleet operators for transportation services and directs the selected vendors to provide tour services on our behalf, and are responsible for accepting or rejecting the contracts or orders without involvement of fleet and tour operators in this process. We assume responsibility for receiving and resolving the complaints over the quality of the service.
•	We have discretion in setting up the price. The fleet and tour operators are entitled to a fixed fee irrespective of the consideration the we collect from the customers.
•	We bear the entire credit risk as we pay the consideration due to the operators irrespective of whether the customers have paid the service consideration to us.

Income taxes

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

When we determine and quantify the valuation allowances, we consider such factors as projected future taxable income, the availability of tax planning strategies, the historical taxable income and losses in prior years, and future reversals of existing taxable temporary differences. The assumptions used in determining projected future taxable income require significant judgment. Actual operating results in future years could differ from our current assumptions, judgments and estimates. Changes in these estimates and assumptions may materially affect the tax position measurement and financial statement recognition.

Share-based compensation

We apply ASC 718, Compensation—Stock Compensation (“ASC 718”), to account for all of its share-based payments. In accordance with ASC 718, we determine whether an award should be classified and accounted for as a liability award or equity award. All our grants of share-based awards were classified as equity awards and are recognized in the financial statements based on their grant date fair values.

We have elected to recognize compensation expense using the straight-line method for all awards granted with graded vesting based on service conditions. We have also elected to account for forfeitures as they occur. Previously recognized compensation cost for the awards is reversed in the period that the award is forfeited. We, with the assistance of an independent third-party valuation specialist, determined the fair value of the stock options granted.

Critical Accounting Policies

We are an emerging growth company as defined by JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of extended transition periods for complying with new or revised accounting standards. This allows us to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to take advantage of the extended transition periods.

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JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Internal Control over Financial Reporting

As a Company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions.

In the course of preparing and auditing our consolidated financial statements for the years ended June 30, 2021 and 2022, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting as of June 30, 2022. The material weakness identified relates to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC.

We have implemented and plan to implement a number of measures to address this material weakness:

•	We are in the process of establishing clear roles and responsibilities for accounting and financial reporting staff to address accounting and financial reporting issues, and we added additional professionals for our financial reporting team in 2023;
•	We hired a consulting firm with U.S. GAAP experience to strengthen our financial reporting function;
•	We are continuing to further expedite and streamline our reporting process and develop our U.S. GAAP and SEC reporting process to allow early detection, prevention and resolution of potential financial reporting and U.S. GAAP issues, and have established an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirement.

Quantitative and Qualitative Disclosures about Market Risks

Foreign currency exchange rate risk

Renminbi is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into other currencies. The value of Renminbi is subject to changes in central government policies, international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Our cash denominated in Renminbi amounted to $108,487, $417,204 and $1,362,728 as of June 30, 2021, 2022, and December 31, 2022, respectively.

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Substantially all of our revenues, purchases and expenditures are denominated in RMB. Changes in the exchange rate between the U.S. dollar and Renminbi will affect the value of the proceeds from this offering in Renminbi terms. We estimate that we will receive net proceeds of approximately $17.0 million from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, based on an initial offering price of $5.00 per share. For example, if we convert $17.0 million of the net proceeds from this offering into Renminbi, a 10% appreciation of the Renminbi against the U.S. dollar, from a rate of RMB6.8972 to $1.00 to a rate of RMB6.2075 to $1.00, will result in a decrease of RMB 11.7 million ($1.9 million) of the net proceeds from this offering. Conversely, a 10% depreciation of the Renminbi against the U.S. dollar, from a rate of RMB6.8972 to $1.00 to a rate of RMB7.5869 to $1.00, will result in an increase of RMB 11.7 million ($1.5 million) of the net proceeds from this offering.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the years ended June 30, 2021 and 2022, and six months ended December 31, 2022.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

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OUR INDUSTRY

All the information and data presented in this section have been derived from the F&S report commissioned by us in September 2022 unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of China’s Automobile Travel Service Market

Automobile travel service refers to the service of transporting passengers from one place to another by utilizing automobiles. In China, by types of vehicles, the automobile travel service market can be mainly categorized into collective mobility, public bus, taxi, ride-hailing and personal car.

Upstream of automotive travel service industry mainly consists of automotive parts and components manufacturers, OEMs, internet platform technology providers and transportation infrastructure providers. The midstream includes different transport service providers and downstream involves various types of end users, such as governments, corporations, and individual passengers.

The overall automobile travel service market in China increased from RMB 3,474.8 billion in 2017 to RMB 4,625.3 billion in 2021 with a CAGR of approximately 7.4% during the period. Due to the impact of COVID-19 Pandemic, the overall market size decreased sharply from 2019 to 2020, and recovered subsequently as the government and public reacted rapidly and adopted effective control measures and further preventive actions to control the epidemic spread.

 China is the largest consumer market of automobiles with sales volume of more than 2.5 million every year and has built a vast network of roads with total length of approximately 5.3 million kilometers by 2021. With the continuous increase in car ownership and development of road transportation infrastructure, as well as the increase in travel demand for various purposes such as recreations, business travel, and daily commute, the automobile travel service market is expected to maintain growth momentum in the future. In the forecast period from 2022 to 2026, the overall automobile travel service market in China is expected to increases from RMB 5,608.7 billion in 2022 to RMB 7,207.4 billion in 2026, representing a CAGR of approximately 6.5%. Given its prospective nature, the CAGR may vary due to future market development and growth momentum. To echo the "Action Plan for Green Travel (2019-2022)"(《绿色出行行动计划 2019-2022 年》) issued by the Ministry of Transport and 12 other departments, collective mobility is becoming one of the most important automobile traveling service mode.

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Drivers of China’s Automobile Travel Service Market

•	Construction of Smart Road Infrastructure Action Plan for The Construction of New Infrastructure in the Field of Transportation (2021-2025) 《交通运输领域新型基础设施建设行动方案(2021—2025年)》published by the Ministry of Transport of the People's Republic of China in August 2021 indicated that the construction of smart roads is set to be included as the major developing missions for the next five years. The execution of smart high way construction is intended to accelerate digitalization in road infrastructure and enhance detection, monitoring, evaluation and warning system capabilities. The advancement in road transportation system will improve automobile travel convenience and passenger experience which subsequently amplify market demand for automobile travel services.
•	Development of Automotive Market in China The automotive market in China has been developing rapidly in the past decade with total production and sales volume ranking at the first place in the thirteen consecutive years as of 2021. Production volume and sales volume of automobile in China revealed an explosive growth during past decades. In 2009, with over 13.6 million units, China surpassed the United States in terms of automobile sales volume, becoming the world's largest automobile market; In the same year, with over 10.4 million units, China became the world's largest automobile producer. The continuous and robust growth of the automobile industry in China has vigorously propelled the development of Chinese automobile travel service market.
•	Increased Per Capita Income Residents' consumption expenditure is positively correlated with per capita disposable income. After decades of development, the average per capita disposable income of Chinese residents has largely increased. Considering the huge population scale and robust economic growth, the Chinese consumer market still have enormous potential for growth. The improvement of living standards has been shaping the consumption patterns of Chinese consumers. People have attached higher importance to the quality of goods and services provided, and are no longer simply satisfied with basic material needs. Consumers are willing to remunerate a premium for better comfort and safety when considering mobility methods. With the economic development and increase in residents' income level, the per capita travel frequency will continue to rise. The improvement in per capital income elevated consumption standard and contributed to the expansion of China’s automobile travel service market.
•	Digital Transformation of Automobile Travel Service Industry In recent years, with the rapid development of cloud computing, artificial intelligence, Internet technologies, the automotive travel industry has accelerated the pace of digital transformation, actively adopting digital solutions, as a result, significantly improved operational efficiency. From the users' perspective, the development, update and innovative use of information technologies such as artificial intelligence, big data, cloud computing can collect and analysis massive real-time user data in order to accurately match orders, quickly dispatch vehicles, intelligently plan traveling routes, accurately process traveling expenses, overall, greatly improved the consumer traveling efficiency, optimized platform user experience. From the operators' perspective, the digital transformation and advanced technologies empowered automotive mobility services by improving internal management through the travel service platform, reduce internal managing costs and operational risks, therefore, promote the development of automotive travel service industry.

Overview of China’s Collective Mobility Service Market

Collective mobility refers to a travel mode on which passengers taking passenger vehicles in groups or collectively for transportation. Typically the passenger vehicles for collective mobility shall have more than 7 seats and municipal buses for public transportation are not included (市政公共交通客车). Major travel scenarios of collective mobility service can be categorized into customized chartered bus for business and travel (定制商旅包车), intercity scheduled route (城际专线) and others.

In terms of total spending, collective mobility service market in China reached RMB 628.2 billion in 2021, with a CAGR of approximately 3.6% during 2017 to 2021. In 2020, the outbreak of COVID-19 and government’s lockdown measures significantly affected people’s travelling, resulting in market decline to RMB 481.0 billion this year. Online penetration also declined in 2020 due to the cancellation of booked trips. Subsequently due to the regional outbreak of COVID-19 variant cases in 2021 and 2022, the market is recovering slowly and in 2022, and is expected to be RMB 705.4 billion.

Going onwards, with a reasonable expectation on a gradual recovery from the pandemic starting from the first half of 2023, people’s travelling activities is to recover to normal level accordingly. Back by its benefits in terms of economy, efficiency and energy saving, collective mobility service market is projected to reach RMB 1,356.1 billion in 2026 at a CAGR of approximately 17.8% from 2022 to 2026, with online penetration reaching approximately 29.1%.

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Drivers of China’s Online Collective Mobility Service Market

•	Advanced Technology Applications Online collective mobility service providers benefit from the rapid development and successful application of technology such as big data and cloud computing in the industry, achieving operation efficiency improvement and simultaneously can serve broader user base. For instance, by collecting picking up information of each individual and utilizing ant colony algorithm and thermodynamic charts, the commuting route can be optimized with passengers’ pickup locations being taken into account as much as possible, as well as to avoid unnecessary stops, and hence saves travel time and improve travel efficiency. Better transportation service quality will further contribute to the market growth.
•	Favorable Regulatory Environment Due to the environmental friendliness of collective mobility in terms of pollution reduction and energy saving, Chinese government is encouraging people to choose green and collective transportation means. For instance, Ministry of Transportation together with other governmental departments co-jointly issued Notice of Green Mobility Action (2019 to 2022), providing support on collective mobility. Furthermore, “Internet+” mobility is promoted to provide high quality transportation service to the public.
•	Change of Consumer Behavior towards Collective Mobility The outbreak of the pandemic may change consumers’ behaviors in terms of choosing transportation means. Compared with large public transportation such as high-speed railway and air flights, collective mobility with relatively small groups of passengers reduces the exposure to virus and risk of being infected. Further, collective mobility service brings more convenience, comfort and travel flexibility to passengers, hence people tend to consider collective mobility as an alternative for those large public transportation means, which lead to the market growth.

Competitive Landscape of China’s Collective Mobility Service Market

There are around a hundred online collective mobility service platforms in China and online collective mobility service market is highly fragmented. In terms of revenue in the first half of calendar year 2022, the Company ranked in second place among top online collective mobility service platforms in China, with revenue of approximately RMB 61.1 million ($9.1 million) generated.

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Note:

1.	Company A is founded in 2020 and headquartered in Jiangsu, China with business focusing on tourism bus, business affair vehicle, and commuting bus services.
2.	Company B is founded in 2020 and headquartered in Fujian, China with business focusing on tourism bus and business affair vehicle services.
3.	Company C is founded in 2016 and headquartered in Zhejiang, China with business focusing on tourism bus and business affair vehicle services.
4.	Company D is founded in 2015 and headquartered in Fujian, China with business focusing on tourism bus, business Affair vehicle, and commuting bus services.

Overview China’s Outbound Travel Market

Driven by the economic growth and consumption upgrade in China, the outbound tourists from China keep increasing and per capita expenditure of each outbound journey remains at a high level, which drivers the development of China’s outbound travel market.

Affected by the pandemic, the outbound travel market witnessed dramatic decline from 2020. Nevertheless, as the vigorous efforts from government and the pandemic situation gets controlled gradually, it is expected to have a gradual recovery from the pandemic starting from the first half of 2023 and China’s outbound travel market is expected to recover accordingly.

From 2017 to 2021, China’s outbound travel market decreased from USD257.9 billion to USD105.7 billion, representing a negative CAGR of approximately 20.9%. In the forecast period, driven by the gradual recovery from the pandemic, China’s outbound travel market is expected to increase from USD109.8 billion in 2022 to USD615.3 billion in 2026 with a CAGR of approximately 53.9%.

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With the increase in per capita disposable income and consumption, Chinese consumers are inclined to choose premium service during outbound travel such as the chartered car service instead of traditional public transportation which is less comfortable and convenient. In addition, impacted by the pandemic, consumers are tending to choose chartered car service which provides them with private space and less exposure to risk of the pandemic. Driven by these factors, China’s outbound travel chartered car service market has huge potential in the forecast period.

From 2017 to 2021, China’s outbound travel chartered car service market decreased from USD4.3 billion to USD2.5 billion with a negative CAGR of approximately 12.5%, moving in tandem with China’s outbound travel market. In the forecast period, the market size is expected to increase from USD2.6 billion in 2022 to USD15.9 billion in 2026, representing a CAGR of approximately 57.2% during the period from 2022 to 2026.

Drivers of China’s Outbound Travel Market

•	Increasing Disposable Income of Citizens With the continuous development of economy and consumption upgrade, the per capita disposable income of Chinese residents increased significantly in the recent years, which brings stronger purchasing power. Increasing number of people incline to travel internationally more frequently and spend more money on travel services, which will promote the development of outbound travel industry from the demand side.
•	Increasing Number of Outbound Tourists The number of outbound tourists decreased significantly since 2020 due to the pandemic, which led to a sharp reduction of outbound travel market size. Nevertheless, as the gradual recovery of the pandemic and the reopening of borders, the outbound tourists are expected to increase rapidly and the outbound travel market is expected to regain the growth momentum.
•	Emerging of Content-sharing Social Media Platforms Triggered by the development of mobile Internet, social media platforms become increasingly popular among consumers. Among them, content-sharing social media platforms such as Xiaohongshu attracts a lot of consumers to share their opinions and experiences. These content-sharing social media platforms, as users and key opinion leaders (“KOLs”) can recommend products and services to consumers on them, are becoming an effective and efficient sales channel for travel products nowadays, which drives the rapid development of outbound travel market.

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•	Increasing Demand for Premium Service. Driven by the steady growth of economy and consumption upgrade, consumers have higher requirement for their outbound travel experience. For instance, previous in-destination transportation used might be public bus, chartered car service run by private personnel, etc., which are uncomfortable. Currently, consumers tend to choose reputable and regular chartered car service, which provide consumers with comfortable in-car experience, ensure their safety, and is equipped with qualified driver who can also serve as a tour guide to introduce the history or information of local attractions or points of interests to consumers.

Overview of North American Intercity Travel Market

From 2017 to 2021, North American intercity travel market decreased from USD142.1 billion to USD139.8 billion with a negative CAGR of approximately 0.4% due to the attack by pandemic situation. In the forecast period, as the impact of the pandemic is gradually weakened and per capita spending on travel in North America will experience steady recovery, the intercity travel market in North America is expected to increase steadily, from USD186.9 billion in 2022 to USD254.3 billion in 2026, representing a CAGR of approximately 8.0%. All segments of the intercity travel market in North America exhibited a decrease from 2017 to 2021 due to the decrease in travel demand during the pandemic, except for intercity travel by car. The positive growth of intercity travel by car during the period from 2017 to 2021 was mainly driven by the spike of oil price.

Among the various travel methods of intercity travel, traveling by intercity bus is expected to have growth potential. Previously, the traditional intercity bus in North America has the drawbacks such as outdated vehicles, potential safety risks, low commuting frequency, etc. Whereas companies such as WeTour starts to provide safe intercity bus service with comfortable in-car experience, premium services, flexible bus schedules, etc., the upgrade intercity travel by intercity bus is expected to drive market demand on such travelling method, leading to the corresponding market size to grow rapidly in the forecast period. From 2017 to 2021, intercity travel by intercity bus market size decreased from USD1.5 billion to USD0.8 billion. In the forecast period, with the improvement of passenger experience and relative high economical efficiency, intercity bus is becoming increasingly attractive during the post-pandemic era and the market size is expected to experience significant recovery and increase from USD0.9 billion to USD1.8 billion with a CAGR of approximately 17.4%, which is higher than that of total intercity travel market in North America.

Drivers of North American Intercity Travel Market

•	Increasing Demand for Intercity Travel Due to the high level of urbanization and the long distance between cities in North America, people have high demand for intercity travel. Since 2020, due to COVID-19, the intercity travel market in North America underwent a sharp decline. Due to the gradual recovery of the pandemic situation and the relieve in travel restrictions, North American intercity travel market is expected to grow rapidly during the forecast period.
•	Higher Requirement of Travel Experience The public transportation infrastructure in North America is relatively underdeveloped. The traditional transportation methods such as train or bus usually have the drawbacks such as outdated vehicle, bringing uncomfortable in-car experience, poor service, safety concerns, limited travel schedules, etc. As a result, people tend to have higher requirement for travel experience, which is expected to promote the rapid development of intercity travel market from the demand side.

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•	Better Service Offered by Providers In the North American intercity travel market, service providers also tend to provide consumers with superior transportation experience to attract increasing number of consumers. For instance, industry participants such as WeTour begins to offer intercity bus service with premium in-car experience, flexible bus schedules, door-to-door pickup, etc., to provide the premium transportation experience to consumers. The better service offered by service providers from the supply side will motivate the further development of intercity travel market.
•	Digitalization in Both Supply and Demand Side. For traditional intercity travel methods, consumers need to purchase tickets offline which is inconvenient and time-consuming. Due to the development of digitalization process, users’ experience from demand side like tickets booking, routes and schedule information searching, etc., is improved to a great extent. Further, from the supply side, service providers can manage their vehicle resources, consumer information, vehicles operating data, etc., easily through online system, which largely reduce the cost and improve the efficiency. Therefore, digitalization in both supply and demand side will drive the rapid growth of North American intercity travel market during the forecast period.

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OUR BUSINESS

Our Mission

Our mission is to make mobility easier and smarter by providing customized commuting, bus and car rental, and travel services through our global platform powered by big data and advanced algorisms.

Overview

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by 1) our wholly-owned subsidiary Wetour in the United States; 2) our direct investment in Youba Tech and its subsidiary; and 3) through VIE Agreements with Youba Tech. This is an offering of the Ordinary Shares of the exempted company incorporated in the Cayman Islands. You are not 100% investing in, the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE Interests in Youba Tech through VIE agreements. VIE Interests are not considered as equity interest. Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and its subsidiary and do not and may never hold the equity interests over 50% in the VIE and its subsidiary. Instead, the VIE structure provides contractual exposure to foreign investment in us. See “Corporate History and Structure — Contractual Arrangements with the VIE and Individual Registered Shareholders” for a summary of these VIE Agreements.

We operate on a business model of “Mobility-as-a-Service” (“MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality public transportation and provide cost-efficient and customized mass transportation services under different scenarios with our comprehensive digital platforms. We offer commute shuttle service, customized chartered bus service, packaged tour service and other service to our customers.

We are dedicated to serving the collective mobility market in China and beyond. Since our inception, the VIE and its subsidiary have received awards at national, provincial and municipal levels, such as Asian Games Pass Smart Travel Partner (other partners include Alipay, Citizen Card, Nuwu Culture); National High-Tech Enterprise; Zhejiang Hi-Tech Small and Medium Enterprise; recommended partner for Zhejiang Province Artificial Intelligence City Project; and partner for Hangzhou City Brain Digital Travel Project. The VIE and its subsidiary are also recognized as Hangzhou Songcheng Scenic Area first-class agency; Hangzhou star hotel first-level contracting agency to partner with hotels like Oaks Crowne Plaza and Cordis Hotel/InterContinental; and first class cooperative partner for Hangzhou representative offices in multiple provinces.

Our Business Strategies

We intend to drive the growth of our business by executing on the following strategies:

•	Further Integrate our platform to a comprehensive ecosystem. We have built our and the VIE’s competitive advantage with an AI-augmented platform. We plan to continuously develop our platform into a comprehensive travel and commute ecosystem by building vertical integration within the platform for information flow and capital flow, external horizontal integration between our corporate customers, and end-to-end integration for complete product life cycle value chain.
•	Enhance Big Data and AI Innovation. Business travel is increasingly driven by technology. Strengthening technological innovation is one of our main strategic priorities to enhance the user experience. By further leveraging our growing travel-related database and powerful data analysis capabilities, we are able to more precisely analyze user behavior and intent, provide personalized service matching and help users make fast and informed decisions. We will continue to attract, train and retain more talent in technology, research and development. As technologies and means for human-machine interactions continue to advance, we will strive to adapt to new technologies and formats with a view to becoming an intelligent travel assistant for our users.

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•	Expand our customized tour service in the North American Market. In March 2022, we have started offering customized tour service in North America under the brand name “Wetour.” We plan to vigorously develop the “Wetour” brand to build our global online customized chartered car and bus travel platform. We will focus on expanding services for Chinese outbound tourists after the pandemic and meeting the needs of overseas Chinese for car use and private customized travel. To build the “Wetour” brand, we plan to 1) increase the exposure and popularity of the “Wetour” brands on new media channels such as Xiaohongshu and through precise marketing and promotion at railway stations and airport terminals; 2) build one-stop customized chartered car and bus platform for North American travel with online booking for scenic spots in North America and local experience travel routes to integrate air travel, car service, lodging and touring; 3) expand our partnership with major online travel agencies such as Ctrip, Fliggy, and Expedia to establish new online channels to attract more customers; and 4) provide more diversified North America travel solutions for Chinese corporate customers by cooperating with international and local travel agencies, high-end membership organizations, bank wealth management departments and international airlines.
•	Improve product content innovation capabilities. We plan to drive continued business growth by enhancing our content production and distribution capabilities. Content is an integral part of our business, especially for customized travel business. We will launch diversified and creative content formats: images, short videos, live broadcasts, and recommend the most relevant customized product content to our users. We plan to provide innovative content production tools and an efficient content reward mechanism to encourage users, professional travellers, Internet celebrities and the third party social media platforms to jointly develop different customized travel itineraries and further increase user stickiness order rate of users on the platform.

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Broaden our geographic coverage for chartered bus service beyond Zhejiang province. Currently our chartered bus and car service has witnessed the highest growth rate among our four service offerings. Our revenues from customized chartered bus service grew from RMB2,197,894 for the year ended June 30, 2021 to RMB61,906,594 ($8,975,612) for the year ended June 30, 2022. Our revenues from customized chartered bus service increased significantly by approximately 317.3% from RMB11,017,467 for the six months ended December 31, 2021 to RMB45,976,621 ($6,665,983) for the six months ended December 31, 2022. However, the service is limited to Zhejiang province and we plan to expand our service beyond Zhejiang by continuing to maintain strategic collaborations with large online travel platforms as their vertical business supplier, cooperating with local bus and car rental companies, and increasing online marketing and short video traffic advertising.

•	Pursue strategic alliances, acquisitions and investments. We plan to selectively seek acquisitions, investments, joint ventures and collaborations highly strategic and complementary to our business and operations. In particular, we may consider acquiring some customized travel service brands to complement our existing offerings and services. We will also strengthen our vertical integration and strategic partnerships with content providers to further expand our partner network. In an effort to further improve our user traffic, we may also consider establishing strategic partnerships with large online travel platforms such as Ctrip, Fliggy, Expedia.

Our Strengths

We believe the following strengths have contributed to our success:

•	High Degree of Digitalization. To ensure the high operation efficiency and superior consumer experience, we have applied digital technology in all our operating scenarios. Our self-developed internal business and user management platform enables all departments to better coordinate their work and effectively complete automatic online process of each order entry, order dispatch, settlement and invoicing. Our in-depth analysis of these accumulated data not only enables us to better understand user preferences and behavior and develop user-friendly products to assist users in making informed decisions, it also assists us in identifying potential target marketing and cross-selling opportunities. In addition, our unique cloud bidding dispatching system can dispatch orders to drivers in batches according to the price suggested by the system. Our car and bus drivers can make real-time feedback quotations according to their own circumstances. The process can improve car usage efficiency and adjust the sales price of the product more accurately.

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Abundant and Integrated Industry Resources. Since we started operation in 2019, we have accumulated abundant industry resources through our strategic relationship with our key suppliers. Our online channels include mobile apps; official websites; mini programs based on WeChat and Alipay, which have the two largest user base in China; interfaces with three major online travel agency platforms in China, Ctrip, Fliggy, and Tongcheng; and certified partnership with the prominent content publishing platform Xiaohongshu. In China, our offline channels include business strategic cooperation with more than 50 local first- and second-tier and lower-tier cities and counties in Zhejiang Province; group travel agencies; key customer organizations (such as real estate sales agencies, construction companies, team building and tourism arrangement companies, student associations and nursing homes). In the United States, we work with large traditional travel agencies in the United States (such as Alaska Skylar Travel LLC, Alaska Aurora Travel LLC, Expedia TAAP, Viator Partner, and Mei Tour) as well as online bus booking platform gotobus. We also set up on-sight service desks at transportation sites, such as Hangzhou high-speed railway stations and airports, to better provide services for users who prefer personal experience and increase brand exposure. In addition, in mainland China, we have more than 11,000 dispatchable vehicles to satisfy our customers’ demand under different scenarios. Outside China, we have around 8,000 drivers providing chartered bus services. Our industry resources have paved the way for our competitive position in collective mobility service market.

•	User-Centered Services. It has always been our priority to provide excellent service to our customers with genuine care. Since our inception, we have continued to focus on building user trust, and constantly improving the platform interface to provide users with a smooth, efficient and transparent booking experience. We provide 24/7 Chinese and English itinerary butler support to serve users in every aspect. We also provide one-stop after-sale support, including pre-trip alerts, major accident compensation, refund policy for special circumstances, and emergency support.
•	Diverse and Highly Customizable Travel Solutions for Different Service Scenarios. Our travel solutions are creative and highly customizable with a variety of travel routes to meet the needs of different customers. We constantly cooperate with travel enthusiasts to update thousands of customized routes in China and North America, and update our product contents on the platform in real time according to season changes and the actual situation of the scenic spots. Compared with traditional travel agencies and online group tour platforms, we provide users with more customization options and personalized adjustments with better and more suitable travel experience. Unlike other travel industry participants, we provide transportation services in diverse scenarios such as commuting buses, business travel vehicles, tourist buses, intracity scheduled route, intercity scheduled route, family travels, group travels, wedding travels, school field trips, etc. Our diverse travel solutions can satisfy differentiated needs and requirements and assist us to attract increasing number of customers. We work closely with a wealth of drivers to design products that meet the individual needs of our customers and use our proprietary historical travel product pricing data, taking into account of car usage time, mileage, road conditions, and local consumption expenses to update and optimize our product pricing model in real time.
•	Experienced Team. We have a management and operation team with extensive industry experience. Our management team is experienced in corporate management with international vision and our operation team has specialized experience in collective mobility service market. They bring their years of experiences with deep understanding of the industry and provide resources for customers and suppliers in various fields. Members of our technical team came from internet technology companies, travel agencies, and online travel platform companies. They provide the Company with their strong research and development capabilities and technology expertise to maintain our platform with constant system upgrade and advanced technology.

Our Challenges

In 2020, we experienced the sudden impact caused by the COVID-19 global pandemic. In 2021, COVID-19 pandemic continued to impact our operations. In 2022, there have been outbreaks of the Omicron variant of the COVID-19 in China, and the government restrictions and temporary lockdowns in combating the pandemic. Our net revenues increased from RMB10,652,136 for the year ended June 30, 2021 to RMB129,945,733 ($18,840,360) for the year ended June 30, 2022. Our net revenues increased by 100.0% from RMB46,862,135 for the six months ended December 31, 2021 to RMB93,721,085 ($13,588,280) for the six months ended December 31, 2022. China began to modify its zero-COVID policy at the end of 2022, and most of the travel restrictions and quarantine requirements were lifted in December 2022, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. We have adjusted various aspects of our operations to adapt to travel demand fluctuations decreasing with elevated cases and surging with lifted restrictions. However, the situation in China has significantly improved since then, and the WHO declared that COVID-19 was no longer a public health emergency of international concern on May 4, 2023. We are continually monitoring the status of COVID-19 and its impact on our operations.

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To broaden our geographic coverage in China, we need to partner with local vehicle fleet providers and access to driver resources in other provinces. The VIE and its subsidiary’s current supplier resources of drivers and bus fleets in other parts of the country do not have much advantage compared to other competitive platforms. We believe that we will need to invest funds for brand promotion and offer short-term incentives to obtain customers in provinces other than Zhejiang.

To expand our market into the North America region, we may face intensive competition on price, quality of services, and technology. We may not be able to compete with traditional North America local travel agencies for customers, driver resources, strategic partners such as travel agencies, airlines, hotels and tourist attraction sites. We may be required to invest significant capital to access customers, driver resources and quality travel product supplier information.

Overall, we require additional capital to develop new products, enter into new markets and drive our future growth. However, we have difficulty obtaining sufficient financing from commercial banks in China as these traditional commercial banks prefer having real assets as collaterals for their loans. We have also assessed the capital market of China, and we believe that it is difficult for a company like us to seek for financing in China.

Our Competition

There are approximately a hundred online collective mobility service platforms in China and online collective mobility service market is highly fragmented. The online collective mobility service platforms are categorized in two types based on their business models. Self-operated platforms like Youba Tech provide collective mobility service to end users by collaborating with fleet providers and generate revenues from transportation fares. They typically use real time travel data analytics technology to improve vehicle usage efficiency and travel safety. Dealmaking facilitation platforms, on the other hand, provide collective mobility service to end users by matching customers’ demand with vehicle supply and generate revenues from matching service fees. Their business model requires less assets and less fleet management. However, these platforms may not be able to compete with self-operated platforms in terms of consistent service quality, travel safety and vehicle usage efficiency.

According to F&S report, the top five online collective mobility service platforms generated an aggregate of RMB232.6 million in the first half of calendar year 2022. In terms of revenue in the first half of calendar year 2022, the Company ranked in second place among top online collective mobility service platforms in China, with revenue of approximately RMB 61.1 million ($9.1 million) generated. Among the top five platforms, number one, two and five online collective mobility service platforms in F&S report are self-operated platforms, and number three and four are dealmaking facilitation platforms. The primary businesses of number one and five are the provision of tourism bus, business affair vehicle and commuting bus services. The primary businesses of number three and four are the provision of tourism bus and business affair vehicle services.

Our Online Platforms

We deliver our CMS product offerings primarily through our online platforms, which predominately comprise (i) our WeChat-based mini programs and other third-party partners, (ii) our mobile apps, and (iii) our websites.

•	Mini programs. We primarily operate our self-developed mini programs predominantly on Tencent’s WeChat platform, which can be accessible by WeChat users from the drop-down list of the favorite or most frequently used mini programs in WeChat. WeChat is one of the largest social media platforms in China in terms of user base. Our mini programs direct WeChat users to our interfaces where the functions mirror our own mobile apps and websites, and enable WeChat users to, among other things, browse, compare and purchase our travel products, and receive push notifications such as pre-trip alerts, all within WeChat without leaving the app or downloading additional apps. Moreover, by using our mini programs, WeChat users authorize us to access, collect, and store data in our database to provide services and perform data-analysis and other functions to improve our services. We believe that the simplicity of accessing our WeChat-based mini programs not only grows our user traffic and engagement but also enriches services offered to WeChat users. We also operate our mini programs on platforms such as Taobao, Tongcheng, and Xiaohongshu to tap into their users and search traffic. Although our major third-party partner, WeChat, does not charge commissions on transactions initiated on its platform, Taobao and Tongcheng’s respective commissions are 2.5% and 10%. However, the revenues derived from Taobao and Tongcheng only account for no more than 1% of our total revenues in the year ended June 30, 2022. Unlike other third-party partners, Xiaohongshu serves purely as a promotion site to direct interested users to our own mini-program and does not charge commissions for that.
•	Mobile Apps and Websites. Our users can reach us through our mobile apps which are available on both Android and iOS operating systems and our proprietary websites, www.wetourglobal.com, www.webus.vip, www.weixiaoba.vip, and www.ubus.vip. Both of our mobile apps and websites are built to enable access to our full travel product offerings with clear and functional interfaces.

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Our Service Offerings

Commute Shuttle Service

The customers of our commute shuttle service are predominately corporate entities who use our shuttle to transport their employees between predetermined starting points and destinations on a daily basis. We serve large corporate customers such as industrial parks, or enterprises in Zhejiang and its vicinity with our digitally administered shuttle buses, featuring online collection of boarding and boarding demand data, background heat map analysis, and automatic generation of optimal routes, boarding and boarding sites. Passengers purchase tickets online on the mini program or mobile app and websites, scan the QR code to check the ticket and get on the shuttle. Both our platform and customers can obtain real-time shuttle operation data to increase or decrease the number of shifts, pick-up and drop-off sites, and driving routes to optimize the operational efficiency of the bus line. Our revenues from commute shuttle service increased from RMB7,867,094 for the year ended June 30, 2021 to RMB19,625,172 ($2,845,382) for the year ended June 30, 2022, accounting for 73.9% and 15.1% of our total revenues respectively. Our revenues from commute shuttle service decreased by 20.8% from RMB9,655,309 for the six months ended December 31, 2021 to RMB7,650,720 ($1,109,250) for the six months ended December 31, 2022, accounted for 20.6% and 8.2% of our total revenues respectively. All revenues were contributed by the VIE and its subsidiary.

The following chart illustrates our commute shuttle service to corporate customers:

Customized Chartered Bus Service

The customized chartered bus services are our answer to the demand for more flexible and less preplanned group travel, which ranges from one-day trips to several months of inter-province travel for both corporate customers and individual customers. We started the customized chartered bus service in March 2021. Through collective business development, we successfully utilized the industry resources from our major corporate customers, who have profound transportation industry experience and access to the local customer base. We also maintain long-term business relationships with our vehicle fleet operators to ensure there are sufficient vehicles and drivers for business expansion. Through the collaboration with our municipal government partners and fleet operators, we have connected travellers’ demand with transportation solutions, resulting in a surge in revenues from customized chartered bus service. Our revenues from customized chartered bus service increased from RMB 2,197,894 for the year ended June 30, 2021 to RMB 61,906,594 ($8,975,612) for the year ended June 30, 2022, accounting for 20.6% and 47.6% of our total revenues respectively. Our revenues from customized chartered bus service increased significantly by 317.3% from RMB11,017,467 for the six months ended December 31, 2021 to RMB45,976,621 ($6,665,983) for the six months ended December 31, 2022, accounted for approximately 23.5% and 49.1% of our total revenues, respectively.

Our Mobile App

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Our User Scenarios

We provide transportation services in diverse scenarios such as commuting buses, business travel vehicles, tourist buses, intracity scheduled route, intercity scheduled route, family travels, group travels, wedding travels, school field trips, etc. Our diverse travel solutions can satisfy differentiated needs and requirements and assist us to attract increasing number of customers.

Packaged Tour Service

Our packaged tour service offers tailored packages to both individuals and group travellers, which include chartered bus service, itinerary consultation, sightseeing tour guide, accommodation arrangement. Our revenues from packaged tour service were RMB587,148 and RMB48,310,313 ($7,004,337) for the years ended June 30, 2021 and 2022, respectively. It accounted for 5.5% and 37.2% of our total revenues for the corresponding fiscal years of 2021 and 2022. Our revenues from packaged tour service increased significantly by 53.0% from RMB26,187,549 for the six months ended December 31, 2021 to RMB40,067,745 ($5,809,277) for the six months ended December 31, 2022. It accounted for approximately 55.9% and 42.7% of our total revenues for the corresponding six months ended December 31, 2021 and 2022, respectively. We started the customizable travel service first in domestic market in December 2020 and expanded to the North America market in March 2022. In light of relatively moderate pandemic restrictions in North America region, we expect it to be a new growth point in the near future.

China Market

To cater to different budgets and preferences, we provide different types of customized travel service by providing compressive services to cover transportation, accommodation, entertainment, meals and tour guide. Our offerings cover 5-seat cars to 55-seat buses to meet the needs for corporate conferences, school spring and fall field trips, corporate retirees entertainment and retreat events, employee team building events, business travels, weddings, exhibitions, and tournaments. In addition, as a high ranking and trusted partner with many traditional and online travel agencies, local tourist attraction sites, hotels and vehicle fleet providers, we are able to offer our tailored packages at competitive prices as compared to the prevailing market rate, which have attracted a growing number of customers and resulted in a significant increase in the year ended June 30, 2022 and during the six months ended December 31, 2022.

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Our WeChat Mini Programs

North America Market

We operate our North American online customized chartered travel platform under the brand “Wetour” and the Wetour app. We provide customized travel solutions to Chinese customers around the world, providing car services with Chinese speaking drivers and tour guides. Our offerings include airport pickups and drop-offs in North American cities, single-day chartered cars, hotel ticket booking, multi-day tour itinerary customization, and cross-city buses. As a result, as of December 31, 2022, our Wetour platform has collaborated with more than 8,000 Chinese-speaking full-time drivers in North America, covering over 50 popular urban areas in North America.

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Our North America Mobile App

Others (Inter-City Transportation)

Our other service is primarily inter-city transportation. We specialize in providing rides with 7-9-seat vehicles, focusing on the 100-300 kilometer-radius intercity travel market. Facilitated by our online and mobile platform as well as algorithm technologies, we provide upgraded and customized travel solutions as compared to traditional passenger travel modes. We support “door-to-door”, “door-to-area”, and "point-to-area" operation systems to integrate the process of automatic order dispatching, booking tickets, one-click ticket inspection, providing our users with comfortable, worry-free and affordable inter-city travel solutions.

Our Mini Programs for Inter-City Transportation

Customers and Suppliers

Customers

We have a broad base of customers, which primarily consist of corporate customers such as enterprises, schools, industrial parks, and nursing homes, and also other customers such as families and individuals. We have cultivated and maintained good relationships with our customers since our inception. We have a team of employees dedicated to enhancing our relationship with existing customers and developing relationships with prospective customers.

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Suppliers

Our suppliers primarily consist of fleets of buses, individual drivers, local tour agencies, online travel agencies, high speed railway stations, airports, hotels, online and mobile payment services, data storage, server hosting and bandwidth providers, and advertising and marketing service providers.

Marketing and Brand Awareness

Through a combination of online and offline marketing, brand promotion, and cross-marketing, we have created strong brands that are commonly associated in Zhejiang province and neighboring provinces with travel and commute services. We will continue to use our focused marketing strategy to further enhance awareness of our brands and acquire new target users.

Brand Advertising

We conduct our brand campaigns through promotion activities in industrial parks, office buildings, and schools, advertising on video streaming platforms, logo displays on our cars and buses traveling at airports, railway stations, and bus stations, and designated parking spaces and billboards displaying our logos at our customers’ business locations. We also work with event organizers, and corporate customers in our marketing campaigns and embed our brand and travel products into event marketing channels. We have worked with prominent organizations such as the 19th Asian Games (Hangzhou 2022) Organizing Committee, Ant Group Co., and Hangzhou Citizens Center with the program of Hangzhou City Pass. With these diverse channels, we believe that we have effective strategies to enhance brand awareness and user engagement and attract a new generation of users, and we have a unique advantage in our ability to develop truly multi-channel marketing solutions for global destinations.

Performance Advertising

We have contracted with Baidu, China’s leading online marketing channel, to prominently feature our websites and mobile application and to conduct public relations activities. We have also worked with prominent social media platforms to facilitate our services by redirecting their users to our mobile application and websites. In addition, we will be actively testing all kinds of innovative and rapidly growing mobile channels that may appeal to consumers.

Cross-Marketing

We have entered into cross-marketing arrangements with major PRC travel agencies and travel service platforms, e-commerce and internet companies, and other corporations. We are one of the top-rated travel service providers on Tongcheng inter-city segment and Fliggy.com North America segment.

Intellectual Property

Our intellectual property rights primarily include trademarks and domain names associated with the name “微巴士,” “未来巴士” and “优巴士” and copyright and other rights associated with our websites, technology platform, booking software, and other aspects of our business. We regard our intellectual property as a critical factor contributing to our success, although we are not dependent on any patents, intellectual property related contracts or licenses other than some commercial software licenses available to the general public. We rely on trademark and copyright law, trade secret protection, and confidentiality agreements with our employees to protect our intellectual property rights. We require our employees to enter into agreements to keep confidential all information relating to our users, methods, business, and trade secrets during and after their employment with us. Our employees are required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments, and other processes made by them during their employment are our property.

As of December 31, 2022, we owned 24 registered trademarks and approximately 7 pending trademark applications, in various categories with the Trademark Office of the PRC Intellectual Property Administration. All of our trademarks were registered in or after 2018 and have an effective period of ten years.

As of December 31, 2022, we held 29 computer software copyrights and 1 other copyright registered with the PRC Copyright Administration. All of our copyrights were registered in or after 2020 and have an effective period of fifty years.

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As of December 31, 2022, we had five registered domain names in China,  including www.wetourglobal.com, www.webus.vip, www.weixiaoba.vip, and www.ubus.vip, and we have full legal rights over these domain names. As of the date of this prospectus, all of our registered domain names were in effect.

Despite our and the VIEs’ efforts to protect ourselves from infringement or misappropriation of our and the VIEs’ intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our and the VIEs’ intellectual property. In the event of a successful claim of infringement and our and the VIEs’ failure or inability to develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely basis, our and the VIEs’ business could be harmed. See “Risk Factors — Risks Related to Our Business and Industry— We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.” and “We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.”

Technology

Since our inception, we have been able to support the substantial growth of our online and offline data and transactions through our technology and infrastructure. We have built an information technology system architecture based on cloud-native technology that supports various aspects of our business, including our mobile apps, official websites, mini programs, and open platforms. Advanced artificial intelligence, big data analysis and other core technologies have enabled our platform to maintain a technical advantage over competing products for more than a year. We use natural language processing, speech recognition, real-time upload of in-vehicle device data, and other data and artificial intelligence technologies to provide information for a number of applications, such as travel time prediction, user and driver matching, pick-up order, etc. Our technology provides efficient and accurate marketing tools, and optimizes operational efficiency based on user preference analysis and accurate needs. Our system also provides standardized information input for travel departure and destination, as well as alias and pinyin associated functions, to empower quick and accurate searches for matching places.

Data Privacy and Security

Data security is critical to our operations. We and the VIE are committed to protecting our and the VIE’s customers’ personal information and privacy. We and the VIE have established and implemented policy on data collection, processing and usage. We have internal rules and policies in place to govern how we use and analyze personal information. We have established protocols, technologies and internal control systems to ensure that such information is not improperly accessed and disclosed. Before accessing our products and services, users must accept our user agreement and terms, whereby they agree to our collection, use and disclosure of their information in a manner that complies with appropriate laws and regulations. Internally, we have adopted a data encryption system to ensure the safe storage and transmission of data to prevent any unauthorized public or third-party members from accessing or using our data in any unauthorized way.

Employees

As of June 30, 2021, we had 52 employees, including 7 in management and administration, 7 in our customer service center, 13 in sales and marketing, 2 in travel agency management, and 23 in technical support. As of June 30, 2022, we had 39 employees, including 6 in management and administration, 4 in our customer service center, 14 in sales and marketing, 4 in financial, and 11 in product development including supplier management personnel and technical support personnel. As of December 31, 2022, we had 32 employees, including 6 in management and administration, 4 in our customer service center, 12 in sales and marketing, 4 in financial, and 6 in product development including supplier management personnel and technical support personnel.

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based employees, including pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing provident fund. We are required under PRC law to make contributions to employee benefit plans occasionally for our PRC-based employees at specified percentages of their salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by local governments in China.

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Our Facilities

Our customer service center, principal sales, marketing and development facilities and administrative offices are located on premises comprising approximately 255.7 square meters in Hangzhou, China. We currently lease our facilities in Hangzhou. The lease terms on these premises expire on September 15, 2023. Youba Tech also owns a building of approximately 172.3 square meters mainly used as customer service center. We believe that we will be able to obtain adequate facilities, principally through the leasing of appropriate properties, to accommodate our future expansion plans.

Insurance

We and the VIE do not maintain any liability insurance or property insurance policies covering equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster, which we believe is consistent with market practice in China. Consistent with customary industry practice in China, we and the VIE do not maintain business interruption insurance, nor do we and the VIE maintain key-man life insurance. Our drivers and vehicle fleet suppliers provide vehicle and liability insurance in compliance with the PRC regulations.

Licenses and Approvals

The following table sets forth licenses and approvals that our WFOE and the VIE are required to obtain for our and the VIE’s operations in China as of the date of this prospectus:

Name	Type	Licenses and Approvals	PRC Regulatory Authority	Expiration Date
Zhejiang Xinjieni Technology Co., Ltd.,	WFOE	Business License	Hangzhou Administration for Industry and Commerce Yuhang Branch	August 30, 2052
Zhejiang Youba Technology Co., Ltd.,	VIE Entity	Value-added Telecommunications License	Zhejiang Provincial Communications Administration	October 21, 2026
		E-Hailing Business Permit	Hangzhou Transport Bureau	June 1, 2026
Hangzhou Webus Travel Agency Co., Ltd.,	VIE Entity’s Principal Subsidiary	Travel Agency License	Zhejiang Department of Culture and Tourism	Long term

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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Regulations

This section sets forth a summary of the most significant rules and regulations that affect the business activities of us and the VIE in China.

Regulations of People’s Republic of China

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China through our wholly owned subsidiary.

Regulations Relating to Foreign Investment

Negative List of Industries for Foreign Investment

Investment activities in the PRC by foreign investors were principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Guidance Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce, or MOFCOM, and the National Development and Reform Commission, or NDRC. The Guidance Catalog lays out the basic framework for foreign investment in China, classifying businesses into three categories with regard to foreign investment: “encouraged,” “restricted” and “prohibited.” Industries not listed in the catalog are generally deemed as falling into a fourth category “permitted” unless specifically restricted by other PRC laws. The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) on December 27, 2021, which took effect on January 1, 2022. Industries listed on the 2021 Negative Lists are divided into two categories: restricted and prohibited. Industries not listed on the 2021 Negative Lists are generally deemed as constituting a third “permitted” category. The establishment of wholly foreign-owned enterprises is generally allowed in permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases, Chinese partners are required to hold the majority interests in such joint ventures. In addition, projects falling under the restricted category are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Any domestic enterprise engaging in businesses prohibited by the 2021 Negative Lists that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors.

To comply with PRC laws and regulations, we rely on equity investment with our subsidiary to operate our business in China. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020 and replace three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. Furthermore, the Implementing Regulations of the Foreign Investment Law of the PRC, or the Implementing Regulations of FIL, was promulgated on December 26, 2019 and became effective on January 1, 2020. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

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According to the Foreign Investment Law and the Implement the Implementing Regulations of FIL, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) on December 27, 2021, which took effect on January 1, 2022. Compared to the last Special Administrative Measures for Market Access of Foreign Investment (Negative List) promulgated by the NDRC and the MOFCOM in June 2020, the 2021 Negative Lists cuts down the number of items restricted or prohibited to foreign investors from 33 to 31, widening access to more industries and fields. However, the 2021 Negative Lists prescribe that any domestic enterprise engaging in businesses prohibited by the Negative Lists that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors. The Foreign Investment Law provides that foreign invested entities operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in 2021 Negative Lists.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among other things, that local governments shall abide by their commitments to the foreign investors; foreign-invested enterprises are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited; and the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within China, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or the foreign investment enterprise should be subject to legal liabilities for failing to report investment information in accordance with the requirements.

Regulations Relating to Cyber Security and Data Security

Cyber Security Law

The SCNPC promulgated the Cyber Security Law in November 2016, which became effective in June 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the Constitution and the applicable laws, follow the public order and respect social moralities, and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others.

The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers”, including, among others, complying with a series of requirements of tiered cyber protection systems, verifying users’ real identity, localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the China and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

Data Security Law

The Data Security Law of the PRC, which was promulgated by the SCNPC in June 2021 and took effect in September 2021, provides that China shall establish a data classification and grading protection system, formulate the important data catalogs to enhance the protection of important data. Processors of important data shall specify the person responsible for data security and management agencies to implement data security protection responsibilities. Relevant authorities will establish the measures for the cross-border transfer of important data. If any company violates the Data Security Law of the PRC to provide important data outside China, such company may be punished by administration sanctions, including penalties, fines, and/or suspension of relevant business or revocation of the business license.

The Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which were issued by the General Office of the State Council and another authority in July 2021, require to speed up the revision of legislation on strengthening the confidentiality and archives coordination between regulators related to overseas issuance and listing of securities, and improvement to the legislation on data security, cross-border data flow, and management of confidential information. On December 28, 2021, the Cyberspace Administration of China and other related authorities released the Measures for Cybersecurity Review, or the Cybersecurity Review Measures, which came into effect on February 15, 2022 and replaced the original Measures for Cybersecurity Review promulgated on April 13, 2020. The Cybersecurity Review Measures provides that, among others, an application for cyber security review shall be made by an issuer who is an internet platform operator before such issuer’s securities may be listed in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine that an operator’s cyber products or services or data processing affect or may affect national security.

On November 14, 2021, the Cyberspace Administration of China promulgated the Network Data Security Administration Regulations (Draft for Comments) (the “Draft Data Security Regulations”), which propose to provide more detailed guidelines on the current rules on various aspects of data processing, including the processors’ announcement of data processing rules, obtaining consents and separate consents, security of important data and cross-border transfer of data, and further obligations of platform operators. Specifically, the Draft Data Security Regulations propose to provide that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or spin-off of internet platform operators that possess a large number of data resources related to national security, economic development and public interests that affects or may affect national security; (ii) listing abroad of data processors processing the personal information of more than one million users; (iii) listing in Hong Kong of data processors that affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. The Draft Data Security Regulations also requires data processors processing over one million users’ personal information to comply with rules on processors of important data, including but not limited to carry out the data security assessment annually and file the report with competent authorities.

The Company has an internal management system responsible for data security with designated supervisors. The supervisors lead regular data security evaluations and take all necessary measures to address any risks. In addition, all employees who may have access to the Company’s data are required to sign confidentiality agreements and attend data security training regularly.  The Company also subscribes to cloud-based data services with a reputable provider for data storage, backup, risk monitoring, and recovery. Additionally, the Company deployed an enterprise-level data protection system for more elevated security.

The Measures for Security Assessment for Outbound Data Transfer

Users of our U.S. subsidiary, Wetour, are primarily Chinese tourists, and the user data is stored in the United States. Such data will be subject to the Cyber Data Security Measure (Draft) and data security regulations. In addition, outbound data transfer regulations may become applicable to user data of Wetour if we ever transfer any data to places outside of the PRC.

On July 7, 2022, the CAC promulgated the Measures for Security Assessment for Outbound Data Transfer, which became effective on September 1, 2022. The Measures apply to the security assessment of Important Data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. Specifically, the Measures for Security Assessment for Outbound Data Transfer to provide that where a data handler transfers data abroad under any of the following circumstances, it shall, through the local Cyberspace Administration at the provincial level, apply to the CAC for security assessment for the outbound data transfer: (1) a data handler who transfers Important Data abroad; (2) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals, who, in either case, transfers personal information abroad; (3) a data handler who has, since January 1 of the previous year cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals, or (4) other circumstances where the security assessment for the outbound data transfer is required by the CAC.

As of the date of this prospectus, we have not transferred any user information to places outside of the PRC. We do not believe we will be subject to the Measures for Security Assessment for Outbound Data Transfer, considering (i) we do not anticipate reaching the one million threshold to trigger the assessment by the CAC, and (ii) we do not anticipate to transfer any user information outside of the PRC after the offering. As advised by AllBright, we are not currently subject to the outbound data transfer regulations because outbound Chinese tourists using our services must provide their information on Wetour’s website and applications, which were established and maintained in the U.S. Therefore, there is no data transferred across the border of PRC by us.

Furthermore, with the gradual relaxation of policies on the prevention and control of COVID-19 in the PRC, we anticipate outbound travel by PRC residents will increase significantly. Correspondingly, although we do not anticipate transferring any user information outside of the PRC after the offering, our PRC users may have the potential needs to make reservations inside PRC and enjoy travel services overseas. Under such circumstances, we may need to transfer user data outside of the PRC to Wetour or our overseas business partners to satisfy our PRC users’ needs and such user data is mainly the user’s information required for reservation such as the user’s name and contact information which we believe is not Important Data or sensitive personal information; if we cumulatively transfer abroad the personal information of more than 100,000 PRC users, we believe we will be subject to assessment by the CAC.

In the circumstances we may be subject to such assessment, we believe we would obtain approval from the CAC. However, failure to pass such assessment and/or to comply with the data privacy and data security requirements raised during such assessment could subject us to penalties, damage its reputation and brand, and harm its business and the results of operations.

Regulations on Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks and domain names.

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Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC promulgated in February 2010 which took effect in April 2010 (the “Copyright Law”) which has been amended by SCNPC on November 11, 2020 and became effective on June 1, 2021, and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software of legal persons is 50 years and ends on December 31 of the 50th year from the date of first publishing of the software.

Patent. The Patent Law of the PRC promulgated in December 2008, which became effective in October 2009 and recently has been amended by SCNPC on October 17, 2020 and became effective on June 1, 2021, provides for patentable inventions, utility models and designs. An invention or utility model for which patents may be granted shall have novelty, creativity and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications. The protection period is 20 years for inventions and 10 years for utility models and designs, all of which commence from the date of application of patent rights under current Patent Law of the PRC. The protection period has been slightly amended in recent amendment which became effective on June 1, 2021. The terms of protection for invention and utility patents will still be 20 years and 10 years, respectively, in general. The term of protection for a design patent will be extended from 10 years to 15 years. In addition, for invention patents, in case it is only granted after 4 years or more from its filing date or 3 years or more after a request for substantive examination date, the applicant can request for an extension of protection term for any unreasonable delay.

Trademark. The Trademark Law of the PRC promulgated in August 2013 which took effect in May 2014 (the “Trademark Law”) and it was last amended on April 23, 2019 and the amendments became effective on November 11, 2019. Its implementation rules protect registered trademarks. The Trademark Office of National Intellectual Property Administration, PRC, formerly the PRC Trademark Office of the State Administration of Market Regulation is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. The validity period of registered trademarks is 10 years from the date of approval of trademark application, and may be renewed for another 10 years provided relevant application procedures have been completed within 12 months before the end of the validity period.

Domain Name. Domain names are protected under the Administrative Measures for the Internet Domain Names of the PRC promulgated by the Ministry of Industry and Information Technology of the PRC effective on December 20, 2004 and the Administrative Measures for Internet Domain Names promulgated by Ministry of Industry and Information Technology(“MIIT”), effective on November 1, 2017 (the “Domain Name Measures”). MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. The Domain Names Measures has adopted a “first-to-file” principle with respect to the registration of domain names.

Regulations on Environmental Protection and Work Safety

Regulations on Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated by the Standing Committee of the National People’s Congress (“SCNPC”) on December 26, 1989, amended on April 24, 2014 and effective on January 1, 2015, any entity which discharges or will discharge pollutants during the course of its operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise vibrations, electromagnetic radiation and other hazards produced during such activities. The preparation of relevant development and utilization plans and the construction of the projects having impact on environment shall be subject to environmental impact assessment in accordance with the law. Furthermore, the enterprises and business operators on which the management system for the pollutants discharge permit and registration is implemented shall discharge pollutants according to their respective pollutants discharge permits or registrations and shall not discharge pollutants without obtaining a pollutants discharge permit or registration.

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Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Civil Code of PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare. In addition, on May 28, 2020, National People’s Congress promulgated the Civil Code of PRC, which took effective on January 1, 2021, to replace the PRC Inheritance Law, Adoption Law, PRC Contract Law, the General Principles of the Civil Law of the PRC, the PRC Marriage Law, the PRC Guarantee Law, the PRC Property Law and the PRC Tort Liability Law. Seven parts are introduced in the Civil Code of PRC, including General Part, Right in Rem, Contracts, Personality Rights, Marriage and Family, Inheritance, Tort Liability.

The Law of the PRC on the Prevention and Control of Occupational Diseases, or the Occupational Diseases Prevention Law, promulgated by the SCNPC on October 27, 2001, became effective on May 1, 2002, and latest amended on December 29, 2018 is applicable to activities for the prevention and control of diseases contracted by the workers due to their exposure in the course of work to dust, radioactive substances and other toxic and harmful substances. Pursuant to the Occupational Diseases Prevention Law, the employer shall strictly abide by the national occupational health standards and implement the measures for occupational disease prevention and control in accordance with laws and regulations. Violation of the Occupational Diseases Prevention Law may result in the imposition of fines and penalties, the suspension of operation, an order to cease operation, and/or criminal liability in severe cases.

Regulations on Work Safety

Under relevant construction safety laws and regulations, including the Work Safety Law of the PRC which was promulgated by the SCNPC on June 29, 2002, amended on August 27, 2009, August 31, 2014 and June 10, 2021, and effective as of September 1, 2021, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide their employees with protective equipment that meets the national standards or industrial standards. Automobile and components manufacturers are subject to the aforementioned environment protection and work safety requirements.

Regulations Relating to Labor Protection

Labor Contract Law

The PRC Labor Contract Law, or the Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012 and became effected on July 1, 2013, is primarily aimed at regulating rights and obligations of employer and employee relationships, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limits, and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and must be paid to employees in a timely manner.

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Interim Provisions on Labor Dispatch

Pursuant to the Interim Provisions on Labor Dispatch, or the Labor Dispatch Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use dispatched workers for temporary, auxiliary or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC implemented on July 1, 2011, amended on December 29, 2018 and became effective on the same day, employers are required to provide their employees in the PRC with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999 and last amended on March 24, 2019 and became effective on the same day, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, which shall be the product of employees’ average monthly salaries of the previous year multiplied by the contribution rate of the housing provident fund of the employer. Where, in violation of the provisions of these Regulations, an employer is overdue in the contribution of, or underpays, the housing provident fund, the housing provident fund management center shall order it to make the contribution within a prescribed time limit; where the contribution has not been made after the expiration of the time limit, an application may be made to a people’s court for compulsory enforcement.

Employee Stock Incentive Plan

Pursuant to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or Circular 7, which was issued by the SAFE on February 15, 2012, employees, directors, supervisors, and other senior management who participate in any stock incentive plan of a publicly-listed overseas company and who are PRC citizens or non-PRC citizens residing in China for a continuous period of no less than one year, subject to a few exceptions, are required to register with SAFE through a qualified domestic agent, which may be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, the SAT has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Regulations Relating to Taxes

Income Tax

The PRC Enterprise Income Tax Law, or the EIT Law, imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including foreign-invested enterprises, unless they qualify for certain exceptions. The enterprise income tax is calculated based on the PRC resident enterprise’s global income as determined under PRC tax laws and accounting standards. If a non-resident enterprise sets up an organization or establishment in the PRC, it will be subject to enterprise income tax for the income derived from such organization or establishment in the PRC and for the income derived from outside the PRC but with an actual connection with such organization or establishment in the PRC. The EIT Law and its implementation rules permit certain “high and new technology enterprises strongly supported by the state” that independently own core intellectual property and meet statutory criteria, to enjoy a reduced 15% enterprise income tax rate. In January 2016, the SAT, the Ministry of Science and Technology and the MOF jointly issued the Administrative Rules for the Certification of High and New Technology Enterprises specifying the criteria and procedures for the certification of High and New Technology Enterprises.

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On April 22, 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to the SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. Further to SAT Circular 82, on July 27, 2011, the SAT issued the Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on PRC-controlled Resident Enterprises Incorporated Overseas (Trial Implementation), or the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details for determination of resident status and administration on post-determination matters.

Value-added Tax

The Provisional Regulations of the PRC on Value-added Tax, the VAT Regulation, were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994 which were subsequently amended from time to time. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) was promulgated by the MOF on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011, or collectively, the VAT Law. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-added Tax, or the Order 691. On April 4, 2018, MOF and SAT jointly promulgated the Circular on Adjustment of Value-Added Tax Rates, or Circular 32. According to the VAT Law, the Order 691 and the Circular 32, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of VAT. The VAT tax rates generally applicable are simplified as 16%, 10%, 6% and 0%, and the VAT tax rate applicable to the small-scale taxpayers is 3%.

Chinese Premier Li Keqiang on March 5, 2019 announced that the VAT of 16% and 10% that apply to the supply of certain goods and services would be reduced to 13% and 9%, respectively. These measures will leave three rates in place: 13%; 9%; and 6%, effective from April 1, 2019.

Dividend Withholding Tax

As we believe Webus is a non-resident for PRC tax purpose, dividends paid to it out of profits earned by PRC subsidiaries would be subject to 10% withholding tax, if no tax treaty is applicable. In addition, under the current tax treaty between the PRC and Hong Kong, if the foreign investor is incorporated in Hong Kong and qualifies as the beneficial owner, the applicable withholding tax rate may be reduced to 5%, if the investor holds at least 25% in the foreign-invested enterprise; or 10%, if the investor holds less than 25% in the foreign-invested enterprise.

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Regulations relating to Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and most recently amended on August 5, 2008 and various regulations issued by the State Administration of Foreign Exchange of the PRC, or the SAFE and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside the PRC for of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from the SAFE or its local office.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the SAFE Circular 59, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012 and subsequently amended from time to time, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. The SAFE Circular 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for foreign-invested enterprises.

The Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or the SAFE Circular 13, effective from June 1, 2015, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Pursuant to the SAFE Circular 13, the investors shall register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or the SAFE Circular 19, which was promulgated by the SAFE on March 30, 2015 and became effective on June 1, 2015, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular 19, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

The Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Circular 16, which was promulgated by the SAFE and became effective on June 9, 2016, provides that enterprises registered in the PRC may also convert their foreign debts from foreign currency into Renminbi on self-discretionary basis. The SAFE Circular 16 also provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis, which applies to all enterprises registered in the PRC.

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In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment.

On October 23, 2019, SAFE issued Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or the Circular 28, which took effect on the same day. Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the effective special entry management measures for foreign investment (negative list) and the target investment projects are genuine and in compliance with laws. Since Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

Pursuant to the SAFE Circular 13 and other laws and regulations relating to foreign exchange, when setting up a new foreign invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise must register such changes with the bank located at its registered place after obtaining approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application.

According to the Foreign Investment Law, Measures for Reporting of Information on Foreign Investment, promulgated by MOFCOM, and State Administration for Market Regulation, or the SAMR on December 30, 2019 and became effective on January 1, 2020, the Administrative Rules on the Company Registration, which was promulgated by the State Council on June 24, 1994, became effective on July 1, 1994 and latest amended on February 6, 2016, and other laws and regulations governing the foreign invested enterprises and company registrations, the establishment of a foreign invested enterprise and any capital increase and other major changes in a foreign invested enterprise shall be registered with the SAMR, or its local counterparts, and investment information shall be submitted to the competent commerce authorities through the enterprise registration system and the National Enterprise Credit Information Publicity System, if such foreign invested enterprise does not involve special access administrative measures prescribed by the PRC government.

Based on the forgoing, if we intend to provide funding to our wholly foreign owned subsidiaries through a capital injection at or after their establishment, we must register the establishment thereof and any follow-on capital increase in our wholly foreign owned subsidiaries with the SAMR or its local counterparts, submit such information via the enterprise registration system and the National Enterprise Credit Information Publicity System and register such with the local banks for the foreign exchange related matters.

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Offshore Investment

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to contributing assets or equity interests in an offshore special purpose vehicle, or SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests they hold in China or overseas. The term “control” means obtain the operation rights, right to proceeds or decision-making power of a SPV through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014 as an attachment of Circular 37.

Under the relevant rules, failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Dividend Distribution

The principal laws and regulations regulating the dividend distribution of dividends by foreign-invested enterprises in the PRC include the PRC Company Law, as amended in 1999, 2004, 2005, 2013 and 2018, and Foreign Investment Law and the Implement the Implementing Regulations of FIL which replaced the Wholly Foreign-owned Enterprise Law promulgated in 1986 and amended in 2000 and 2016 and its implementation regulations promulgated in 1990 and subsequently amended in 2001 and 2014, the PRC Equity Joint Venture Law promulgated in 1979 and subsequently amended in 1990, 2001 and 2016 and its implementation regulations promulgated in 1983 and subsequently amended in 1986, 1987, 2001, 2011 and 2014, and the PRC Cooperative Joint Venture Law promulgated in 1988 and amended in 2000, 2016 and 2017 and its implementation regulations promulgated in 1995 and amended in 2014 and 2017. Under the current regulatory regime in the PRC, foreign-invested enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds of at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to M&A Rule and Overseas Listing in the PRC

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006 and was revised on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also requires that an offshore SPV that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, shall obtain the approval of CSRC prior to overseas listing and trading of such SPV’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making a subsequent overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, which came into effect on March 31, 2023 with the New Overseas Listing Rules. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

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Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

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We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our websites at www.wetourglobal.com, www.webus.vip, www.weixiaoba.vip, and www.ubus.vip or through phone number +86-571-58000026.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in the Cayman Islands approved equivalent jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands , if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position(s)
Zheng Jiahua	50	Chairman of the Board and Director
Zheng Nan*	23	Chief Executive Officer and Director Nominee
Wang Shijie*	45	Chief Financial Officer
Wu Chunyun**	49	General Manager of Youba Tech
Chen Yizhou*	40	Co- Chief Operating Officer
He Wenxin*	29	Co- Chief Operating Officer
Yu Zhen (1)(2)(3)*		Independent Director Nominee, Chair of Nominating and Corporate Governance Committee
He Leqiang (1)(2)(3)*		Independent Director Nominee, Chair of Audit Committee
Wu Xin (1)(2)(3)*		Independent Director Nominee, Chair of Compensation Committee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

*	The individual has accepted appointments and consents to be in such position upon the effective date of the registration statement.
**	Disclosed as the key employee and not as the executive officer or director of Webus

Biography

Zheng Jiahua, Chairman of the Board of the Directors of the Company (the “Board”)

Mr. Zheng Jiahua has been the chairman of the Board since Webus inception. He is the founder of the VIE and its subsidiary. Prior to founding the VIE, between 2011 and 2018, Mr. Zheng was the chairman of the board of Huzhou Xinhanrui Real Estate Co., Ltd., a company engages in real estate investment, where he was in charge of the company’s development strategies. Mr. Zheng has over 30 years of business experience with extensive resources both locally and regionally. He is particularly well versed in business strategies, corporate and government relations and crisis management. Mr. Zheng received his high school diploma from Yuhuang Huanghu High School in 1991. Mr. Zheng Jiahua is the father of our CEO Mr. Zheng Nan.

Zheng Nan, Chief Executive Officer and Director Nominee

Mr. Zheng Nan has been the CEO of Webus since February 2023.He accepted the appointment as the director of Webus effective upon the effective date of the registration statement. Mr. Zheng has been the CEO of the VIE since January 2021 and is responsible for the VIE’s operation, product offerings and management. From June 2019 to March 2020, Mr. Zheng was the Chief Operating Officer of Uway Inc., a college student career service platform he founded in June 2019 when he was about to start college. Uway Inc. built the “Linker” platform to provide flexible employment information for students on campus. Mr. Zheng completed his middle school in China and received his high school diploma in the United States. He is a senior student at Babson College in Wellesley, Massachusetts. His education in the United States, entrepreneur endeavor and extensive global traveling experience enable him an in-depth understanding of packaged tour service and customized chartered bus service. Mr. Zheng Nan is the son of our Chairman Mr. Zheng Jiahua.

Wang Shijie, Chief Financial Officer

Mr. Wang Shijie has been the CFO of Webus since February 2023. Mr. Wang has been the Chief Financial Officer of the VIE since September 2022. Mr. Wang has 8 years of accounting management and financial reporting experience. From April 2018 to August 2021, Mr. Wang was the Financial Manager and Operation Platform Manager of Hangzhou Liyixiang Digital Technology Co. Ltd., a digital technology company, where he was in charge of the company’s accounting management, financial reporting and general management of the platform’s operation. From January 2014 to April 2018, he was the Division Chief of General Management Division under the Financial Department at Zhongyuan University of Technology where he was responsible for the university’s accounting management and financial reporting. Mr. Wang received his Master’s degree in business administration from Zhongyuan University of Technology and Bachelor’s degree in auditing from Zhengzhou University. He holds a Certificate of Intermediate Accountant.

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Wu Chunyun, General Manager of Youba Tech

Mr. Wu Chunyun has been appointed as the General Manager of the VIE in August 2019 and is responsible for the company’s day-to-day operation and technology innovation. From July 2017 to August 2019, Mr. Wu served as CEO of Zhejiang Yinuo Technologies Co., Ltd., a one-stop chartered bus service provider. He oversaw the company’s product design and strategic development. Mr. Wu started his career at Alcatel-Lucent (formerly known as Lucent Technologies) and has extensive experience in digitalization and developing SaaS++ platforms. Mr. Wu received his bachelor’s degree in Radio Engineering and Wireless Communication from the Beijing University of Posts and Telecommunications in July 1996.

Chen Yizhou, Co-Chief Operating Officer

Mr. Chen Yizhou has been the Co-COO of Webus since Febuary 2023. Mr. Chen has been the co-COO of the VIE since November 2020. From March 2016 to March 2020, Mr. Chen was the project manager and regional business manager of Zhejiang Hengsheng Changyun Technology Co., Ltd., an online transportation platform, where he was responsible for the company’s passenger transportation business. From July 2009 to March 2016, Mr. Chen was the Division Chief of Marketing Department of gotobus.com’s China Region. Gotobus.com is an online inter-city bus ticket booking platform serving the United States, Mexico, Canada and Europe. Mr. Chen received his bachelor’s degree in accounting from Dongguk University in the Republic of Korea. Mr. Chen has over 15 years of experience in bus transportation industry and has great resources in CMS and tourism industry.

He Wenxin, Co-Chief Operating Officer

Mr. He Wenxin has been the Co-COO of webus since February 2023. Mr. He has been the co-COO of the VIE since June 2021. From September 2017 to August 2020, he was the general manager and sales manager of Hangzhou office of Shenzhen Kuaibangxing Technology Co., Ltd. The company is headquartered in Seattle, Washington with offices in Beijing and Hangzhou, offering SaaS ++ platform to small and medium sized travel agencies. Mr. He received his bachelor’s degree in international trade from Zhejiang Sci-Tech University Science and Art College.

Yu Zhen, Independent Director Nominee and Chair of Nominating Committee

Ms. Yu Zhen has been a faculty member of Zhejiang University of Finance and Economics since May 2017. From September 2019 to August 2020, she was a visiting scholar at Columbia University. Ms. Yu is experienced in corporate governance and is serving as or was an independent director at various companies. From March 2020 to January 2022, Ms. Yu served as an independent director of Sunlight Technology Holdings Limited, a public company listed on the Stock Exchange of Hong Kong (ticker: HK1950). She has been serving as an independent director at Zhejiang Zhongde Automatic Control Technology Co., Ltd. and Zhejiang Seng Smart Kitchen Appliance Co., Ltd. since November 2020 and June 2022, respectively. Ms. Yu received her Ph.D. degree in labor economics from Zhongnan University of Economics and Law in December 2016.

He Leqiang, Independent Director Nominee and Chair of Audit Committee

Mr. He Leqiang has more than 20 years of experience in the financial and accounting field. Mr. He has been serving as an independent director of the board of directors, chairman of audit committee and chairman of remuneration and appraisal committee of Fantawild Holdings Inc., a public company listed on the National Equities Exchange and Quotations of China (ticker: 834793), since May 2022; an independent director of the board of directors, chairman of audit committee and chairman of nominating committee of 4399 Network Co., Limited since June 2022; and an independent director of the board of directors of Moli Media Inc. since March 2021. Additionally, Mr. He is a director and senior partner of JK Asset Management (HK) Limited, an asset management company, where he oversees its asset management and financial activities. Mr. He served as an independent director of the board of directors and chairman of audit committee of Hailiang Education Group Inc. from June 2015 to September 2022 and its chairman of special committee from February 2022 to September 2022. From June 2020 to November 2021, he served as independent director of the board of directors and chairman of audit committee of Ebang International Holdings Inc., a public company listed on Nasdaq (ticker: EBON). From September 2015 to February 2021, he served as the director, vice president and responsible officer of Racing Capital Management (HK) Limited, a company principally engaged in asset management, and was mainly responsible for overseeing its asset management and financial activities. From August 2011 to September 2015, Mr. He served as the chief financial officer of China Shengda Packaging Group Inc., where he oversaw its financing and investment activities, accounting practices and investor relations. Prior to that, Mr. He spent five years at PricewaterhouseCoopers Australia and China. Mr. He is experienced and familiar with Chinese accounting standards, Hong Kong accounting standards, Australian accounting standards, international accounting standards and US GAAP, as well as the differences among them. Mr. He obtained a bachelor’s degree in management, majoring in accounting from Sun Yat-Sen University and obtained a master’s degree in applied finance from Macquarie University in 2003 and 2007, respectively. Mr. He is a Certified Public Accountant in US since March 2013, he also holds a Certified Public Accountant designation from the Chinese Institute of CPA since November 2007, a Certified Public Accountant designation from the Hong Kong Institute of CPA since May 2013, a Certified Practicing Accountant designation from the CPA Australia since February 2009, and a Chartered Financial Analyst designation from the CFA Institute since September 2009.

Wu Xin, Independent Director Nominee and Chair of Compensation Committee

Mr. Wu Xin has been a faculty member of Zhejiang University of Finance and Economics since December 2004 and currently serves as the Vice-Dean of the university’s China Academy of Financial Research. Mr. Wu has years of experience in corporate management and was an independent director of Tederic Machinery Co Ltd., a public company listed on the Shanghai Stock Exchange (ticker: 603289), from March 2019 to June 2020. Mr. Wu has served as the independent director at Zhejiang Dongwang Times Technology Co., Ltd., another public company listed on the Shanghai Stock Exchange (ticker: 600052), since July 2021. Additionally, he has been serving as an independent director of Ningbo Huaping Intelligent Control Technology Co., Ltd. since September 2020. Mr. Wu received his bachelor’s degree in international trade from Zhejiang Sci-Tech University in 2001. Mr. Wu later received a master’s degree in political economy in 2004 and his Ph.D. degree in labor economics in 2015 from Zhejiang University.

Employment Agreements, Director Agreements and Indemnification Agreements.

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a fixed term and is renewable upon thirty-day notice to the Company by the executive officer. The executive officers are entitled to a fixed salary and social security benefits and other company benefits.

We may terminate an executive officer’s employment if (i) the executive officer is incapacitated by disease or non-worked-related injuries; (ii) he/she is incompetent to perform his/her obligations after professional training and position adjustment; and (iii) there is material change that makes it impossible to continue employment agreement. Such termination shall take effect 30 days after the delivery of the notice of termination by the Company and payment of extra one month’s salary. We may also terminate an executive officer’s employment for cause, at any time, without notice or remuneration, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, or non-competition agreements with the Company.

An executive officer may voluntarily terminate his/her employment for any reason and such termination shall take effect 30 days after the receipt by Company of the notice of termination. An executive officer may also terminate his/her employment for cause if the Company (i) failed to pay his/her salary or social security contribution in full; (ii) material breach of any term of the employment agreement; and (iii) committed fraud or coercion to force the executive officer to enter into the employment agreement.

During the fiscal years ended June 30, 2021 and 2022, we paid an aggregate of approximately RMB83,591and RMB514,815, respectively, in cash to our directors and executive officers. The VIE and its subsidiary are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

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We plan to enter into director agreements with each of our independent directors which agreements set forth the terms and provisions of their engagement.

In addition, we plan to enter into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our A&R memorandum and articles of association.

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Compensation of Directors and Executive Officers

The following table shows the compensation paid by us for the years ended June 30, 2021 and 2022.

				Equity	All Other
Name/principal position	Year	Salary		Compensation	Compensation	Total Paid
Zheng Jiahua / Chairman	2021		¥-	¥-	¥-		¥-
	2022		¥139,826	¥-	¥-		¥139,826

Zheng Nan / CEO	2021		¥-	¥-	¥-		¥-
	2022		¥90,685	¥-	¥-		¥90,685

Wang Shijie / CFO	2021		¥-	¥-	¥-		¥-
	2022		¥-	¥-	¥-		¥-

Chen Yizhou / Co-COO	2021		¥62,870	¥-	¥-		¥62,870
	2022		¥190,913	¥-	¥-		¥190,913

He Wenxin / Co-COO	2021		¥20,721	¥-	¥-		¥20,721
	2022		¥93,391	¥-	¥-		¥93,391

He Leqiang/ independent director	2021	¥		¥-	¥-	¥
	2022	¥		¥-	¥-	¥

Wu Xin/ independent director	2021	¥		¥-	¥-	¥
	2022	¥		¥-	¥-	¥

Yu Zhen/ independent director	2021	¥		¥-	¥-	¥
	2022	¥		¥-	¥-	¥

Board of Directors and Committees

Our Board currently consists of five directors. We have also established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee prior to consummation of this offering. Each of the committees of the Board has the composition and responsibilities described below. We have determined that He Leqiang, Yu Zhen, and Wu Xin will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each Committee’s members and functions are described below.

Audit Committee

He Leqiang, Yu Zhen, and Wu Xin are members of our Audit Committee and He Leqiang is the Chairman. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of audit committees. We have determined that He Leqiang upon his appointment as an independent director will possess the accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

•	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;
•	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;
•	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;
•	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;
•	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;
•	review and approve in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

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•	provide oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including Sarbanes-Oxley Act implementation, and make recommendations to the Board regarding corporate governance issues and policy decisions.

Compensation Committee

Wu Xin, He Leqiang, and Yu Zhen are members of our Compensation Committee and Wu Xin is the Chairman.  All members of our Compensation Committee are qualified as independent under the current definition promulgated by Nasdaq. We have adopted and approved a charter for the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee is responsible for, among other things:

●	To approve compensation principles that apply generally to Company employees;
●	To make recommendations to the board of directors with respect to incentive compensation plans and equity based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as “Say on Pay Votes” (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;
●	To administer and otherwise exercise the various authorities prescribed for the Compensation Committee by the Company’s incentive compensation plans and equity-based plans;
●	To select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the board of directors;
●	To annually review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to have a material adverse effect on the Company;
●	To determine and oversee share ownership guidelines and share option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

Nominating and Corporate Governance Committee

Yu Zhen, He Leqiang, and Wu Xin are members of our Nominating and Corporate Governance Committee and Yu Zhen is the Chairwoman. All members of our Nominating and Corporate Governance Committee are qualified as “independent” under the current definition promulgated by Nasdaq. We have adopted a charter for the Nominating and Corporate Governance Committee. In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;
●	Recommend directors for appointment to Board committees;
●	Make recommendations to the board of directors as to determinations of director independence;
●	Oversee the evaluation of the board of directors;
●	Make recommendations to the board of directors as to compensation for the Company’s directors; and
●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company

Director Independence

Our Board reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, it is determined that Wu Xin, He Leqiang, and Yu Zhen are “independent directors” as defined by Nasdaq.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

Mr. Zheng Jiahua, our Chairman, is the father of Mr., Zheng Nan, our CEO. Except for the foregoing family relationship, there are no family relationships among our other directors or executive officers.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future; and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles. We have the right to seek damages where certain duties owed by any of our directors are breached. Our directors have all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;
•	declaring dividends and distributions;
•	appointing officers and determining the term of office of the officers;
•	exercising the borrowing powers of our company and mortgaging the property of our company;
•	approving the transfer of shares in our company, including the registration of such shares in our share register; and
•	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Our company has the right to seek damages if certain duties owed by our directors are breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the Board and the shareholders voting by ordinary resolution and may be removed by the Board. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly elected or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution or the unanimous written resolution of all shareholders.  A director will be removed from office automatically if, among other things, the director becomes bankrupt or makes any arrangement or composition with his creditors generally or is found to be or becomes of unsound mind.

Share Incentive Plans

On January 20, 2022, the shareholders of Youba Tech, who are also the shareholders of the Company, approved the 2022 share incentive plan (the “2022 Plan”) to grant an aggregate of 470,000 restricted stock units (“RSUs”) at a unit purchase price of RMB1.00 to qualified management and employees in order to retain and motivate the management team and core employees to improve the Group's ability to create value and long-term competitiveness. As of the date of this prospectus, we have terminated the 2022 Plan in June 2023.

The RSUs are subject to a 12-month lockup from the closing of the offering. The RSUs are also subject to a four-year or five-year annual vesting schedule and shall vest evenly by month between anniversary date of the public listing of the Company (the “IPO”) as follow:

Vesting Schedule	Four-year Schedule	Five-year Schedule
Between 1st anniversary date and 2nd anniversary date of IPO	20%	10%
Between 2st anniversary date and 3rd anniversary date of IPO	20%	10%
Between 3rd anniversary date and 4th anniversary date of IPO	30%	20%
Between 4th anniversary date and 5th anniversary date of IPO	30%	30%
Between 5th anniversary date and 6th anniversary date of IPO	-	30%

These RSUs were considered as non-vested shares under the definition of ASC 718-10-20 and subject to service condition, that is the grantees are required to provide services during the vesting period. Upon termination of employment in the form of resignation or dismissal due to incompetence or violation of company rules and regulations, the unvested restricted shares are forfeited. The Group accounts for forfeitures as a reduction of stock-based compensation expense when the forfeiture occurs.

Activities of the Group’s restricted shares during the six months ended December 31, 2022 were as follows:

	Number of restricted shares	Weighted Average grant-date fair value
Outstanding as of June 30, 2022	470,000	60.27
Granted	-	-
Vested	-	-
Forfeited	(170,000)	60.27
Outstanding as of December 31, 2022	300,000	60.27
Expected to vest as of December 31, 2022	300,000

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The calculations in the table below are based on 35,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus, and 4,000,000 Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number of shares	Percentage of shares	Number of Shares	Percentage of Shares
Directors and Executive Officers:
Zheng Jiahua	14,265,300	40.76%	14,265,300	36.58%
Zheng Nan	14,259,000	40.74%	14,259,000	36.56%
Wang Shijie	-	-	-	-
Chen Yizhou	—	—	—	—
He Wenxin	-	-	-	-
Wu Xin
He Leqiang
Yu Zhen
5% or Greater Shareholders:
Micava Co., Ltd.	14,265,300	40.76%	14,265,300	36.58%
Annan Tech Co., Ltd.	14,259,000	40.74%	14,259,000	36.56%

(1) Unless otherwise indicated, the business address of each of the individuals is 25/F, UK Center, EFC, Yuhang District, Hangzhou, China 311121.

(2) The number of Ordinary Shares beneficially owned prior to this offering represents 14,265,300 Ordinary Shares held by Micava Co., Ltd., a British Virgin Islands company, which is 100% owned by Zheng Jiahua. The registered address of Micava Co., Ltd. is Intershore Chambers, Road, Town, Tortola,, British Virgin Islands.

(3) The number of Ordinary Shares beneficially owned prior to this offering represents 14,259,000 Ordinary Shares held by Annan Tech Co., Ltd., which is 100% owned by Zheng Nan. Annan Tech Co., Ltd. is a British Virgin Islands company. The registered address of Annan Tech Co., Ltd. is Intershore Chambers, Road, Town, Tortola, British Virgin Islands.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The table below sets forth the major related parties and their relationships with the Group as of June 30, 2021 and 2022 and December 31, 2022:

No.	Name of Related Parties	Relationship
1	Hangzhou Yinuo Technology Co., Ltd.	Entity controlled by shareholders
2	Zheng Jiahua	Chairman of the Board of Directors
3	Zheng Nan	Member of the Board of Directors, Chief executive officer

(a)	The Group entered into the following transactions with related parties:

	For the years ended June 30,		For the six months ended December 31,
	2021	2022	2021	2022
	RMB	RMB	RMB	RMB
Nature
Loans from related parties
Zheng Jiahua	-	3,749,500	3,000,000	-
Hangzhou Yinuo Technology Co., Ltd.	4,582,720	460,690	350,000	10,000

Loans repayment to related parties
Zheng Jiahua	-	3,750,000	1,000,000	-
Hangzhou Yinuo Technology Co., Ltd.	3,303,790	2,129,000	2,129,000	10,000

(b)	The Group had the following balances with related parties:

	As of June 30,		As of December 31,
	2021	2022	2022
	RMB	RMB	RMB
Amount due to related parties:
Zheng Jiahua	500	-	-
Hangzhou Yinuo Technology Co., Ltd.	1,668,311	-	-
Total	1,668,811	-	-

Employment Agreements, Director Agreements and Indemnification Agreements

See “Management—Employment Agreements, Director Agreements and Indemnification Agreements.”

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our A&R memorandum and articles of association, as amended and restated from time to time, and the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 500,000,000 Ordinary Shares, par value of $0.0001 each.  As of the date of this prospectus, 35,000,000 Ordinary Shares are issued and outstanding.

We will adopt the A&R memorandum and articles of association upon effectiveness of this registration statement.

The following are summaries of material provisions of our A&R memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares that we expect will become effective upon effectiveness of this registration statement.

The following description of our share capital and provisions of our A&R memorandum and articles of association are summaries and are qualified by reference to the A&R memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Under our A&R memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Dividends.  Subject to the provisions of the Companies Act and any rights and restrictions of any other class or series of shares and in accordance with the A&R memorandum and articles of association: our board of directors may, from time to time, declare dividends or distributions on the shares issued and authorize payment of the dividends out of our lawfully available funds; and our shareholders may by, ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the Board may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Act, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. “Share premium account,” represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest against the Company.

Unclaimed Dividend. A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Voting Rights.  The holders of our Ordinary Shares are entitled to one vote per share, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

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At any general meeting of the Company, shareholders may participate in person, by proxy or by telephone or other electronic means.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a simple majority of the shareholders who, being entitled to do so, attend and vote at a general meeting of the company; and (ii) a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company's articles of association) of a company's shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the A&R memorandum and articles of association of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation.  Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The shareholders may, subject to our post-offering amended and restated memorandum and articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)       to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)       to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.  Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our board of directors may deduct from a dividend or any other amount payable to a person in respect of an ordinary share any amount due by that person to the Company on a call or otherwise in relation to an ordinary share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

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(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the A&R memorandum and articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the A&R memorandum and articles of association) and, within 14 clear days of the date on which the notice is deemed to be given under the A&R memorandum and articles of association, such notice has not been complied with.

Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Purchase of Ordinary Shares.  Subject to the provisions of the Companies Act and other applicable law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

No Preemptive Rights.  Holders of Ordinary Shares will have no pre-emptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares.  If at any time the share capital is divided into different classes of shares, all or any of the special rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Companies Act and the A&R memorandum and articles, be modified or abrogated with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without (a) the shareholders holding two thirds of the issued shares in that class consenting in writing to the variation; or (b) the variation being made with the sanction of a special resolution passed at a separate general meeting of the shareholders holding the issued shares in that class by a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares. Our A&R memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The board of directors is empowered to designate and issue from time to time one or more classes and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our Ordinary Shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings. The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the A&R memorandum and articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice. A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

Anti-Takeover Provisions. Some provisions of our A&R memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our A&R amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection to the public;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders.

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and, a statement of the shares held by each member, which:
o	distinguishes each share by its number (so long as the share has a number);
o	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;
o	confirms the number and category of shares held by each member; and
o	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Warrants

There are no outstanding warrants to purchase any of our securities. We have agreed to issue to the Representative (defined below), on the closing date of this offering, warrants exercisable at a price equal to 115% of the public offering price of the Ordinary Shares offered hereby, to purchase 15% of the aggregate number of Ordinary Shares sold in this offering. See “Representative’s Warrant” on page 152 for more information about these warrants.

Options

15% Over-allotment.

Differences in Corporate Law

The Companies Act is modelled after that of the law of England and Wales but does not follow recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares (which if not agreed between the parties will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Acy. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares the subject of such offer within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice in the prescribed manner to any dissenting shareholders to require them to transfer such shares to the offeror on the terms of the offer, unless an application is made by the dissenting shareholder to the Court for an order otherwise within one month from the date on which the notice was given. An objection can be made to the Grand Court of the Cayman Islands but is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which may be persuasive authority in the Cayman Islands and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles which laid out certain exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•	the act complained of, although not ultra vires, could only be effected if duly authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our A&R memorandum and articles of association permit indemnification of our officers and directors to the maximum extent permitted by law, for actions, losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is similar to but little more lax than that required under the Delaware General Corporation Law for a Delaware corporation which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our A&R memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director act independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s shareholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director of a Cayman Islands company are those to act with skill and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities may be followed in the Cayman Islands. Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director wilfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or wilfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our A&R memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our A&R memorandum and articles of association allow our shareholders holding shares representing in aggregate at least 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our A&R memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our A&R memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act and our post-offering amended and restated memorandum and articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our A&R memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present in person or by proxy at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our A&R memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. Our A&R memorandum and articles of association do not limit the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our Ordinary Shares have been paid. In addition, there are no provisions in our A&R memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Ordinary Shares.  We cannot assure you that a liquid trading market for our Ordinary Shares will develop on Nasdaq or be sustained after this offering.  Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares.  Further, since a large number of our Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of 4,000,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares.   The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 35,000,000 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. A total of 35,000,000, or 81.5%, of our currently outstanding Ordinary Shares will be subject to “lock-up” agreements described below. Upon expiration of the lock-up period of 180 days after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

The following table summarizes the total shares potentially available for future sale.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	6,475,700	Freely tradable shares sold in the offering.

Six months	35,000,000	Including 28,524,300 shares saleable after expiration of the lock-up.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations.  Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 390,000 Ordinary Shares immediately after this offering (or 396,000 Ordinary Shares immediately after this offering if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume in our Ordinary Shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

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Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We and each of our officers, directors and shareholders holder of 5% or more of Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of our Ordinary Shares or other securities convertible into or exchangeable or exercisable for our Ordinary Shares or derivatives of our Ordinary Shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or Ordinary Shares issuable upon exercise of options or warrants held by these persons until after 180 days following the date of this prospectus.

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TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Allbright Law Offices, our Chinese counsel.

Cayman Islands Taxation

Under the law of the Cayman Islands as currently in effect, a holder of the securities who is not a resident of the Cayman Islands is not liable for Cayman Islands tax on dividends paid with respect to the securities and all holders of the securities are not liable to the Cayman Islands for tax on gains realized during that year on the sale or disposal of such Ordinary Shares. The Cayman Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the Cayman Islands on companies incorporated under the Companies Act. In addition, shares of companies incorporated under the Companies Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands or between China and the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to receive an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (Revised), the following undertaking may be given to the Company:

1.	That no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1	On or in respect of the shares, debentures or other obligations of the Company; or
2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from the date of the relevant certificate issued by the Financial Secretary of the Cayman Islands.

People’s Republic of China Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are an exempt company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

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Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Webus does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Webus and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Webus, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Webus and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because AllBright Law Offices, our PRC counsel, believes that it is possible but highly unlikely that the Company and its offshore subsidiaries would be treated as a “resident enterprise” for PRC tax purposes because they do not meet some of the conditions outlined in SAT Notice 82. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

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See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for WFOE. Any gain or loss recognized by you generally will be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the tax treaty between the United States and PRC, you may elect to treat such gain as PRC source gain under such treaty and, accordingly, you may be able to credit the PRC tax against your United States federal income tax liability.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting shares, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

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Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

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We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2022 taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

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The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

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UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
Network 1 Financial Securities, Inc.	[●]
[●]
Total	4,000,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 600,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

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	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents an underwriting discount equal to 6% per share. The fees do not include the Representative’s Warrants or expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing share certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel up to $75,000; (viii) background checks of the Company’s officers and directors up to $15,000; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to $2,500; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $250,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $75,000 to the Representative upon the execution of letter of intent between us and the Representative, will pay an additional $50,000 upon the first confidential filing of this prospectus and will pay an additional $75,000 upon receipt of the public filing of this prospectus, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $50,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[     ], including a maximum aggregate reimbursement of $250,000 of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $250,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

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Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Ordinary Shares equal to 15% of the total number of Ordinary Shares sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to 115% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are non-exercisable for six (6) months after the close of this offering, and will be exercisable until such warrants expire three years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the Representative’s Warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Ordinary Shares. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants at our expense, one additional demand registration at the Representative’s Warrants’ holders’ expense with a duration of no more than three (3) years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than three years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “WETO.”

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

152

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

153

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

154

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

155

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

156

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701.

157

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq listing fee, all amounts are estimates.

Estimates
SEC registration fee	$
Nasdaq listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous
Total	$

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by VCL Law LLP, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP.   The Company is being represented by Allbright Law Offices with regard to PRC law. VCL Law LLP may rely upon Ogier with respect to all matters governed by Cayman Islands law and may rely upon AllBright Law Offices with respect to matters governed by PRC law. Loeb & Loeb LLP is acting as U.S. counsel for the underwriter. Beijing Yingke (Hangzhou) Law Firm is acting as the PRC counsel for the underwriter.

EXPERTS

The consolidated financial statements as of June 30, 2021 and 2022 included herein and in the registration statement have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza Suite 830, New York, NY 10001.

158

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our websites at www.wetourvip.com, www.webus.vip, www.weixiaoba.vip, and www.ubus.vip as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

159

WEBUS INTERNATIONAL LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Webus International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Webus International Limited (the “Company”) as of June 30, 2022 and 2021, the related consolidated statements of operation and comprehensive loss, changes in (deficit)/equity and cash flows for each of the two years in the period ended June 30, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

We have served as the Company’s auditor since 2022

Beijing, China

September 23, 2022, except for Note 10, as to which the date is March 17, 2023

F-2

WEBUS INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	As of June 30,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
ASSETS
Current assets:
Cash	748,257	2,877,541	417,204
Accounts receivable	3,124,572	3,065,295	444,426
Prepaid expenses and other current assets	383,034	2,566,287	372,077
Total current assets	4,255,863	8,509,123	1,233,707

Non-current assets:
Property and equipment, net	246,123	34,954,819	5,067,972
Right-of-use assets	950,165	406,048	58,871
Other non-current assets	96,401	-	-
Total non-current assets	1,292,689	35,360,867	5,126,843
TOTAL ASSETS	5,548,552	43,869,990	6,360,550

LIABILITIES
Current liabilities:
Accounts payable	4,271,973	4,007,722	581,065
Deferred revenue	312,678	2,144,519	310,926
Amounts due to related parties	1,668,811	-	-
Lease liabilities-current	568,177	284,689	41,276
Accrued expenses and other current liabilities	952,605	843,297	122,267
Total current liabilities	7,774,244	7,280,227	1,055,534
Non-current liabilities:
Lease liabilities-non current	284,689	-	-
Total non-current liabilities	284,689	-	-
TOTAL LIABILITIES	8,058,933	7,280,227	1,055,534

Commitments and Contingencies

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares (US$0.0001 par value per share; 500,000,000 and 500,000,000 shares authorized as of June 30, 2021 and 2022; 35,000,000 and 35,000,000 shares issued and outstanding as of June 30, 2021 and 2022, respectively*)	22,260	22,260	3,227
Additional paid-in capital	6,500,000	52,182,341	7,565,728
Share subscription receivable	(22,260)	(22,260)	(3,227)
Accumulated deficit	(9,010,381)	(15,592,324)	(2,260,676)
Accumulated other comprehensive loss	-	(254)	(36)
Total shareholders' (deficit)/equity	(2,510,381)	36,589,763	5,305,016
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	5,548,552	43,869,990	6,360,550

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WEBUS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the years ended June 30,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
Revenues	10,652,136	129,945,733	18,840,360
Cost of revenues	(9,211,157)	(121,102,462)	(17,558,207)
Gross profit	1,440,979	8,843,271	1,282,153

Operating expenses:
Sales and marketing expenses	(1,996,864)	(4,131,152)	(598,961)
General and administrative expenses	(3,029,793)	(6,613,271)	(958,834)
Research and development expenses	(4,285,696)	(5,406,033)	(783,801)
Total operating expenses	(9,312,353)	(16,150,456)	(2,341,596)
Operating loss	(7,871,374)	(7,307,185)	(1,059,443)

Other income/(expenses)
Financial income/(expenses), net	8,153	(261,670)	(37,939)
Other income, net	39,552	986,912	143,089
Total other income, net	47,705	725,242	105,150

Loss before income tax expense	(7,823,669)	(6,581,943)	(954,293)
Income tax expense	-	-	-
Net loss	(7,823,669)	(6,581,943)	(954,293)

Other comprehensive loss:
Foreign currency translation adjustments, net of nil tax	-	(254)	(36)
Total other comprehensive loss	-	(254)	(36)
Total comprehensive loss	(7,823,669)	(6,582,197)	(954,329)
Loss per ordinary share
Basic and diluted*	(0.22)	(0.19)	(0.03)
Weighted average number of ordinary shares issued and outstanding
Basic and diluted*	35,000,000	35,000,000	35,000,000

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WEBUS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN (DEFICIT)/EQUITY

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	Ordinary Shares
	Share*	Amount	Additional paid-in capital	Share subscription receivable	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders' (deficit)/equity
		RMB	RMB	RMB	RMB	RMB	RMB
Balance as of June 30, 2020	35,000,000	22,260	500,000	(22,260)	(1,186,712)	-	(686,712)
Contribution from shareholders**	-	-	6,000,000	-	-	-	6,000,000
Net loss	-	-	-	-	(7,823,669)	-	(7,823,669)
Balance as of June 30, 2021	35,000,000	22,260	6,500,000	(22,260)	(9,010,381)	-	(2,510,381)
Contribution from shareholders**	-	-	42,291,400	-	-	-	42,291,400
Share-based compensation	-	-	3,390,941	-	-	-	3,390,941
Net loss	-	-	-	-	(6,581,943)	-	(6,581,943)
Foreign currency translation adjustment	-	-	-	-	-	(254)	(254)
Balance as of June 30, 2022	35,000,000	22,260	52,182,341	(22,260)	(15,592,324)	(254)	36,589,763
Balance as of June 30, 2022 (US$)	35,000,000	3,227	7,565,728	(3,227)	(2,260,676)	(36)	5,305,016

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 10).

**	Youba Tech received RMB6,000,000 and RMB42,291,400 of capital injection from shareholders for the years ended June 30, 2021 and 2022, respectively. Amongst the capital injection amount in 2022, RMB34,791,400 was contributed in form of the transfer of ownership of a building (Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WEBUS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the year ended June 30,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
Cash flows from operating activities:
Net loss	(7,823,669)	(6,581,943)	(954,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	187,800	152,380	22,093
Amortization of right-of-use assets	519,621	544,117	78,890
Share-based compensation	-	3,390,941	491,640
Loss from disposal of property and equipment	1,606	-	-

Changes in operating assets and liabilities:
Accounts receivable	(2,911,159)	59,277	8,594
Prepaid expenses and other current assets	18,918	(2,183,253)	(316,542)
Other non-current assets	-	96,401	13,977
Accounts payable	3,115,350	(264,251)	(38,313)
Accrued expenses and other current liabilities	656,436	(109,309)	(15,848)
Deferred revenue	115,047	1,831,841	265,592
Lease liabilities, current and non-current	(514,143)	(568,177)	(82,379)
Net cash used in operating activities	(6,634,193)	(3,631,976)	(526,589)

Cash flows from investing activities:
Purchase of short-term investments	(2,500,000)	-	-
Proceeds from maturity of short-term investments	2,500,000	-	-
Purchase of property and equipment	(71,450)	(69,676)	(10,102)
Net cash used in investing activities	(71,450)	(69,676)	(10,102)

Cash flows from financing activities:
Proceeds from short-term borrowings from related parties	4,582,720	4,210,190	610,420
Repayment of short-term borrowings to related parties	(3,303,790)	(5,879,000)	(852,375)
Capital injection from shareholders	6,000,000	7,500,000	1,087,398
Net cash provided by financing activities	7,278,930	5,831,190	845,443

Effect of exchange rate changes on cash	-	(254)	(36)
Net change in cash	573,287	2,129,284	308,716

Cash at beginning of the year	174,970	748,257	108,488
Cash at end of the year	748,257	2,877,541	417,204

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

1.	Organization and principal activities

(a)	Principal activities

Webus International Limited (the “Company” or “Webus”) was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 10, 2022. The Company, through its wholly-owned subsidiaries, variable interest entity (“VIE”) and VIE’s subsidiary (collectively, the “Group”), is principally engaged in the operation of commute shuttle service, customized chartered bus service and packaged tour service in the People’s Republic of China (the “PRC” or “China”) and the United States.

The Group operates on a business model of “Mobility-as-a-Service” to identify and solve inefficiencies associated with inflexible or low-quality public transportation and provide cost-efficient and customized mass transportation services under different scenarios with our comprehensive digital platforms. The Group started its business in 2019 and is in the process of expanding the services provided. The services provided by the Group mainly include: (i) commute shuttle service, (ii) customized chartered bus service, (iii) packaged tour service and (iv) other service.

(b)	Organization

Webus was incorporated as an ultimate holding company in the Cayman Islands on February 10, 2022, who owns 100% equity interest of Youbus International Limited (“Youbus International”) and Wetour Travel Tech LLC (“Wetour”). Webus Hongkong Limited (“Webus HK”) is a 100% wholly-owned subsidiary of Youbus International in Hongkong, who established a wholly-owned subsidiary, Zhejiang Xinjieni Technology Co., Ltd. (“Xinjieni Tech”), a wholly-owned foreign enterprise (“WFOE”) incorporated in PRC.

Zhejiang Youba Technology Co., Ltd. (“Youba Tech”) was established under the laws of the PRC on August 16, 2019 along with its subsidiary Hangzhou Webus Travel Agency Co., Ltd. (“Webus Travel Agency”) are the Group’s main operating entities in China. Prior to the Reorganization described below, Youba Tech was controlled by five individual shareholders, who were also the proportionate shareholders of Webus.

(c)	Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, four shareholders of Youba Tech transferred their 50% equity interest in Youba Tech to WFOE, and another two shareholders owning the remaining 50% equity interest of Youba Tech entered to the VIE Agreements with Youba Tech and WFOE. The reorganization of the Company’s legal structure (“Reorganization”) was completed in September 7, 2022, which involved the following major events:

•	Incorporation of Webus, Youbus International, Webus HK and WFOE.

•	Transfer of 1.85% equity interests of Youba Tech from one of its shareholders Mr. Zheng Jiahua to a new individual shareholder Mr. Zhang Yiqun, and transfer of 1.85% of shares owned Mr.Zheng Jiahua in Webus to Mr. Zhang Yiqun concurrently, resulted in the same shareholding structure of Webus and Youba Tech;

•	Transfer of 50% equity interests of Youba Tech from four of its former shareholders to WFOE;

•	The remaining two shareholders (“Individual Registered Shareholders”) collectively owning another 50% equity interests of Youba Tech, Youba Tech and WFOE entered into a series of agreements inclusive of an Exclusive Business Cooperation Agreement, an Exclusive Call Option Agreement, an Exclusive Assets Option Agreement, Power of Attorney, a Share Pledge Agreement and Spousal Consent (collectively as the “VIE Agreements”) to provide WFOE with the power, rights and obligations equivalent owned by these two shareholders in all material respects of Youba Tech.

Immediately before and after the Reorganization completed on September 7, 2022 as described above, Webus together with its wholly-owned subsidiaries Youbus International, Webus HK and WFOE and the VIE and VIE’s subsidiary were effectively controlled by the same shareholders; therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company has been accounted for at historical cost at the beginning of the first period presented in the accompanying consolidated financial statements.

F-7

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

1.	Organization and principal activities (continued)

Details of the Company’s principal subsidiaries, VIE and VIE’s subsidiary are as follows.

	Date of incorporation	Place of incorporation	Percentage of direct or indirect ownership	Principal activities
Name:
Youbus International Limited (“Youbus International”)	February 16, 2022	British Virgin Islands	100%	Investment holding
Webus Hongkong Limited (“Webus HK”)	February 22, 2022	Hong Kong	100%	Investment holding
Wetour Travel Tech LLC (“Wetour”)	March 16, 2022	The United States	100%	Transportation services and packaged tour services
Zhejiang Xinjieni Technology Co., Ltd. (“Xinjieni Tech” or “WFOE”)	August 31, 2022	The PRC	100%	Investment holding
Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or “VIE”)	August 16, 2019	The PRC	100%	Transportation services
Hangzhou Webus Travel Agency Co., Ltd. (“Webus Travel Agency”)	August 27, 2020	The PRC	100%	Transportation services and packaged tour services

The described VIE Agreements are as follows:

Exclusive Business Cooperation Agreement: Pursuant to the Exclusive Business Cooperation Agreement, the VIE is obliged to pay service fee to WFOE for the exclusive services such as technical services, Internet technology support, business consulting, software development, information consulting, marketing consulting, product development and system maintenance. The service fee shall consist of 100% of the profit before tax of the VIE, after the deduction of all costs, expenses, taxes and other fee required under PRC laws and regulations. The VIE agrees not to accept the same or any similar services provided by any third party and shall not establish cooperation relationships similar to that formed by this agreement with any third party, except with the prior written consent of WFOE. The VIE has unconditionally and irrevocably authorized WFOE or its designated person as its agent to (i) sign any necessary documents with third parties (including but not limited to customers and suppliers) on behalf of the VIE; and (ii) to handle all necessary documents and matters which will enable WFOE to exercise all or part of its rights under this agreement on behalf of the VIE. WFOE shall have exclusive proprietary rights to and interests in any and all intellectual property rights developed or created by itself and the VIE. This agreement shall remain effective unless terminated (i) in accordance with the provisions of this agreement; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Call Option Agreement: Pursuant to the Exclusive Call Option Agreement, the Individual Registered Shareholders have unconditionally and irrevocably granted WFOE or its designated purchaser the right to purchase all or part of their equity interests in the VIE (“Equity Call Option”). The purchase price payable by WFOE in respect of the transfer of equity interests upon exercise of the Equity Call Option shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests. If appraisal is required by the PRC laws and regulations at the time when WFOE exercises the Option, WFOE and the Individual Registered Shareholders shall make necessary adjustment to purchase price so that it complies with any and all then applicable PRC laws and regulations. WFOE or its designated purchaser shall have the right to purchase such proportion of equity interests in the VIE as it decides at any time. The Individual Registered Shareholders shall return any amount of purchase price they received in the event that WFOE acquires the equity interests in the VIE.

F-8

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

1.	Organization and principal activities (continued)

The Individual Registered Shareholders and the VIE have jointly and severally further undertaken to WFOE that, without the prior written consent of WFOE, they shall not (i) in any manner supplement, change or amend the constitutional documents of the VIE, increase or decrease its share capital, or change the structure of its registered capital in other manner; (ii) sell, pledge, transfer or otherwise dispose of any assets, business or lawful revenue or create encumbrance over the VIE; (iii) incur, inherit, guarantee or assume any debt, except for debts incurred in the ordinary course of business other than payables incurred by a loan and for debts disclosed to and agreed in writing by WFOE; (iv) cause the VIE to execute any material contract with a value above RMB100,000, except the contracts executed in the ordinary course of business; (v) cause the VIE to provide any person with any loan, credit or guarantee; (vi) cause or permit the VIE to merge, consolidate with, acquire or invest in any person, or sell assets of the VIE with a value above RMB100,000; (vii) cause the VIE to enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the VIE, except the contracts executed in the ordinary course of business; and (viii) in any manner distribute dividends to their shareholders, provided that upon the written request of WFOE, the VIE shall immediately distribute all distributable profits to its shareholders.

This agreement shall remain effective unless terminated (i) in accordance with the provisions of this agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Assets Option Agreement: Pursuant to the Exclusive Assets Option Agreement, the VIE unconditionally and irrevocably granted an exclusive option to WFOE or its designated person to purchase 50% of its assets at the higher price of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets. WFOE shall have absolute discretion as to when and in what manner to exercise the option to purchase assets of the VIE permitted by PRC laws and regulations. This agreement shall remain effective unless terminated (i) in accordance with the provisions of this agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Power of Attorney: Pursuant to the Power of Attorney, each of the Individual Registered Shareholders, irrevocably appoints WFOE, the authorized person or entity to exercise such shareholder’s rights in the VIE in accordance with PRC laws and the articles of the VIE, including without limitation to, the rights to (i) participate in shareholders meetings; (ii) the sale, transfer, pledge or disposition of the equity interest such shareholder holds in part or in whole; and (iii) designate and appoint, on behalf of such shareholder, the legal representative, the chairman, the executive director(s) and/or director(s), the supervisor(s), the general manger and other senior management members of the VIE. Without limiting the generality of the powers granted to WFOE, WFOE shall have the power and authority hereunder, on behalf of such shareholder, to execute the share transfer contracts stipulated in the Exclusive Call Option Agreement entered into among the VIE, WFOE and such shareholders and effect the terms of the Exclusive Call Option Agreement and Share Pledge Agreement. All the actions in connection with the equity interest held by such shareholder as conducted by WFOE shall be deemed as the actions of such shareholder, and all the documents related to the shareholding executed by WFOE shall be deemed to be executed by such shareholder.

Share Pledge Agreement: Pursuant to the Share Pledge Agreement, each of the Individual Registered Shareholders unconditionally and irrevocably pledged and granted first priority security interests over all of his/her/its equity interests in the VIE together with all related rights thereto to WFOE as security for performance of the Contractual Arrangements and all direct, indirect or consequential damages and foreseeable loss of interest incurred by WFOE as a result of any event of default on the part of the Individual Registered Shareholders, the VIE and all expenses incurred by WFOE as a result of enforcement of the obligations of the Individual Registered Shareholders and/or the VIE under the Contractual Arrangements. Upon the occurrence and during the continuance of an event of default (as defined in this agreement), WFOE shall have the right to (i) require the Individual Registered Shareholders to immediately pay any amount payable under the Contractual Arrangements; or (ii) to exercise all such rights as a secured party under any applicable PRC law and this agreement, including without limitations, being paid in priority with the equity interests.

F-9

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

1.	Organization and principal activities (continued)

The said Share Pledge under this agreement takes effect upon the completion of registration with the relevant administrative department of industry and commerce and shall remain valid until after all the contractual obligations of the Individual Registered Shareholders and the VIE under the relevant Contractual Arrangements have been fully performed and all the outstanding debts of the Individual Registered Shareholders and/or the VIE under the relevant Contractual Arrangements have been fully paid.

Spousal Consent: Pursuant to the Spousal Consent, the respective spouse of the Individual Registered Shareholders has irrevocably undertaken that, including without limitation to, the spouse (i) has full knowledge of and has consented to the entering into of the Contractual Arrangements by the relevant Individual Registered Shareholder; (ii) is not entitled to any right with respect to the shares in the VIE and undertakes not to make any claims on the equity interest in the VIE; (iii) confirms that the Individual Registered Shareholders’ performance of the Contractual Arrangements and further modification or termination of the Contractual Arrangements will not require the respective spouse’s separate authorization or consent; (iv) undertakes to execute all necessary documents and take all necessary actions to ensure the Contractual Arrangements to be properly performed; (v) undertakes that if the respective spouse obtains any equity interest in the VIE for any reason, the respective spouse shall be bound by the Contractual Arrangements and abide by the obligations of the shareholders of the VIE under the Contractual Arrangements, and upon WFOE’s or its designate third-party request, the respective spouse shall execute a series of written documents with substantially the same form and content as the Contractual Arrangements.

The Company believes that Youba Tech is considered a VIE under Accounting Codification Standards (“ASC”) 810 “Consolidation”, because the equity investors in Youba Tech as a group no longer have the characteristics of a controlling financial interest through their equity investments. The Company further performs a qualitative assessment to determine whether the Company, through WFOE, is the primary beneficiary of VIE. A quality assessment begins with an understanding of the nature of the inherent risks in the entity which creates variability and which party absorbs this variability either through equity interest or contractual agreements. The Company’s assessment of the involvement with Youba Tech through a combination of 50% equity interest and the contractual arrangements reveals that the Company has the absolute power to direct the most significant activities that impact the economic performance of Youba Tech. WOFE is obligated to absorb all the expected loss from Youba Tech activities and receive all of Youba Tech’s expected residual returns. Therefore, the Company is deemed to be the primary beneficiary of Youba Tech and the financial positions, the operating results and cash flows of Youba Tech and its subsidiary are consolidated in the Company for financial reporting purposes.

Upon the completion of the Reorganization, Webus became the ultimate holding company of the Group. The Group is effectively controlled by the same group of shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of these entities under common control. The consolidation of the Company and its subsidiaries, VIE and VIE’s subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying audited consolidated financial statements.

The carrying amounts of the assets, liabilities and the results of operations of the VIE and VIE’s subsidiary included in the Company’s consolidated balance sheets and statements of loss and comprehensive loss, which are prepared before eliminating the inter-company balances and transactions between the VIE and VIE’s subsidiary, the Company and its subsidiaries, are as follows:

F-10

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	As of June 30,
	2021	2022
	RMB	RMB
ASSETS
Current assets:
Cash	748,257	2,847,398
Accounts receivable	3,124,572	3,065,295
Prepaid expenses and other current assets	383,034	2,603,143
Total current assets	4,255,863	8,515,836

Non-current assets:
Property and equipment, net	246,123	34,954,819
Right-of-use assets	950,165	406,048
Other non-current assets	96,401	-
Total non-current assets	1,292,689	35,360,867
TOTAL ASSETS	5,548,552	43,876,703

LIABILITIES
Current liabilities:
Accounts payable	4,271,973	4,007,722
Deferred revenue	312,678	2,144,519
Amounts due to related parties	1,668,811	-
Lease liabilities-current	568,177	284,689
Accrued expenses and other current liabilities	952,605	843,297
Total current liabilities	7,774,244	7,280,227
Non-current liabilities:
Lease liabilities-non current	284,689	-
Total non-current liabilities	284,689	-
TOTAL LIABILITIES	8,058,933	7,280,227

Commitments and Contingencies

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares	-	-
Additional paid-in capital	6,500,000	52,182,341
Accumulated deficit	(9,010,381)	(15,585,865)
Total shareholders' (deficit)/equity	(2,510,381)	36,596,476
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	5,548,552	43,876,703

	For the years ended June 30,
	2021	2022
	RMB	RMB
Revenues	10,652,136	129,934,627
Cost of revenues	(9,211,157)	(121,085,176)
Gross profit	1,440,979	8,849,451
Operating expenses	(9,312,353)	(16,150,456)
Loss from operations	(7,871,374)	(7,301,005)
Other income, net	47,705	725,522
Income tax expense	-	-
Net loss	(7,823,669)	(6,575,483)

F-11

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the years ended June 30,
	2021	2022
	RMB	RMB
Net cash used in operating activities	(6,634,193)	(3,662,373)
Net cash (used in)/provided by investing activities	(71,450)	(69,676)
Net cash provided by financing activities	7,278,930	5,831,190
Effect of exchange rate changes on cash	-	-
Net change in cash	573,287	2,099,141
Cash at beginning of the year	174,970	748,257
Cash at end of the year	748,257	2,847,398

F-12

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies

(a)	Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

(b)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE and the VIE’s subsidiary. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

(c)	Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to allowance for doubtful accounts, useful lives and impairment of long-lived assets, fair value of share-based payments, accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)	Foreign currency translation

The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and the Company’s subsidiaries incorporated in the British Virgin Islands, the United States and Hong Kong is United States dollars (“US$”), while the functional currency of the Company’s PRC subsidiaries is RMB. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.

Transactions denominated in foreign currencies other than functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies other than functional currency are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are remeasured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are recorded in the consolidated statements of operations and comprehensive loss.

The financial statements of the Group’s non-PRC entities are translated from their respective functional currency into RMB. Assets and liabilities are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the average exchange rates for the relevant period. The resulting foreign currency translation adjustments are recorded as a component of accumulated other comprehensive loss in the consolidated statements of changes in (deficit)/equity and a component of other comprehensive loss in the consolidated statement of operations and comprehensive loss.

F-13

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(e)	Convenience translation

Amounts in US$ are presented for the convenience of the reader and are translated at the rate of US$1.00 = RMB6.8972, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on December 31, 2022. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

(f)	Cash

Cash consists of cash on hand and cash in banks. As of June 30, 2020 and 2021, cash balances were RMB748,257 and RMB2,877,541, respectively.

(g)	Accounts receivable

Accounts receivable, net are stated at the original amount less an allowance for doubtful receivable. The Group reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Group considers factors in assessing the collectability of its receivables, such as historical bad debts, changes in customers’ payment patterns, credit-worthiness and financial conditions of the customers, current economic trends and other specific circumstances related to the accounts. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. No allowance for doubtful account was recorded for the years ended June 30, 2021 and 2022.

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Salvage value rate is determined to 5% based on the economic value of the Property and equipment at the end of the estimated useful lives as a percentage of the original cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Building	20 years
Electronic equipment	3 years
Office equipment	3 years
Leasehold improvement	shorter of the lease term or the estimated useful lives

(i)	Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will affect the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Group had originally estimated. When these events occur, the Group evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Group recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. There was no impairment loss for the long-lived assets for the years ended June 30, 2021 and 2022, respectively.

F-14

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(j)	Fair value measurement

The Group applies a three-level valuation hierarchy for fair value measurements. This hierarchy prioritizes the inputs into three broad levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the asset or liability. Level 3 inputs are unobservable inputs based on management’s assumptions used to measure assets and liabilities at fair value. Financial assets and liabilities of the Group primarily consist of cash, accounts receivable, advance to suppliers, prepaid service fees, security deposits and others included in prepaid expenses and other current assets, accounts payable, amounts due to related parties, payroll payable, accrued security deposits and others included in accrued expenses and other current liabilities. For the aforementioned financial instruments included in current assets and liabilities, their carrying amount approximate to their respective fair values because of the general short maturities.

(k)	Leases

On July 1, 2019, the Group adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842) using the modified retrospective approach. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. The Group has elected the package of practical expedients, which allows the Group not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Group assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Group recognizes operating lease expenses for lease payments on a straight-line basis over the lease term. The Group's lease agreements do not contain any material residual value guarantees or restricted covenants.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Group’s incremental borrowing rate. The Group’s lease payments included in the measurement of the lease liability only comprises fixed lease payments.

Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments.

F-15

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(l)	Revenue recognition

The Group’s revenues are mainly generated from customized shuttle services, customized chartered bus service and packaged tour service.

The Group recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services, reduced by value added tax. A description of the principal revenue generating activities of Group is as follows:

Commute shuttle service

The Group contracts with customers to provide customized commute shuttle service, delivering daily transportation service from predetermined departure to destination during the contract period. The Group identifies only one performance obligation in commute shuttle service which is to transport the passengers from departure to destination. The contract consideration is determined at a fixed total price or calculated by fixed unit price per route times of transportation. Revenue from service fees paid by corporate customers in commute shuttle services is recognized evenly or based on the actual bus rides reconciled with the customers regularly over the contract term, and revenue from ticket fees paid by individual passengers in commute shuttle services is recognized at a point in time when each ride is completed.

Customized chartered bus service

The Group contracts with customers to provide customized chartered bus service to support a more flexible and less preplanned group travel demand which ranges from one day to several months. The Group establishes enforceable right and obligations upon the receipt of each ride order placed by the customers. Each order is regarded as a contract with explicit route and fixed consideration. The Group identifies only one performance obligation to provide service and recognizes revenue from chartered bus service over the service period of the order.

Packaged tour service

The Group offers packaged tour service to customers inclusive of services like chartered bus service, itinerary route schedule, sightseeing tour guidance, accommodation arrangement, etc., which can cater to different budgets and preferences. The whole packaged tour service is determined as a single performance obligation with a fixed total consideration as the customers benefit from such a series of integrated travel resources, which are also not separately identifiable within the context of contracts. The Group recognizes revenue over the period of the tours because the customers simultaneously receive and consume the benefits provided by the Company as they complete the performance obligation.

Others

The Group also provides platform (“Webus Travel mini program”) users with cross-city ride-hailing service under relevant regulations in the PRC. The Group determines it only has one performance obligation to provide the ride-hailing service and recognizes revenue at a point in time upon completion of the ride-hailing service.

Principal versus agent considerations

The Group sign contracts with independent fleet operators and tour operators to provide commute shuttle service, customized charted bus service and packaged tour services. The Group evaluates the presentation of revenue on a gross versus net basis based on whether it controls the service provided to the customers and is the principal in the transaction.

F-16

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

The Group considers itself a principal and recognizes revenue on a gross basis as it controls the services through the following key considerations:

•	The Group reserves the right to assign the routes to the fleet operators for transportation services and directs the selected vendors to provide tour services on the Group’s behalf, and is responsible for accepting or rejecting the contracts or orders without involvement of fleet and tour operators in this process. The Group assumes responsibility for receiving and resolving the complaints over the quality of the service.

•	The Group has discretion in setting up the price. The fleet and tour operators are entitled to a fixed fee irrespective of the consideration the Group collects from the customers.

•	The Group bears the entire credit risk as the Group pays the consideration due to the operators irrespective of whether the customers have paid the service consideration to the Group.

The following table disaggregates the Group’s revenue for the years ended June 30, 2021 and 2022:

	For the years ended June 30,
	2021	2022
	RMB	RMB
By revenue type
Commute shuttle service	7,867,094	19,625,172
Customized chartered bus service	2,197,894	61,906,594
Packaged tour service	587,148	48,310,313
Others	-	103,654
Total	10,652,136	129,945,733

Contract balances

When the obligation in service contract has been performed, the Group presents the contract in the consolidated balance sheet as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. The Group did not have any contract assets as of June 30, 2021 and 2022.

The contract liability represents the billings or cash received for services in advance of revenue recognition which is presented as deferred revenue and is recognized as revenue when all of the Group’s revenue recognition criteria are met. The Group’s deferred revenue amounted to RMB312,678 and RMB2,144,519 as of June 30, 2021 and 2022, respectively. The Group expects to recognize this balance as revenue over the next 12 months. Revenue of RMB197,631 and RMB312,678 was recognized from the deferred revenue balance at the beginning of the period for the years ended June 30, 2021 and 2022, respectively.

(m)	Cost of revenues

Cost of commute shuttle service, customized chartered bus service and other revenues includes costs directly related to delivering transportation services, which include payments to fleet operators for vehicle rental fees and petrol costs, and other miscellaneous expenses for operation. Cost of packaged tour service primarily consists of the procurement cost of hotel rooms, meals and other local services such as sightseeing costs for packages, entrance fees to museums and attractions and local transportation costs.

(n)	Selling and marketing expenses

Selling and marketing expenses mainly consist of staff cost, share-based compensation expenses, rent fees, advertising fees and entertainment fees etc.

F-17

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

(o)	General and administrative expenses

General and administrative expenses mainly consist of staff cost, professional service fees, share-based compensation expenses, rent fees, office and renovation fees, etc.

(p)	Research and development expenses

Research and development expenses consist primarily of staff cost, share-based compensation expenses and technology service fees, etc.

(q)	Employee benefits

The Company’s subsidiaries in PRC participate in a government mandated, multiemployer, defined contribution plan, pursuant to which certain retirement, medical, housing and other welfare benefits are provided to employees. PRC labor laws require the entities incorporated in the PRC to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate on the monthly basic compensation of qualified employees. The Group has no further commitments beyond its monthly contribution.

(r)	Government grants

The Group receives government grants from certain local governments. The government grants are recorded as other income when received with no further conditions to be met. For the years ended June 30, 2021 and 2022, the Group recognized government grants nil and RMB850,000 in other income, net, respectively, which were received in cash with all the required conditions complied.

(s)	Share-based compensation

The Group applies ASC 718, Compensation—Stock Compensation (“ASC 718”), to account for all of its share-based payments. In accordance with ASC 718, the Group determines whether an award should be classified and accounted for as a liability award or equity award. All the Group’s grants of share-based awards were classified as equity awards and are recognized in the financial statements based on their grant date fair values.

The Group has elected to recognize compensation expense using the straight-line method for all awards granted with graded vesting based on service conditions. The Group has also elected to account for forfeitures as they occur. Previously recognized compensation cost for the awards is reversed in the period that the award is forfeited. The Group, with the assistance of an independent third-party valuation specialist, determined the fair value of the stock options granted.

F-18

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(t)	Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(u)	Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(v)	Loss per share

In accordance with ASC 260, Earnings per Share, basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. For the calculation of diluted net loss per share, the weighted average number of ordinary shares is adjusted by the effect of dilutive potential ordinary shares, including unvested restricted shares, ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The effect mentioned above is not included in the calculation of the diluted loss per share when inclusion of such effect would be anti-dilutive.

(w)	Segment reporting

The Group uses the management approach in determining its operating segments. The Group’s chief operating decision maker (“CODM”) identified as the Group’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Group. As a result of the assessment made by CODM, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in the PRC, no geographical segments are presented.

F-19

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(x)	Recent accounting pronouncements

The Group expects to be an emerging growth company (“EGC”) as defined by the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Group elected to take advantage of the extended transition periods. However, this election will not apply should the Group cease to be classified as an EGC.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For the Group as an EGC, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Group will adopt ASU 2016-13 from January 1, 2023. The Group is in the process of evaluating the effect of the adoption of this ASU.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), a new accounting standard update to simplify the accounting for income taxes. The new guidance removes certain exceptions for recognizing deferred taxes for investments, performing intra period allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This guidance will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Group is in the process of evaluating the effect of the adoption of this ASU, and does not expect a material impact on the Group’s consolidated financial statements.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832), to increase the transparency of government assistance including the disclosure of (1) the types of assistance, (2) an entity’s accounting for the assistance, and (3) the effect of the assistance on an entity’s financial statements. The amendments in this ASU are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. An entity should apply the amendments in this ASU either (1) prospectively to all transactions within the scope of the amendments that are reflected in financial statements at the date of initial application and new transactions that are entered into after the date of initial application or (2) retrospectively to those transactions. Early application of the amendments is permitted. The Group is in the process of evaluating the effect of the adoption of this ASU, and does not expect a material impact on the Group’s consolidated financial statements.

The Company did not identify other recent accounting pronouncements that could potentially have a material impact to the Company’s consolidated results of operations or financial position

F-20

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

3.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of June 30,
	2021	2022
	RMB	RMB
Advance to suppliers	-	2,091,415
Prepaid service fees	205,143	346,096
Security deposits	74,950	76,291
Staff allowance	78,100	20,000
Others	24,841	32,485
Total	383,034	2,566,287

4.	Property and equipment, net

Property and equipment consisted of the following:

	As of June 30,
	2021	2022
	RMB	RMB
Building(1)	-	34,791,400
Electronic equipment	233,377	288,544
Office equipment	95,065	109,574
Leasehold improvement	185,498	185,498
Total	513,940	35,375,016

Less: accumulated depreciation	(267,817)	(420,197)
Property and equipment, net	246,123	34,954,819

Depreciation expenses for the years ended June 30, 2021 and 2022 were RMB187,800 and RMB152,380 , respectively.

(1)	In June 2022, the building was transferred from Zheng Nan, a major shareholder of the Company as capital contribution to Youba Tech and the capital contribution was recognized as an increase to additional paid-in-capital. In the same month, the Company mortgaged this building in Hangzhou, China to obtain a line of credit in RMB7,000,000 from Rural Commercial Bank, with a three-year term from June 24, 2022 to June 23, 2025.

F-21

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

5.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of June 30,
	2021	2022
	RMB	RMB
Payroll payable	644,569	557,509
Accrued security deposits	260,500	180,500
Other tax payable	4,637	64,257
Others	42,899	41,031
Total	952,605	843,297

6.	Related party transactions

The table below sets forth the major related parties and their relationships with the Group as of June 30, 2021 and 2022:

No.	Name of Related Parties	Relationship
1	Hangzhou Yinuo Technology Co., Ltd.	Entity controlled by shareholders
2	Zheng Jiahua	Chairman of the Board of Directors
3	Zheng Nan	Member of the Board of Directors, Chief executive officer

(a)	The Group entered into the following transactions with related parties:

	For the years ended June 30,
	2021	2022
Nature	RMB	RMB
Loans from related parties
Zheng Jiahua	-	3,749,500
Hangzhou Yinuo Technology Co., Ltd.	4,582,720	460,690

Loans repayment to related parties
Zheng Jiahua	-	3,750,000
Hangzhou Yinuo Technology Co., Ltd.	3,303,790	2,129,000

Zheng Nan transferred the ownership of a building as capital contribution to Youba Tech for the year ended June 30, 2022. Refer to Note 4 for further information.

(b)	The Group had the following balances with related parties:

	As of June 30,
Amount due to related parties:	2021	2022
	RMB	RMB
Zheng Jiahua	500	-
Hangzhou Yinuo Technology Co., Ltd.	1,668,311	-
Total	1,668,811	-

The balance represents the advance funds received from related parties for daily operational purposes. The funds are interest-free, unsecured and repayable on demand.

F-22

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

7.	Share-based compensation

2022 equity incentive plan

On January 20, 2022, the shareholders of Youba Tech, who are also the shareholders of the Company after its establishment, approved the 2022 share incentive plan (the “2022 Plan”) to grant an aggregate of 470,000 restricted stock units (“RSUs”) at a unit purchase price of RMB1.00 to qualified management and employees in order to retain and motivate the management team and core employees to improve the Group's ability to create value and long-term competitiveness.

The RSUs are subject to a four-year or five-year annual vesting schedule and shall vest evenly by month between anniversary date of January 31, 2023 (“Designated Date”), as follow:

Vesting Schedule	Four-year Schedule	Five-year Schedule
Between 1st anniversary date and 2nd anniversary date of Designated Date	20%	10%
Between 2st anniversary date and 3rd anniversary date of Designated Date	20%	10%
Between 3rd anniversary date and 4th anniversary date of Designated Date	30%	20%
Between 4th anniversary date and 5th anniversary date of Designated Date	30%	30%
Between 5th anniversary date and 6th anniversary date of Designated Date	-	30%

These RSUs were considered as nonvested shares under the definition of ASC 718-10-20 and subject to service condition, that is the grantees are required to provide services during the vesting period. Upon termination of employment in the form of resignment or dismissal due to incompetence or violation of company rules and regulations, the unvested restricted shares are forfeited. The Group accounts for forfeitures as a reduction of stock-based compensation expense when the forfeiture actually occurs.

Activities of the Group’s restricted shares during the year ended June 30, 2022 were as follows:

	Number of restricted shares	Weighted Average grant-date fair value

Outstanding as of June 30, 2021	-	-
Granted	470,000	60.27
Vested	-	-
Forfeited	-	-
Outstanding as of June 30, 2022	470,000	60.27
Expected to vest as of June 30, 2022	470,000	60.27

The unit fair value of the RSUs was RMB60.27, granted on January 20, 2022, and was based on the value of the ordinary shares at the grant date, determined by a third-party valuation specialist. The significant assumptions used to determine the fair value of RSUs are price multiple and discount for lack of marketability as described below. These assumptions will not be necessary to determine the fair value of new awards once the underlying shares begin trading.

For the Year Ended June 30,2022
Price multiple (enterprise value /sales) (i)	3.0x - 3.6x
Discount for lack of marketability (ii)	15.8%

Note:

(i)	The price multiple is derived from the publicly traded comparable companies which were selected for reference as guideline companies which are primarily engaged in ride hailing related business or packaged tours business with available and publicly disclosed financial information.

(ii)	Discount for lack of marketability (“DLOM”) was quantified by the Black-Scholes option pricing model, under which the cost of the put option that could be used to hedge the price change before the privately held shares can be sold, was considered as a basis to determine the DLOM.

Share-based compensation expenses of RMB3,390,941 were recognized for the RSUs during the year ended June 30, 2022. As of June 30, 2022, there was unrecognized share-based compensation expenses of RMB24,934,265 in relation to the RSUs which is expected to be recognized over a weighted average period of 3.71 years.

The allocation of total share-based compensation expenses is set forth as follows:

	For the years ended June 30,
	2021	2022
	RMB	RMB
Sales and marketing expenses	-	1,369,188
General and administrative expenses	-	1,433,247
Research and development expenses	-	588,506
Total	-	3,390,941

F-23

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

8.	Taxation

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands (“BVI”)

Youbus International Limited is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Youbus International Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

Webus Hongkong Limited is incorporated in Hong Kong and are subject to Hong Kong profits tax rate. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%. Additionally, upon payments of dividends by the Company to its shareholders, no HK withholding tax will be imposed. No provision for Hong Kong profits tax has been made in the combined and consolidated financial statements as it has no assessable profit for the years ended June 30,2022 and 2021.

PRC

Under the PRC Enterprise Income Tax Law (the “EIT Law”), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body “as” the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its operations outside of the PRC should be considered as a resident enterprise for the PRC tax purposes for the years ended June 30, 2021 and 2022.

In January 2019, the State Administration of Taxation provides a preferential corporate income tax rate of 20% and an exemption ranged from 50% to 75% in the assessable taxable profits for entities qualified as small-size enterprises (the exemption range has been changed to from 50% to 87.5% for the period from January 1, 2021 to December 31, 2022, then the exemption range has been changed to from 87.5% to 75% for the period from January 1, 2023 to December 31, 2024). The policy is effective for the period from January 1, 2019 to December 31, 2024.

In accordance with the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. Youba obtained its HNTE status in 2021 and will enjoy the preferential tax rate for the period of 3 years.

United States

The Company’s subsidiary incorporated in the US is subject to state income tax and federal income tax depending upon taxable income levels. It did not have taxable income and no income tax expense was provided for the years ended June 30, 2021 and 2022.

F-24

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

8.	Taxation (continued)

The following table sets forth current and deferred portion of income tax expense of the Company’s subsidiaries:

For the years ended June 30,
	2021	2022
	RMB	RMB
Current income tax expense	-	-
Deferred income tax expense	-	-
Total income tax expense	-	-

A reconciliation between the Group’s actual provision for income taxes and the provision at the PRC, mainland statutory rate is as follows:

	For the years ended June 30,
	2021	2022
	RMB	RMB
Net loss before income tax	(7,823,668)	(6,575,485)
Income tax expense at statutory tax rate of 25%	(1,955,917)	(1,643,871)
Additional deduction for R&D expenses	(892,770)	(1,034,743)
Non-deductible share-based compensation expenses	-	847,735
Entertainment expense	25,277	13,950
Effect of preferential tax rates	1,338,407	602,174
Change in valuation allowance	1,485,003	1,214,755
Income tax expenses	-	-

Deferred Taxes

The significant components of the net deferred tax assets are summarized below:

	As of June 30,
	2021	2022
	RMB	RMB
Deferred tax assets:
Tax losses	1,575,330	2,805,068
Unpaid salaries	131,318	119,944
Lease liabilities	127,930	42,703
Right-of-use assets	(142,525)	(60,907)
Valuation allowance	(1,692,053)	(2,906,808)
Deferred tax assets, net	-	-

As of June 30, 2021 and 2022, the Group had net operating loss carryforwards of approximately RMB11,821,554 and RMB19,219,754, respectively, which arose from the Group’s subsidiaries established in the PRC. As of June 30, 2021 and 2022, deferred tax assets from the net operating loss carryforwards were nil. Due to uncertainties surrounding future utilization of deferred tax assets, the Group has recognized a valuation allowance of RMB1,692,053 and RMB2,906,808 for the years ended June 30, 2021 and 2022, respectively.

F-25

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

8.	Taxation (continued)

Changes in valuation allowance are as follows:

	As of June 30,
	2021	2022
	RMB	RMB
Balance at the beginning of the year	207,050	1,692,053
Additions of valuation allowance	1,485,003	1,214,755
Balance at the end of the year	1,692,053	2,906,808

As of June 30, 2022, net operating loss carryforwards from PRC will expire, if unused, in the following amounts:

Net operating loss carryforwards	RMB
2025	1,186,942
2026	10,634,612
2027	7,398,200
Total	19,219,754

Unrecognized Tax Benefits

Uncertainties exist with respect to how the current income tax law in the PRC applies to the Group’s overall operations, and more specifically, with regard to tax residency status. The EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for Chinese Income tax purposes if the place of effective management or control is within the PRC. The implementation rules to the EIT Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting and properties, occurs within the PRC. Despite the present uncertainties resulting from the limited PRC tax guidance on the issue, the Group does not believe that the legal entities organized outside of the PRC within the Group should be treated as residents for EIT law purposes. If the PRC tax authorities subsequently determine that the Company and its subsidiaries registered outside the PRC should be deemed resident enterprises, the Company and its subsidiaries registered outside the PRC will be subject to the PRC income taxes, at a statutory income tax rate of 25%.

As of June 30, 2021 and 2022, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended June 30, 2021 and 2022, the Company did not incur any interest and penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2019 to 2022 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions.

F-26

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

9.	Leases

The Group has operating leases mainly for office spaces.

Supplemental balance sheet information related to operating lease was as follows:

	As of June 30,
	2021	2022
	RMB	RMB
Right-of-use assets	950,165	406,048

Lease payment liabilities-current	568,177	284,689
Lease payment liabilities- non-current	284,689	-
Total	852,866	284,689

Weighted average remaining lease term	1.9 years	1.1 years
Weighted average discount rate	4.52%	4.51%

For the years ended June 30, 2021 and 2022, the lease expense was as follows:

	For the years ended June 30,
	2021	2022
	RMB	RMB
Operating leases expense excluding short-term lease expense	569,891	569,891
Short-term lease expense	70,779	131,196
Total	640,670	701,087

Because most of the leases do not provide an implicit rate of return, the Company used the incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

The following is a schedule of future minimum payments under the Company’s operating leases as of June 30, 2022:

For the years ended June 30,	RMB
2023	291,122
Total lease payments	291,122
Less: imputed interest	(6,433)
Total	284,689

F-27

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

10.	Ordinary Shares

Upon the establishment of Webus on February 10, 2022, the Company issued 50,000 ordinary shares, par value $1 per share to five BVI companies, which were wholly-owned by five individual shareholders, respectively, who were the proportionate former individual shareholders of Youba before the Reorganization. 925 ordinary shares owned by a shareholder were transferred to a new shareholder for the purpose of Reorganization.

On September 16, 2022, the Company effectuated the below recapitalization: (i) a 1 for 10,000 stock split on the Company's issued and outstanding ordinary shares, resulting in the 500,000,000 shares authorized and outstanding, and the par value was changed from $1 to $0.0001 after the stock split; (ii) the Company repurchased 495,000,000 shares from shareholders proportionate to original holding ratio, resulting in the 5,000,000 shares issued and outstanding after the recapitalization.

On March 10, 2023, the Company issued 30,000,000 additional Ordinary Shares to existing shareholders per the ratio of 1:7, which are identical to the previously issued 5,000,000 Ordinary Shares, with consideration receivable from the shareholders as a part of the recapitalization, resulting in the 35,000,000 Ordinary Shares issued and outstanding.

As a result of the recapitalization, all share and per share data in the consolidated financial statements have been retrospectively adjusted to all periods presented.

The share subscription receivable presents the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of equity and presented on a retroactive basis before the incorporation of the Company. Subscription receivable has no payment terms nor any interest receivable accrual.

11.	Restricted net assets

The Group’s operations are conducted through its PRC subsidiaries, and the Group’s ability to pay dividends is primarily dependent on receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by its subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. Paid-in capital and additional paid-in capital of its subsidiaries included in the Group’s consolidated net assets are also non-distributable for dividend purposes.

In accordance with the Company Law of the PRC and the PRC regulations on enterprises with foreign investment, whether a domestic enterprise or a wholly owned foreign enterprise (“WFOE”) established in the PRC are both required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. Both a domestic enterprise and a WFOE are required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Company’s PRC consolidated subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Group. As of June 30, 2021 and 2022, net assets restricted in the aggregate included in the Group’s consolidated net assets were nil and RMB37,235,861, respectively.

F-28

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

12.	Concentration of credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Group's total accounts receivable:

	As of June 30,
	2021		2022
	RMB		RMB
Percentage of the Group’s accounts receivable	Amount	%	Amount	%
Customer A	1,705,391	55	1,249,654	41
Customer B	476,384	15	632,795	21

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue.

	For the years ended June 30,
	2021		2022
	RMB		RMB
Percentage of the Group’s total revenue	Amount	%	Amount	%
Customer A	1,656,981	16	12,907,771	10
Customer B	1,518,503	14	*	*

*	Represented the percentage below 10%

The following table sets forth a summary of single suppliers who represent 10% or more of the Group's total purchases:

	For the years ended June 30,
	2021		2022
	RMB		RMB
Percentage of the Group’s total purchase	Amount	%	Amount	%
Supplier A	1,624,813	18	*	*
Supplier B	1,594,949	17	*	*

*Represented the percentage below 10%

13.	Subsequent events

The Group has evaluated subsequent events to the balance sheet date of June 30, 2022 through September 23, 2022, the date of issuance of the consolidated financial statements, other than as disclosed in Note 10 regarding the recapitalization, there were no other subsequent events occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

F-29

WEBUS INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

14.	Condensed financial information of the parent company

The Group performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Group to disclose the financial statements for the parent Company.

Condensed Balance Sheets

	As of June 30,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
ASSETS
Investment in subsidiaries	-	36,589,763	5,305,017
TOTAL ASSETS	-	36,589,763	5,305,017

LIABILITIES
Deficit of investment in subsidiaries	2,510,381	-	-
TOTAL LIABILITIES	2,510,381	-	-

SHAREHOLDERS’ (DEFICIT)/EQUITY
Ordinary Shares (US$0.0001 par value per share; 500,000,000 and 500,000,000 shares authorized as of June 30, 2021 and 2022; 35,000,000 and 35,000,000 shares issued and outstanding as of June 30, 2021 and 2022, respectively*)	22,260	22,260	3,227
Additional paid-in capital	6,500,000	52,182,341	7,565,728
Share subscription receivable	(22,260)	(22,260)	(3,227))
Accumulated deficit	(9,010,381)	(15,592,324)	(2,260,676))
Accumulated other comprehensive loss	-	(254)	(36))
Total shareholders' (deficit)/equity	(2,510,381)	36,589,763	5,305,016

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 10).

Condensed Statements of operations and comprehensive loss

	For the years ended June 30,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
Operating expenses:
Share of loss in subsidiaries	(7,823,669)	(6,581,943)	(954,292)
Loss before income tax expense	(7,823,669)	(6,581,943)	(954,292)
Income tax expense	-	-	-
Net loss	(7,823,669)	(6,581,943)	(954,292)

Condensed Statements of Cash Flows

Webus, the parent company, had no cash activities for the years ended June 30, 2021 and 2022, respectively.

F-30

WEBUS INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	As of June 30,	As of December 31,
	2022	2022	2022
	RMB	RMB	US$ Note 2 (e)
		(unaudited)	(unaudited)
ASSETS
Current assets:
Cash	2,877,541	9,399,009	1,362,728
Accounts receivable	3,065,295	1,443,047	209,222
Deferred offering costs	-	2,846,098	412,645
Prepaid expenses and other current assets	2,566,287	1,033,179	149,797
Total current assets	8,509,123	14,721,333	2,134,392

Non-current assets:
Property and equipment, net	34,954,819	34,224,553	4,962,094
Right-of-use assets	406,048	201,127	29,161
Total non-current assets	35,360,867	34,425,680	4,991,255
TOTAL ASSETS	43,869,990	49,147,013	7,125,647

LIABILITIES
Current liabilities:
Short-term borrowings	-	10,000,000	1,449,864
Accounts payable	4,007,722	2,289,586	331,959
Deferred revenue	2,144,519	1,042,833	151,197
Income tax payable	-	42,007	6,090
Lease liabilities-current	284,689	143,938	20,869
Accrued expenses and other current liabilities	843,297	787,915	114,237
Total current liabilities	7,280,227	14,306,279	2,074,216
TOTAL LIABILITIES	7,280,227	14,306,279	2,074,216

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Ordinary Shares (US$0.0001 par value per share; 500,000,000 and 500,000,000 shares authorized as of June 30, 2022 and December 31, 2022; 35,000,000 and 35,000,000 shares issued and outstanding as of June 30, 2022 and December 31, 2022, respectively*)	22,260	22,260	3,227
Additional paid-in capital	52,182,341	53,496,028	7,756,195
Share subscription receivable	(22,260)	(22,260)	(3,227)
Accumulated deficit	(15,592,324)	(18,653,952)	(2,704,569)
Accumulated other comprehensive loss	(254)	(1,342)	(195)
Total shareholders' equity	36,589,763	34,840,734	5,051,431
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	43,869,990	49,147,013	7,125,647

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 11).

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-31

WEBUS INTERNATIONAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the six months ended December 31,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
	(unaudited)	(unaudited)	(unaudited)
Revenues	46,862,135	93,721,085	13,588,280
Cost of revenues	(44,057,562)	(89,119,819)	(12,921,159)
Gross profit	2,804,573	4,601,266	667,121

Operating expenses:
Sales and marketing expenses	(1,563,911)	(3,128,560)	(453,599)
General and administrative expenses	(2,294,788)	(5,097,264)	(739,034)
Research and development expenses	(2,335,745)	(1,186,380)	(172,009)
Total operating expenses	(6,194,444)	(9,412,204)	(1,364,642)
Operating loss	(3,389,871)	(4,810,938)	(697,521)

Other income/(expenses)
Financial expenses, net	(11,642)	(455,342)	(66,018)
Other income, net	63,817	2,246,659	325,735
Total other income, net	52,175	1,791,317	259,717

Loss before income tax expense	(3,337,696)	(3,019,621)	(437,804)
Income tax expense	-	(42,007)	(6,090)
Net loss	(3,337,696)	(3,061,628)	(443,894)

Other comprehensive loss:
Foreign currency translation adjustments, net of nil tax	-	(1,088)	(158)
Total other comprehensive loss	-	(1,088)	(158)
Total comprehensive loss	(3,337,696)	(3,062,716)	(444,052)
Loss per ordinary share
Basic and diluted*	(0.10)	(0.09)	(0.01)
Weighted average number of ordinary shares outstanding
Basic and diluted*	35,000,000	35,000,000	35,000,000

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 11).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

WEBUS INTERNATIONAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY/(DEFICIT)

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	Ordinary Shares		Additional paid-in capital	Share subscription receivable	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity/(deficit)
	Share*	Amount
		RMB	RMB	RMB	RMB	RMB	RMB
Balance as of June 30, 2021	35,000,000	22,260	6,500,000	(22,260)	(9,010,381)	-	(2,510,381)
Contribution from shareholders	-	-	7,500,000	-	-	-	7,500,000
Net loss	-	-	-	-	(3,337,696)	-	(3,337,696)
Balance as of December 31, 2021 (unaudited)	35,000,000	22,260	14,000,000	(22,260)	(12,348,077)	-	1,651,923

Balance as of June 30, 2022	35,000,000	22,260	52,182,341	(22,260)	(15,592,324)	(254)	36,589,763
Share-based compensation	-	-	1,313,687	-	-	-	1,313,687
Net loss	-	-	-	-	(3,061,628)	-	(3,061,628)
Foreign currency translation	-	-	-	-	-	(1,088)	(1,088)
Balance as of December 31, 2022 (unaudited)	35,000,000	22,260	53,496,028	(22,260)	(18,653,952)	(1,342)	34,840,734
Balance as of December 31, 2022 (US$) (unaudited)	35,000,000	3,227	7,756,195	(3,227)	(2,704,569)	(195)	5,051,431

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s recapitalization. (Note 11).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

WEBUS INTERNATIONAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the six months ended December 31,
	2021	2022	2022
	RMB	RMB	US$ Note 2 (e)
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net cash used in operating activities	(5,004,098)	(470,052)	(68,152)

Cash flows from investing activities:
Purchase of property and equipment	(62,869)	(161,294)	(23,385)
Net cash used in investing activities	(62,869)	(161,294)	(23,385)

Cash flows from financing activities:
Proceeds from short-term borrowings with banks	-	10,000,000	1,449,864
Proceeds from short-term borrowings from related parties	3,350,000	10,000	1,450
Repayment of short-term borrowings to related parties	(3,129,000)	(10,000)	(1,450)
Deferred offering costs	-	(2,846,098)	(412,645)
Capital injection from shareholders	7,500,000	-	-
Net cash provided by financing activities	7,721,000	7,153,902	1,037,219

Effect of exchange rate changes on cash	-	(1,088)	(158)
Net change in cash	2,654,033	6,521,468	945,524

Cash at beginning of the period	748,257	2,877,541	417,204
Cash at end of the period	3,402,290	9,399,009	1,362,728

Supplemental disclosures of cash flow information
Cash paid for interest expenses	-	160,467	23,265

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

1.	Organization and principal activities

Webus International Limited (the “Company” or “Webus”) was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 10, 2022. The Company, through its wholly-owned subsidiaries, variable interest entity (“VIE”) and VIE’s subsidiary (collectively, the “Group”), is principally engaged in the operation of commute shuttle service, customized chartered bus service and packaged tour service in the People’s Republic of China (the “PRC” or “China”) and the United States.

The Group operates on a business model of “Mobility-as-a-Service” to identify and solve inefficiencies associated with inflexible or low-quality public transportation and provide cost-efficient and customized mass transportation services under different scenarios with our comprehensive digital platforms. The Group started its business in 2019 and is in the process of expanding the services provided. The services provided by the Group mainly include: (i) commute shuttle service, (ii) customized chartered bus service, (iii) packaged tour service and (iv) other service.

F-35

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

The carrying amounts of the assets, liabilities and the results of operations of the VIE and VIE’s subsidiary included in the Company’s consolidated balance sheets and statements of loss and comprehensive loss, which are prepared before eliminating the inter-company balances and transactions between the VIE and VIE’s subsidiary, the Company and its subsidiaries, are as follows:

	As of June 30,	As of December 31,
	2022	2022
	RMB	RMB
		(unaudited)
ASSETS
Current assets:
Cash	2,847,398	8,163,098
Accounts receivable	3,065,295	1,443,047
Deferred offering costs	-	2,846,098
Prepaid expenses and other current assets	2,603,143	1,481,987
Total current assets	8,515,836	13,934,230

Non-current assets:
Property and equipment, net	34,954,819	34,224,553
Right-of-use assets	406,048	201,127
Total non-current assets	35,360,867	34,425,680
TOTAL ASSETS	43,876,703	48,359,910

LIABILITIES
Current liabilities:
Short-term borrowings	-	10,000,000
Accounts payable	4,007,722	2,127,154
Deferred revenue	2,144,519	481,123
Income tax payable	-	42,007
Lease liabilities-current	284,689	143,938
Accrued expenses and other current liabilities	843,297	787,915
Total current liabilities	7,280,227	13,582,137
TOTAL LIABILITIES	7,280,227	13,582,137

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Ordinary Shares	-	-
Additional paid-in capital	52,182,341	53,496,028
Accumulated deficit	(15,585,865)	(18,718,255)
Total shareholders' equity	36,596,476	34,777,773
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	43,876,703	48,359,910

F-36

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Revenues	46,862,135	93,100,228
Cost of revenues	(44,057,562)	(88,644,939)
Gross profit	2,804,573	4,455,289
Operating expenses	(6,194,444)	(9,401,736)
Loss from operations	(3,389,871)	(4,946,447)
Other income, net	52,175	1,856,064
Income tax expense	-	(42,007)
Net loss	(3,337,696)	(3,132,390)

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Net cash used in operating activities	(5,004,098)	(1,676,908)
Net cash used in investing activities	(62,869)	(161,294)
Net cash provided by financing activities	7,721,000	7,153,902
Effect of exchange rate changes on cash	-	-
Net change in cash	2,654,033	5,315,700
Cash at beginning of the period	748,257	2,847,398
Cash at end of the period	3,402,290	8,163,098

F-37

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies

(a)	Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”) and have been consistently applied. The unaudited condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE and the VIE’s subsidiary. All inter-company balances and transactions have been eliminated upon consolidation. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. Operating results for the interim period ended December 31, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2023. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the years ended June 30, 2021 and 2022.

(b)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE and the VIE’s subsidiary. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

(c)	Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to allowance for doubtful accounts, useful lives and impairment of long-lived assets, fair value of share-based payments, accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)	Foreign currency translation

The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and the Company’s subsidiaries incorporated in the British Virgin Islands, the United States and Hong Kong is United States dollars (“US$”), while the functional currency of the Company’s PRC subsidiaries is RMB. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.

Transactions denominated in foreign currencies other than functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies other than functional currency are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are remeasured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are recorded in the consolidated statements of operations and comprehensive loss.

The financial statements of the Group’s non-PRC entities are translated from their respective functional currency into RMB. Assets and liabilities are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the average exchange rates for the relevant period. The resulting foreign currency translation adjustments are recorded as a component of accumulated other comprehensive loss in the consolidated statements of changes in (deficit)/equity and a component of other comprehensive loss in the consolidated statement of operations and comprehensive loss.

F-38

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(e)	Convenience translation

Amounts in US$ are presented for the convenience of the reader and are translated at the rate of US$1.00 = RMB6.8972, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on December 30, 2022. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

(f)	Deferred offering costs

Deferred offering costs consist of legal, consulting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital, net against the gross proceeds, upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2022, the Company has recognized RMB2,846,098 deferred offering costs.

(g)	Revenue recognition

The Group’s revenues are mainly generated from customized shuttle services, customized chartered bus service and packaged tour service. The Group recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services, reduced by value added tax. A description of the principal revenue generating activities of Group is as follows:

Commute shuttle service

The Group contracts with customers to provide customized commute shuttle service, delivering daily transportation service from predetermined departure to destination during the contract period. The Group identifies only one performance obligation in commute shuttle service which is to transport the passengers from departure to destination. The contract consideration is determined at a fixed total price or calculated by fixed unit price per route times of transportation. Revenue from service fees paid by corporate customers in commute shuttle services is recognized evenly or based on the actual bus rides reconciled with the customers regularly over the contract term, and revenue from ticket fees paid by individual passengers in commute shuttle services is recognized at a point in time when each ride is completed.

Customized chartered bus service

The Group contracts with customers to provide customized chartered bus service to support a more flexible and less pre-planned group travel demand which ranges from one day to several months. The Group establishes enforceable right and obligations upon the receipt of each ride order placed by the customers. Each order is regarded as a contract with explicit route and fixed consideration. The Group identifies only one performance obligation to provide service and recognizes revenue from chartered bus service over the service period of the order.

Packaged tour service

The Group offers packaged tour service to customers inclusive of services like chartered bus service, itinerary route schedule, sightseeing tour guidance, accommodation arrangement, etc., which can cater to different budgets and preferences. The whole packaged tour service is determined as a single performance obligation with a fixed total consideration as the customers benefit from such a series of integrated travel resources, which are also not separately identifiable within the context of contracts. The Group recognizes revenue over the period of the tours because the customers simultaneously receive and consume the benefits provided by the Company as they complete the performance obligation.

F-39

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

2.	Summary of significant accounting policies (continued)

(g)	Revenue recognition (continued)

Others

The Group also provides platform (“Webus Travel mini program”) users with cross-city ride-hailing service under relevant regulations in the PRC. The Group determines it only has one performance obligation to provide the ride-hailing service and recognizes revenue at a point in time upon completion of the ride-hailing service.

Principal versus agent considerations

The Group sign contracts with independent fleet operators and tour operators to provide commute shuttle service, customized charted bus service and packaged tour services. The Group evaluates the presentation of revenue on a gross versus net basis based on whether it controls the service provided to the customers and is the principal in the transaction.

The Group considers itself a principal and recognizes revenue on a gross basis as it controls the services through the following key considerations:

•	The Group reserves the right to assign the routes to the fleet operators for transportation services and directs the selected vendors to provide tour services on the Group’s behalf, and is responsible for accepting or rejecting the contracts or orders without involvement of fleet and tour operators in this process. The Group assumes responsibility for receiving and resolving the complaints over the quality of the service.

•	The Group has discretion in setting up the price. The fleet and tour operators are entitled to a fixed fee irrespective of the consideration the Group collects from the customers.

•	The Group bears the entire credit risk as the Group pays the consideration due to the operators irrespective of whether the customers have paid the service consideration to the Group.

The following table disaggregates the Group’s revenue for the six months ended December 31, 2021 and 2022:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
By revenue type
Commute shuttle service	9,655,309	7,650,720
Customized chartered bus service	11,017,467	45,976,621
Packaged tour service	26,187,549	40,067,745
Others	1,810	25,999
Total	46,862,135	93,721,085

Contract balances

When the obligation in service contract has been performed, the Group presents the contract in the consolidated balance sheet as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. The Group did not have any contract assets as of June 30, 2022 and December 31, 2022.

The contract liability represents the billings or cash received for services in advance of revenue recognition which is presented as deferred revenue and is recognized as revenue when all of the Group’s revenue recognition criteria are met. The Group’s deferred revenue amounted to RMB2,144,519 and RMB1,060,823 as of June 30, 2022 and December 31, 2022, respectively. The Group expects to recognize this balance as revenue over the next 12 months. Revenue of RMB42,477 and RMB1,959,271 was recognized from the deferred revenue balance at the beginning of the period for the six months ended December 31, 2021 and 2022, respectively.

F-40

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

3.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of June 30,	As of December 31,
	2022	2022
	RMB	RMB
		(unaudited)
Advance to suppliers	2,091,415	681,963
Prepaid service fees	346,096	179,391
Security deposits	76,291	85,000
Staff allowance	20,000	38,294
Others	32,485	48,531
Total	2,566,287	1,033,179

4.	Property and equipment, net

Property and equipment consisted of the following:

	As of June 30,	As of December 31,
	2022	2022
	RMB	RMB
		(unaudited)
Building (1)	34,791,400	34,791,400
Electronic equipment	288,544	288,544
Office equipment	109,574	270,869
Leasehold improvement	185,498	185,498
Total	35,375,016	35,536,311

Less: accumulated depreciation	(420,197)	(1,311,758)
Property and equipment, net	34,954,819	34,224,553

Depreciation expenses for the six months ended December 31, 2021 and 2022 were RMB78,682 and RMB891,560, respectively.

(1)	In June 2022, the building was transferred from Zheng Nan, a major shareholder of the Company as capital contribution to Youba Tech and the capital contribution was recognized as an increase to additional paid-in-capital. In the same month, the Company mortgaged this building in Hangzhou, China to obtain a line of credit in RMB7,000,000 from Rural Commercial Bank, with a three-year term from June 24, 2022 to June 23, 2025. On September 8, 2022, Youba Tech obtained line of credit of RMB5,200,000 from Rural Commercial Bank, with a five-year term from September 8, 2022 to September 7, 2027. The building is also pledged to secure for this line of credit.

F-41

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

5.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of June 30,	As of December 31,
	2022	2022
	RMB	RMB
		(unaudited)
Payroll payable	557,509	567,277
Other tax payable	64,257	148,140
Accrued security deposits	180,500	36,980
Others	41,031	35,518
Total	843,297	787,915

6.	Short-term borrowings

Summary of the short-term borrowings is as following:

Creditors	Annual Interest Rate	Maturity date	As of June 30, 2022	As of December 31, 2022
			RMB	RMB
				(unaudited)
Zhejiang Hangzhou Rural Commercial Bank	4.35%	July 3, 2023	-	3,000,000
Zhejiang Hangzhou Rural Commercial Bank	4.35%	August 2, 2023	-	4,000,000
Zhejiang Hangzhou Rural Commercial Bank	4.35%	September 8, 2023	-	3,000,000
		Total	-	10,000,000

On June 24, 2022, Youba Tech mortgaged a building of RMB34,791,400 to obtain a line of credit from Zhejiang Hangzhou Rural Commercial Bank in the amount of RMB7,000,000, with a three-year term from June 24, 2022 to June 23, 2025. On September 8, 2022, with the same building for security pledge, Youba Tech obtained another line of credit from Zhejiang Zhangzhou Rural Commercial Bank in the amount of RMB5,200,000, with a five-year term from September 8, 2022 to September 7, 2027.

Youba Tech withdrew RMB7,000,000 from the line of credit of three-year term and RMB3,000,000 from the line of credit of five-year term.

7.	Related party transactions

The table below sets forth the major related parties and their relationships with the Group as of June 30, 2022 and December 31, 2022:

No.	Name of Related Parties	Relationship
1	Hangzhou Yinuo Technology Co., Ltd.	Entity controlled by shareholders
2	Zheng Jiahua	Chairman of the Board of Directors
3	Zheng Nan	Member of the Board of Directors, Chief executive officer

(a)	The Group entered into the following transactions with related parties:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Nature
Loans from related parties
Zheng Jiahua	3,000,000	-
Hangzhou Yinuo Technology Co., Ltd.	350,000	10,000

Loans repayment to related parties
Zheng Jiahua	1,000,000	-
Hangzhou Yinuo Technology Co., Ltd.	2,129,000	10,000

(b)	The Group had no balances with related parties as of June 30, 2022 and December 31, 2022.

F-42

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

8.	Share-based compensation

2022 equity incentive plan

On January 20, 2022, the shareholders of Youba Tech, who are also the shareholders of the Company after its establishment, approved the 2022 share incentive plan (the “2022 Plan”) to grant an aggregate of 470,000 restricted stock units (“RSUs”) at a unit purchase price of RMB1.00 to qualified management and employees in order to retain and motivate the management team and core employees to improve the Group's ability to create value and long-term competitiveness.

The RSUs are subject to a four-year or five-year annual vesting schedule and shall vest evenly by month between the anniversary date of January 31, 2023 (“Designated Date”), as follow:

Vesting Schedule	Four-year Schedule	Five-year Schedule
Between 1st anniversary date and 2nd anniversary date of Designated Date	20%	10%
Between 2st anniversary date and 3rd anniversary date of Designated Date	20%	10%
Between 3rd anniversary date and 4th anniversary date of Designated Date	30%	20%
Between 4th anniversary date and 5th anniversary date of Designated Date	30%	30%
Between 5th anniversary date and 6th anniversary date of Designated Date	-	30%

These RSUs were considered as nonvested shares under the definition of ASC 718-10-20 and subject to service condition, that is the grantees are required to provide services during the vesting period. Upon termination of employment in the form of resignment or dismissal due to incompetence or violation of company rules and regulations, the unvested restricted shares are forfeited. The Group accounts for forfeitures as a reduction of stock-based compensation expense when the forfeiture occurs.

Activities of the Group’s restricted shares during the six months ended December 31, 2022 were as follows:

	Number of restricted shares	Weighted Average grant-date fair value
Outstanding as of June 30, 2022	470,000	60.27
Granted	-	-
Vested	-	-
Forfeited	(170,000)	60.27
Outstanding as of December 31, 2022	300,000	60.27
Expected to vest as of December 31, 2022	300,000

Share-based compensation expenses of RMB1,313,687 were recognized for the RSUs for the six months ended December 31, 2022. As of December 31, 2022, there was unrecognized share-based compensation expenses of RMB12,179,843 in relation to the RSUs which is expected to be recognized over a weighted average period of 3.15 years.

The allocation of total share-based compensation expenses is set forth as follows:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Selling expense	-	1,564,787
General and administrative	-	(74,397)
Research and development	-	(176,703)
Total	-	1,313,687

F-43

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

9.	Taxation

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands (“BVI”)

Youbus International Limited is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Youbus International Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

Webus Hongkong Limited is incorporated in Hong Kong and are subject to Hong Kong profits tax rate. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%. Additionally, upon payments of dividends by the Company to its shareholders, no HK withholding tax will be imposed. No provision for Hong Kong profits tax has been made in the combined and consolidated financial statements as it has no assessable profit for the six months ended December 31, 2021 and 2022.

PRC

Under the PRC Enterprise Income Tax Law (the “EIT Law”), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body “as” the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its operations outside of the PRC should be considered as a resident enterprise for the PRC tax purposes for the six months ended December 31, 2021 and 2022.

In January 2019, the State Administration of Taxation provides a preferential corporate income tax rate of 20% and an exemption ranged from 50% to 75% in the assessable taxable profits for entities qualified as small-size enterprises (the exemption range has been changed to from 50% to 87.5% for the period from January 1, 2021 to December 31, 2022, then the exemption range has been changed to from 87.5% to 75% for the period from January 1, 2023 to December 31, 2024). The policy is effective for the period from January 1, 2019 to December 31, 2024.

In accordance with the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. Youba obtained its HNTE status in 2021 and will enjoy the preferential tax rate for the period of 3 years.

United States

The Company’s subsidiary incorporated in the US is subject to state income tax and federal income tax depending upon taxable income levels. It did not have taxable income and no income tax expense was provided for the six months ended December 31, 2021 and 2022.

F-44

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

9.	Taxation (continued)

The following table sets forth current and deferred portion of income tax expense of the Company’s subsidiaries:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Current income tax expense	-	42,007
Deferred income tax expense	-	-
Total income tax expense	-	42,007

The Group does not file combined or consolidated tax returns, therefore, losses from individual subsidiaries of the Group may not be used to offset other subsidiaries’ earnings within the Group. Valuation allowance is considered on each individual subsidiary basis. Full valuation allowance had been provided as of June 30, 2022 and December 31, 2022 respectively in respect of all deferred tax assets as it is considered more likely than not that the relevant deferred tax assets will not be realized in the foreseeable future.

Unrecognized Tax Benefits

Uncertainties exist with respect to how the current income tax law in the PRC applies to the Group’s overall operations, and more specifically, with regard to tax residency status. The EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for Chinese Income tax purposes if the place of effective management or control is within the PRC. The implementation rules to the EIT Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting and properties, occurs within the PRC. Despite the present uncertainties resulting from the limited PRC tax guidance on the issue, the Group does not believe that the legal entities organized outside of the PRC within the Group should be treated as residents for EIT law purposes. If the PRC tax authorities subsequently determine that the Company and its subsidiaries registered outside the PRC should be deemed resident enterprises, the Company and its subsidiaries registered outside the PRC will be subject to the PRC income taxes, at a statutory income tax rate of 25%.

As of June 30, 2022 and December 31, 2022, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the six months ended December 31, 2021 and 2022, the Company did not incur any interest and penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2019 to 2022 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions.

F-45

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

10.	Leases

The Group has operating leases mainly for office spaces.

Supplemental balance sheet information related to operating lease was as follows:

	As of June 30,	As of December 31,
	2022	2022
	RMB	RMB
		(unaudited)
Right-of-use assets	406,048	201,127

Lease payment liabilities - current	284,689	143,938
Lease payment liabilities - non-current	-	-
Total	284,689	143,938

Weighted average remaining lease term	1.1 years	0.75 year
Weighted average discount rate	4.51%	4.49%

For the six months ended December 31, 2021 and 2022, the lease expense was as follows:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Operating leases expense excluding short-term lease expense	284,945	210,055
Short-term lease expense	72,559	112,769
Total	357,504	322,824

Because most of the leases do not provide an implicit rate of return, the Company used the incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

The following is a schedule of future minimum payments under the Company’s operating leases as of December 31, 2022:

For the years ending December 31,	RMB
2023	202,746
Total lease payments	202,746
Less: imputed interest	(58,808)
Total	143,938

F-46

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

11.	Ordinary shares

Upon the establishment of Webus on February 10, 2022, the Company issued 50,000 ordinary shares, par value $1 per share to five BVI companies, which were wholly-owned by five individual shareholders, respectively, who were the proportionate former individual shareholders of Youba before the Reorganization. 925 ordinary shares owned by a shareholder were transferred to a new shareholder for the purpose of Reorganization.

On September 16, 2022, the Company effectuated the below recapitalization: (i) a 1 for 10,000 stock split on the Company's issued and outstanding ordinary shares, resulting in the 500,000,000 shares authorized and outstanding, and the par value was changed from $1 to $0.0001 after the stock split; (ii) the Company repurchased 495,000,000 shares from shareholders proportionate to original holding ratio, resulting in the 5,000,000 shares issued and outstanding after the recapitalization.

On March 10, 2023, the Company issued 30,000,000 additional ordinary shares to existing shareholders per the ratio of 1:7, which are identical to the previously issued 5,000,000 ordinary shares, with consideration receivable from the shareholders as a part of the recapitalization, resulting in the 35,000,000 ordinary shares issued and outstanding.

As a result of the recapitalization, all share and per share data in the consolidated financial statements have been retrospectively adjusted to all periods presented.

The share subscription receivable presents the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of equity and presented on a retroactive basis before the incorporation of the Company. Subscription receivable has no payment terms nor any interest receivable accrual.

F-47

WEBUS INTERNATIONAL LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in Renminbi (“RMB”) and U.S. dollars (“US$”), except for share and per share data)

12.	Concentration of credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Group's total accounts receivable:

	As of June 30, 2022		As of December 31, 2022
	RMB		RMB
			(unaudited)
Percentage of the Group’s accounts receivable	Amount	%	Amount	%
Customer A	*	*	662,430	46
Customer B	*	*	504,000	35
Customer C	1,249,654	41	*	*
Customer D	632,795	21	*	*

*Represented the percentage below 10%

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue.

	For the six months ended December 31,
	2021		2022
	RMB		RMB
	(unaudited)		(unaudited)
Percentage of the Group’s total revenue	Amount	%	Amount %
Customer A	5,847,669	12	* *

*Represented the percentage below 10%

The following table sets forth a summary of single suppliers who represent 10% or more of the Group's total purchases:

	For the six months ended December 31,
	2021	2022
	RMB	RMB
	(unaudited)	(unaudited)
Percentage of the Group’s total purchase	Amount %	Amount	%
Supplier A	* *	8,870,009	10

*Represented the percentage below 10%

13.	Subsequent event

As of December 31, 2022, there was 300,000 unvested RSUs among 470,000 RSUs in aggregate granted under 2022 equity incentive plan with unrecognized share-based compensation expenses of RMB12,179,843. Subsequently on June 12, 2023, it is resolved, as an ordinary resolution, that the cancellation of 2022 Share Incentive Plan is approved by the Board of Directors of the Company. For the unvested RSUs, the requisite service is expected to be rendered. The Company considered it as a repurchase for no consideration and all remaining unrecognized compensation cost should be recognized on the cancellation date.

The Company has evaluated subsequent events to the balance sheet date of December 31, 2022 through June 29, 2023, other than as disclosed in Note 11 regarding the additional issuance of ordinary shares to existing shareholders as a part of recapitalization, and the cancelation of the 2022 equity incentive plan mentioned above, the Company did not identify any subsequent events occurred that would require recognition or disclosure in the Group’s unaudited condensed consolidated financial statements.

F-48

Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WEBUS INTERNATIONAL LIMITED

4,000,000 Ordinary Shares

Prospectus dated [●], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. A&R memorandum and articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director (including alternate director) or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s, director's (including alternate director's) or officer’s duties, powers, authorities or discretions; and
b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary, director (including alternate director) or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, director (including alternate director) however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary, director (including alternate director) or any of our officers in respect of any matter identified in above on condition that the secretary, director (including alternate director) or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary, director (including alternate director) or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On February 10, 2022, the Company issued an aggregate of 50,000 ordinary shares with par value of $1.00 per share to Zheng Jiahua, Micava Co., Ltd, and Realwood Co., Ltd.

On March 26, 2022 Zheng Jiahua transferred 2,273 ordinary shares with par value of $1.00 per share to Anyu Tech Co., Ltd, 2,273 ordinary shares with par value of $1.00 per share to Rocaso Co., Ltd and 13,636 ordinary shares with par value of $1.00 per share to Annan Tech Co., Ltd.

Micava Co., Ltd transferred 5,387 ordinary shares with par value of $1.00 per share to Annan Tech Co., Ltd on June 15, 2022 and 925 ordinary shares with par value of $1.00 per share to Zhang Yiqun on August 25, 2022. On June 15, 2022, Realwood Co., Ltd transferred 505 ordinary shares with par value of $1.00 per share to Annan Tech Co., Ltd, Anyu Tech Co., Ltd transferred 421 ordinary shares with par value of $1.00 per share to Annan Tech Co., Ltd and Rocaso Co., Ltd transferred 421 ordinary shares with par value of $1.00 per share to Annan Tech Co., Ltd.

On September 2, 2022 Micava Co., Ltd transferred 2,400 ordinary shares with par value of $1.00 per share to LC Multi Strategy SF6.

On September 16, 2022, the shareholders of the Company passed resolutions approving the subdivision of the authorized share capital of the Company and the repurchase of certain issued and outstanding ordinary shares of the Company. The effect of the repurchase of the shares is that an aggregate of 5,000,000 ordinary shares with par value of $0.0001 per share are held by Micava Co., Ltd., Annan Tech Co., Ltd. LC Multi Strategy SF6, Realwood Co., Ltd., Anyu Tech Co., Ltd., Rocaso Co., Ltd., Zhang Yiqun.

On March 10, 2023, we issued an aggregate of 30,000,000 Ordinary Shares to each of the existing shareholders on a pro-rata basis. The additional issuance increased the number of outstanding shares from 5,000,000 Ordinary Shares to 35,000,000 Ordinary Shares. After giving effect of the forward split, Mr. Zheng Jiahua owns 14,265,300 Ordinary Shares, and Mr. Zheng Nan owns 14,259,000 Ordinary Shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

II-1

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-2

i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Articles of Association
3.2**	Amended and Restated Memorandum of Association
3.3*	Form of Amended and Restated Memorandum and Articles of Association, as effective immediately prior to completion of this offering
4.1**	Specimen Certificate for Ordinary Shares
4.2**	Form of Representative’s Warrant
5.1**	Form of Opinion of Ogier regarding the validity of the Ordinary Shares being registered.
8.1**	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of AllBright regarding certain PRC tax matters
10.1**	Form of Employment Agreement between Registrant and each of its executive officers
10.2**	Exclusive Business Cooperation Agreement between Xinjieni Tech and Youba Tech
10.3**	Exclusive Call Option Agreement among Xinjieni Tech, Youba Tech and the Individual Registered Shareholders
10.4**	Exclusive Assets Option Agreement among Xinjieni Tech, Youba Tech and the Individual Registered Shareholders
10.5**	Power of Attorney from each of the Individual Registered Shareholders
10.6**	Share Pledge Agreement among Xinjieni Tech, Youba Tech and the Individual Registered Shareholders
10.7**	Spousal Consent, from the spouse of each Individual Registered Shareholders
10.8**	English translation of the lease agreement between Youba Tech and Zhejiang Lingke Business Management Co., Ltd. on July 15, 2022
10.9**	2022 Share Incentive Plan
10.10**	English Summary of Form of Server Rental Agreement with Alicloud
10.11**	Loan Agreement between Youba Tech and Zhejiang Hangzhou Yuhang Rural Commercial Bank Co., Ltd.
10.12**	Mortgage Agreement between Youba Tech and Zhejiang Hangzhou Yuhang Rural Commercial Bank Co., Ltd.
21.1**	List of Subsidiaries
23.1	Consent of Marcum Asia CPAs LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of AllBright (included in Exhibit 8.2)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Opinion of AllBright, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements (included in Exhibit 8.2)
99.3**	Consent of Frost & Sullivan
99.4**	Consent of He Leqiang
99.5**	Consent of Wu Xin
99.6**	Consent of Yu Zhen
107**	Filing Fee Table

*	To be filed by amendment
**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, People’s Republic of China, June 29, 2023.

WEBUS INTERNATIONAL LIMITED

By:	/s/ Zheng Nan
Zheng Nan
Chief Executive Officer
(Principal Executive Officer)

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and as an attorney-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent will do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zheng Jiahua	Chairman of the Board of Directors	June 29, 2023
Name: Zheng Jiahua

/s/ Zheng Nan	Chief Executive Officer	June 29, 2023
Name: Zheng Nan	(principal executive officer)

/s/ Wang Shijie	Chief Financial Officer (principal financial	June 29, 2023
Name: Wang Shijie	and accounting officer)

/s/ Chen Yizhou	Co-Chief Operating Officer and Director	June 29, 2023
Name: Chen Yizhou

/s/ He Wenxin	Co-Chief Operating Officer and Director	June 29, 2023
Name: He Wenxin

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York on June 29, 2023.

COGENCY GLOBAL INC.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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